   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998

                                                      REGISTRATION NO. 333-62021
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                          HOME INTERIORS & GIFTS, INC.
                 AND THE GUARANTORS NAMED IN FOOTNOTE (1) BELOW
         (Exact name of Co-Registrants as specified in their charters)

                   TEXAS                                         5023
      (State or Other Jurisdiction of                (Primary Standard Industrial
       Incorporation or Organization)                Classification Code Number)

                   TEXAS                                       75-0981828
      (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                     Identification No.)

                             DONALD J. CARTER, JR.
                            CHIEF EXECUTIVE OFFICER
                            4550 SPRING VALLEY ROAD
                            DALLAS, TEXAS 75244-3705
                                 (972) 386-1000
      (Name, Address, Including Zip Code, and Telephone Number, Including
        Area Code, of Principal Executive Offices and Agent for Service)

                                   Copies to:
                                 GLENN D. WEST
                           WEIL, GOTSHAL & MANGES LLP
                         100 CRESCENT COURT, SUITE 1300
                              DALLAS, TEXAS 75201

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is a compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If this Form is a post-effective amendment filed pursuant to the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                                                    PROPOSED
                                                                                                     MAXIMUM
                                                                                PROPOSED            AGGREGATE
TITLE OF EACH CLASS OF                                    AMOUNT TO BE      MAXIMUM OFFERING        OFFERING
SECURITIES TO BE REGISTERED                                REGISTERED        PRICE PER UNIT         PRICE(2)
------------------------------------------------------------------------------------------------------------------
10 1/8% Senior Subordinated Notes due 2008............    $200,000,000            100%            $200,000,000
------------------------------------------------------------------------------------------------------------------
Senior Subordinated Guarantees(4).....................         --                  --                  --
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                             AMOUNT OF
TITLE OF EACH CLASS OF                                     REGISTRATION
SECURITIES TO BE REGISTERED                                   FEE(3)
------------------------------------------------------------------------------------------------------------------
10 1/8% Senior Subordinated Notes due 2008............        $59,000
------------------------------------------------------------------------------------------------------------------
Senior Subordinated Guarantees(4).....................          --
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Dallas Woodcraft, Inc., a Texas corporation (I.R.S. Employer Identification No. 75-1248263), GIA, Inc., a Nebraska corporation (I.R.S. Employer Identification No. 75-2819682), Homco, Inc., a Texas corporation (I.R.S. Employer Identification No. 75-1725861), Homco Puerto Rico, Inc., a Delaware corporation (I.R.S. Employer Identification No. 75-2695262), and Spring Valley Scents, Inc., a Texas corporation (I.R.S. Employer Identification No. 75-2729831).

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Previously paid in connection with the original filing.

(4) The 10 1/8% Senior Subordinated Notes due 2008 are guaranteed by the Co-Registrants on a senior subordinated basis. No separate consideration will be paid in respect of the guarantees.
                         ------------------------------

    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 24, 1998

PROSPECTUS
                       OFFER TO EXCHANGE ALL OUTSTANDING
                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2008
                                      FOR
                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2008
                                       OF

                          HOME INTERIORS & GIFTS, INC.

    Home Interiors & Gifts, Inc., a Texas corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the letter of transmittal accompanying this Prospectus (the "Letter of Transmittal," which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 10 1/8% Senior Subordinated Notes due 2008 (the "New Notes") issued by the Company for each $1,000 principal amount of
10 1/8% Senior Subordinated Notes due 2008 (the "Old Notes") issued by the Company (the "Original Offering"), of which an aggregate principal amount of $200.0 million is outstanding. The form and terms of the New Notes are identical to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear any legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes. The Exchange Offer is being made in order to satisfy certain contractual obligations of the Company. See "The Exchange Offer" and "Description of New Notes." The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes".
                         ------------------------------
      SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES.
                         ------------------------------
    The New Notes will bear interest at the rate of 10 1/8% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, and will mature on June 1, 2008. The New Notes will be fully and unconditionally guaranteed (the "Guarantees"), jointly and severally, on an unsecured senior subordinated basis, subject to the limitations of applicable federal and state fraudulent conveyance statutes, by all of the Company's present and future Restricted Subsidiaries (as defined), other than Restricted Subsidiaries organized under the laws of a jurisdiction other than the United States or any state thereof, provided that such subsidiary's assets and principal place of business are located outside of the United States. As of the date hereof, all of the Company's subsidiaries are Restricted Subsidiaries and each one, except for Homco de Mexico, S.A. de C.V., is a Guarantor (as defined). Except as set forth below, the New Notes will not be redeemable at the option of the Company prior to June 1, 2003. Thereafter, the New Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Additional Amounts (as defined), if any, thereon to the redemption date. In addition, at any time and from time to time on or prior to June 1, 2001, the Company may, subject to certain requirements, redeem up to an aggregate of 35% of the aggregate principal amount of New Notes at a redemption price equal to 110.125% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings (as defined) by the Company, provided that at least 65% of the originally-issued aggregate principal amount of New Notes remain outstanding immediately following each such redemption. The New Notes will not be subject to any sinking fund requirement. Upon a Change of Control (as defined), the Company will be required to make an offer to repurchase the New Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. However, there can be no assurance that in the event of a Change of Control the Company will be able to raise sufficient funds to meet its obligations or that, in any event, the Company would be permitted to do so under the Senior Credit Facility (as defined). See "Description of New Notes."

    The New Notes will be general obligations of the Company. The New Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company and Guarantor Senior Indebtedness (as defined) and will rank pari passu in right of payment with all Senior Subordinated Indebtedness (as defined) of the Company. The Indenture permits the Company to incur additional indebtedness, including indebtedness of subsidiaries, and Senior Indebtedness, subject to certain limitations. In connection with the Recapitalization (as defined), the Company obtained a senior credit facility in an aggregate amount of $340.0 million (the "Senior Credit Facility"), which includes a $40.0 million revolving credit facility (the "Revolving Loans"). The Senior Credit Facility is guaranteed on a senior basis by the Company's Restricted Subsidiaries and is secured by a lien on substantially all of the assets of the Company and its subsidiaries. As of September 30, 1998 the aggregate principal amount of the Company's outstanding Senior Indebtedness was $293.5 million, all of which ranked senior to the Notes, and the Company had no indebtedness ranking pari passu or junior to the Notes. As of September 30, 1998, the aggregate amount of the Guarantor Senior Indebtedness was $293.5 million (consisting solely of guarantees of outstanding borrowing under the Senior Credit Facility), all of which ranks senior in right of payment to the Guarantees, and none of the Guarantors had any indebtedness or guarantees ranking pari passu or junior in right of payment to the Guarantees. See "Risk Factors," "Description of Senior Credit Facility" and "Description of New Notes."
                         ------------------------------

    THE COMPANY AND THE GUARANTORS WILL ACCEPT FOR EXCHANGE ANY AND ALL OLD NOTES VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,
ON            , 1998, UNLESS EXTENDED (AS SO EXTENDED, SUCH TIME AND DATE BEING
THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER."

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement (as defined). Based on interpretations by the staff of the U.S. Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to certain third parties unrelated to the Company and the Guarantors, the Company and the Guarantors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 promulgated under the Securities Act or a broker-dealer who purchased Old Notes directly

                                                        (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1998.

(continued from previous page)

from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to engage in a distribution of New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such New Notes. Broker-dealers who acquired Old Notes directly from the Company and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the Exchange Offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the Old Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed, for a period of 90 days after the Registration Statement (as defined) has been declared effective, to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    No public market existed for the Old Notes before the Exchange Offer. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the New Notes is currently anticipated. The Company will pay all the expenses incident to the Exchange Offer.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

                             AVAILABLE INFORMATION

     The Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus does not contain all the information set forth in the Registration Statement filed with the Commission on Form S-4 with respect to the New Notes (the "Registration Statement") and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document set forth all material elements of such documents, but are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto are on file with the Commission and may be examined without charge at the public reference facilities of the Commission described above. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The reports, proxy statements and other information may also be obtained from the web site that the Commission maintains at http://www.sec.gov.

     The Company is required by the Indenture to furnish the holders of the Notes with copies of the annual reports and the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, as long as any Notes are outstanding.

         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "PROSPECTUS SUMMARY," "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL OF THESE FORWARD-LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES OR STATEMENTS WILL BE REALIZED AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) LOSS OF DISPLAYERS; (2) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (3) LOSS OF SUPPLIERS; (4) IMPOSITION OF STATE TAXES; (5) CHANGE IN STATUS OF INDEPENDENT CONTRACTORS; AND (6) INCREASED COMPETITION. MANY OF SUCH FACTORS WILL BE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS."

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with the more detailed information, financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references herein to the "Company" or "Home Interiors" include Home Interiors & Gifts, Inc. and its consolidated subsidiaries and all references to the "Recapitalization" include the Merger, the Recapitalization Financings (as defined) and the transactions related thereto. All capitalized terms used in this Prospectus without a definition are defined as set forth below under the caption "Description of New Notes -- Certain Definitions."

                                  THE COMPANY

     Founded in 1957, Home Interiors believes it is the largest direct seller of home decorative accessories in the United States, as measured by sales. The Company's products include framed artwork and mirrors, plaques, candles and candle holders, figurines, planters, artificial floral displays, wall shelves and sconces (the "Products"). The Company sells the Products to approximately 57,100 non-employee, independent contractor sales representatives ("Displayers") who resell the Products using the "party-plan" method to conduct in-home gatherings or shows ("Shows") for potential customers. The Company believes that by providing Displayers with the appropriate support and encouragement, Displayers can achieve personally satisfying and financially rewarding careers by enhancing the home environments of their customers. For the year ended December 31, 1997, the Company's net sales, operating income and net income were $468.8 million, $89.6 million and $62.2 million, respectively.

     The Company's product line consists of approximately 600 to 700 items. Most of the Products are designed for display and sale in coordinated decorative groupings, which encourages customers to purchase several accessories to achieve a "complete" look. Products are targeted to women who are interested in decorating their homes, but have a limited budget. The Company's Products are sold throughout the continental United States at suggested retail prices ranging from $2 to $93 per item, with approximately 80% of the Products ranging in price from $7 to $30.

     Because the Company believes that it is important to its success to develop and introduce new Products that anticipate and reflect changing consumer preferences, the Company's merchandise department regularly coordinates new Product introductions. Each year, members of the merchandise department circulate approximately 900 proposed or prototype items to selected Displayers for their review. Based on that review, the Company introduces approximately 150 to 225 new Products each year to replace less popular items. Approximately 28% of the dollar volume of Products purchased by the Company in 1996 and 1997 were purchased from and manufactured by the Company's subsidiaries. Products not manufactured by the Company are purchased from approximately 25 foreign and domestic suppliers. The Company is either the largest or the only customer of many of its suppliers and most of its Products are manufactured exclusively for Home Interiors.

     The Company's marketing and sales strategy is focused on motivating the Displayers to purchase the Products from the Company and resell them to their customers. Because the Company does not use mail-order catalogs, retail outlets or other sales methods, it is entirely dependent on the Displayers to purchase and sell the Products. Displayers can profit from the difference between the purchase price of the Products paid to the Company and the sales price charged to their customers, and can also earn money and prizes based on the dollar amount of Products purchased from the Company by them and Displayers they have recruited. In addition, Displayers can benefit from periodic discounts and incentives offered by the Company to stimulate sales. Recruiting new Displayers and retaining existing Displayers is critical to the Company's ability to maintain and increase its revenues. Home Interiors encourages Displayers to recruit new Displayers who will sell Products to customers rather than merely purchasing items for personal consumption. In contrast, the Company believes that many other direct selling companies encourage recruiting, irrespective of the future sales potential of the new recruits. The Company offers a variety of training materials to assist new and experienced Displayers and sponsors a variety of training and motivational meetings, mailings and rallies for all Displayers.

     Home Interiors believes that its success and its opportunities for continued growth and increased profitability primarily result from the following factors:

          Trained and Productive Sales Force. The Company believes that its sales force is one of the best trained in the direct sales industry. The Company believes that its high retention rates contribute to a well trained and productive sales force. In 1997, the average domestic Displayer of the Company sold Products with a suggested retail price of $15,800, while the average independent salesperson of other companies in the direct selling industry sold items worth $4,800 (at retail), according to the Direct Selling Association (the "DSA"), an industry trade association.

          Consumer Focused Product Line. Annually, the Company introduces approximately 150 to 225 new Products, which are tested and selected from approximately 900 proposed or prototype items, to replace other less popular items.

          Stable Margins. The Company has generated relatively stable gross profit and operating profit margins.

          Efficient Delivery System. The Company has established a delivery system to achieve quick and cost-effective delivery of Products to its Displayers through (i) volume discounts it receives from common carriers and (ii) its use of locally-based freight distributors ("Local Distributors"). Local Distributors enable the Company to avoid the premiums charged by common carriers for delivery to private residences, which is where most Displayers receive deliveries.

          Popularity of Direct Sales. The Company believes that the direct selling industry is an established, growing and well received sales method. In 1997, 9.3 million Americans sold approximately $22.2 billion of products on a direct sales basis, according to the DSA.

BUSINESS STRATEGY

     The Company's business strategy is to maintain its position as a leader in the direct selling industry and to maximize new growth opportunities. To achieve these goals, the Company intends to:

     - Improve Displayer productivity with training and incentive programs and the use of technology.

     - Expand and retain the Displayer base through incentives that encourage recruiting and retention.

     - Maximize Product attractiveness through the offering of coordinated Products at attractive values.

     - Maximize its production of high-quality, price competitive Products.

     - Expand on its growth opportunities in international markets.

                              THE RECAPITALIZATION

     On June 4, 1998, Home Interiors and Crowley Investments, Inc. ("CII"), a newly formed corporation organized by Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), concurrently with the closing of the Original Offering, merged, with the Company being the surviving corporation and the Company's pre-Recapitalization shareholders receiving approximately $827.6 million in cash (the "Consideration") for approximately 90% of their pre-Recapitalization shares. In connection with the Recapitalization, (i) HM/RB Partners, L.P., a Delaware limited partnership ("HM Partners"), and other affiliates of Hicks Muse (the "Hicks Muse Shareholders"), contributed approximately $182.6 million in cash to the equity of the Company and, as of the date of this Prospectus, held approximately 66% of the outstanding shares of the Company's common stock, $0.10 par value per share ("Company Common Stock") and (ii) the Company's pre-Recapitalization shareholders retained 10% of their pre-Recapitalization shares, which, as of the date of this Prospectus, constituted approximately 34% of the outstanding Company Common Stock.

     The funding required to pay the cash Consideration paid to pre-Recapitalization shareholders in the Recapitalization and the fees and expenses incurred in connection with the Recapitalization was approximately $851.9 million. These cash requirements were funded by (i) $169.3 million of cash and cash equivalents held by the Company, (ii) an aggregate of $300.0 million in borrowings under a $340.0 million syndicated, senior secured credit facility entered into by the Company as part of the Recapitalization (the "Senior Credit Facility"), (iii) the issuance by the Company of $200.0 million aggregate principal amount of the Notes in the Original Offering and (iv) approximately $182.6 million in cash provided to the equity of the Company in connection with the Recapitalization by the Hicks Muse Shareholders (collectively, the "Recapitalization Financings"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recapitalization" and "-- Liquidity and Capital Resources."

     The following table sets forth the sources and uses of funds for the Recapitalization (dollars in millions):

SOURCES:

Existing cash......................  $  169.3
Senior Credit Facility(1)..........     300.0
Notes(2)...........................     200.0
Hicks Muse Shareholders
  contributions....................     182.6
                                     --------
     Total Sources.................  $  851.9
                                     ========
USES:

Consideration......................  $  827.6
Transaction fees and expenses(3)...      24.3
                                     --------
     Total Uses....................  $  851.9
                                     ========

---------------
(1) Consists of $200.0 million aggregate principal amount of the Tranche A Loan (as defined) and $100.0 million aggregate principal amount of the Tranche B Loan (as defined). As of September 30, 1998, the interest rates payable on outstanding Tranche A Loan and Tranche B Loan were approximately 7 3/4% and 8 1/4%, respectively. In addition, as of September 30, 1998 the Company had $40.0 million of Revolving Loans which were available and undrawn. See "Description of Senior Credit Facility."

(2) Represents gross proceeds to the Company from the issuance of $200.0 million aggregate principal amount of the Notes.

(3) Includes discount to the initial purchasers of the Notes, expenses in connection with the Original Offering, fees and expenses in connection with the Senior Credit Facility and other legal and accounting fees and expenses incurred in connection with the Recapitalization. The $24.3 million of transaction fees and expenses consists of a financial advisory fee of approximately $11.2 million paid to Hicks Muse, debt issuance costs of approximately $11.6 million paid primarily to the bank syndicate group for the Senior Credit Facility and the initial purchasers of the Notes, and other transaction fees and expenses, consisting primarily of legal and accounting costs, of approximately $1.5 million. Approximately $21.1 million of the total transaction fees and expenses have been recorded as debt issuance costs and will be amortized over the term of the related indebtedness. The remaining transaction fees and expenses of $3.2 million have been charged to additional paid-in capital. In addition to the $24.3 million of transaction fees and expenses related to the Recapitalization, the Company paid additional financial advisory and legal fees of approximately $6.2 million in connection with the Recapitalization. These costs are reflected as Recapitalization expenses in the Company's consolidated statement of operations for the nine months ended September 30, 1998.

                            MANAGEMENT AND OWNERSHIP

     The Company's management team has been led by Donald J. Carter, the son of the Company's founder Mary C. Crowley, who has been Chairman of the Board of the Company since 1986 and with the Company since the early 1960's. Following the Recapitalization, Donald J. Carter remained with the Company on a part-time basis and his son, Donald J. Carter, Jr., became Chairman of the Board. In addition, Barbara J. Hammond remained with the Company as President and Christina L. Carter Urschel remained with the Company as Executive Vice President. See "Management." In connection with the Recapitalization, certain executive officers, directors and members of management (i) were entitled to retain all of their equity interest in the Company or a higher percentage of their equity interest in the Company than that available to other shareholders and (ii) were granted options to acquire additional shares of Company Common Stock. See "Management -- 1998 Stock Option Plan for Key Employees." Donald J. Carter, Jr., Christina L. Carter Urschel, Barbara J. Hammond and Ronald L. Carter (a former director of the Company) retained 597,900, 597,900, 258,570 and 357,440 shares of Company Common Stock, respectively, in the Recapitalization. In addition, Barbara J. Hammond and Ronald L. Carter received $15,155,497 and $4,341,387, respectively, in connection with the Recapitalization.

     In connection with the Recapitalization, Thomas O. Hicks, Jack D. Furst, Lawrence D. Stuart, Jr. and Daniel S. Dross, officers of Hicks Muse, became directors of the Company. Pursuant to the Shareholders Agreement (as defined), the Board will eventually be reconstituted to consist of six directors designated by Hicks Muse, three designated by the Committed Shareholders (as defined) and two independent directors to be mutually designated by the Committed Shareholders and Hicks Muse. On July 30, 1998, Hicks Muse designated Sheldon I. Stein as one of its two remaining directors pursuant to the Shareholders Agreement. See "Certain Transactions -- The Shareholders Agreement."

     Hicks Muse is a leading private investment firm with offices in Dallas, New York, St. Louis, London and Mexico City that specializes in leveraged acquisitions, recapitalizations and other principal investing activities. Hicks Muse and its predecessor firm have completed or have pending over 230 transactions having a combined transaction value of more than $30 billion.

     The Company's principal executive office is located at 4550 Spring Valley Road, Dallas, Texas 75244-3705, telephone (972) 386-1000.

                               THE EXCHANGE OFFER

SECURITIES TO BE
EXCHANGED..................  On June 4, 1998, the Company issued $200.0 million aggregate principal amount of Old Notes to certain initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The terms of the New Notes and the Old Notes are substantially identical in all material respects, except that the New Notes will be freely transferable by the holders thereof except as otherwise provided herein. See "Description of New Notes."

THE EXCHANGE OFFER.........  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, Old Notes representing $200.0 million aggregate principal amount are outstanding.

                             Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to the Company and the Guarantors, the Company and the Guarantors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to engage in a distribution of New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such New Notes. Broker-dealers who acquired Old Notes directly from the Company and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the Exchange Offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the Old Notes.

REGISTRATION RIGHTS
AGREEMENT..................  The Old Notes were issued by the Company on June 4,
                             1998, in a private placement in reliance on Section 4(2) of the Securities Act and immediately resold by the initial purchasers thereof in reliance on Rule 144A under the Securities Act. In connection with the sale, the Company and the Guarantors entered into a Registration Rights Agreement with the initial purchasers of the Old Notes (the "Registration Rights Agreement") requiring the Company and the Guarantors to make the Exchange Offer. The Registration Rights Agreement further provides that the Company and the Guarantors must use their reasonable best efforts to (i) cause the Registration Statement with respect to the

                             Exchange Offer to be declared effective on or before December 1, 1998 and (ii) consummate the Exchange Offer on or before the 45th business day following the date on which the Registration Statement is declared effective. See "The Exchange Offer -- Purpose and Effect."

EXPIRATION DATE............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time,             , 1998 or such later
                             date and time to which it is extended by the Company and the Guarantors.

WITHDRAWAL.................  The tender of the Old Notes pursuant to the
                             Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW NOTES
AND THE OLD NOTES..........  Interest on each New Note will accrue from the date of issuance of the Old Note for which the New Note is exchanged or from the date of the last periodic payment of interest on such Old Note, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company. See "The Exchange Offer -- Certain Conditions to Exchange Offer."

PROCEDURES FOR TENDERING
OLD NOTES..................  Each holder of the Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or the copy, together with the Old Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth herein. Persons holding the Old Notes through the Depository Trust Company ("DTC") and wishing to accept the Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program ("ATOP"), by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Company and the Guarantors that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder of the Old Notes,
                             (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors. Pursuant to the Registration Rights Agreement if (i) the Company determines that it is not permitted to effect the Exchange Offer as contemplated hereby because of any change in applicable law or Commission policy, or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Company prior to the 20th day following consummation of the Exchange Offer (a) that it is prohibited by law or Commission policy from participating in the Exchange Offer (b) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes.

                             The Company will accept for exchange any and all Old Notes which are properly tendered (and not withdrawn) in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

EXCHANGE AGENT.............  United States Trust Company of New York is serving as Exchange Agent (the "Exchange Agent") in connection with the Exchange Offer.

FEDERAL INCOME TAX
  CONSIDERATIONS...........  The exchange pursuant to the Exchange Offer will not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Considerations."

EFFECT OF NOT TENDERING....  Old Notes that are not tendered or that are tendered but not accepted will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company and the Guarantors will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

                                 THE NEW NOTES

ISSUER.....................  Home Interiors & Gifts, Inc.

SECURITIES OFFERED.........  $200.0 million aggregate principal amount of
                             10 1/8% Senior Subordinated Notes due 2008.

MATURITY...................  June 1, 2008.

INTEREST...................  June 1 and December 1 of each year, commencing
                             December 1, 1998.

SINKING FUND...............  None.

OPTIONAL REDEMPTION........  Except as described below, the Company may not redeem the Notes prior to June 1, 2003. On or after such date, the Company may, subject to certain requirements, redeem the New Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest and Additional Amounts, if any, thereon to the date of redemption. In addition, at any time and from time to time on or prior to June 1, 2001, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the New Notes with the net cash proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.125% of the principal amount to be redeemed, together with accrued and unpaid interest and Additional Amounts, if any, thereon to the date of redemption, provided that at least 65% of the originally issued aggregate principal amount of the New Notes remains outstanding after each such redemption. See "Description of New
                             Notes -- Optional Redemption."

CHANGE OF CONTROL..........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to repurchase the New Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts if any, to the date of purchase. There can be no assurance that in the event of a Change of Control the Company will be able to raise sufficient funds to meet its repurchase obligations or that, in any event, the Company would be permitted to do so under the Senior Credit Facility. Any offer made pursuant to the Change in Control provisions will comply with any applicable rules and regulations promulgated under the Securities Act and the Exchange Act, including Exchange Act Rules 13e-4 and 14e-1. See "Description of New Notes -- Change of Control."

GUARANTEES.................  The New Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis, by the Company's direct and indirect, existing and future, Restricted Subsidiaries, other than Subsidiaries organized under the laws of a jurisdiction other than the United States or any State thereof, provided that such subsidiary's assets and principal place of business are located outside the United States. As of the date hereof, all of the Company's subsidiaries are Restricted Subsidiaries and each one, except for Homco de Mexico, S.A. de C.V., is a Guarantor. The Guarantors also guarantee all obligations of the Company under the Senior Credit Facility. The Company's obligations under the Senior Credit Facility are secured by substantially all of the assets of the Company and the Guarantors. The obligations of each Guarantor under its Guarantee will be subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined) of such Guarantor to substantially the same extent as the New Notes are subordinated to all existing and future Senior Indebtedness of the Company. As of September 30, 1998, the aggregate principal amount of the Guarantor Senior Indebtedness was $293.5 million. See "Description of New Notes -- Ranking and Subordination" and
                             "-- Guarantees of New Notes."

RANKING....................  The Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company and will rank pari passu in right of payment with all Senior Subordinated Indebtedness of the Company. As of September 30, 1998 the aggregate principal amount of the Company's outstanding Senior Indebtedness was $293.5 million (representing outstanding borrowings under the Senior Credit Facility) and the Company had no Senior Subordinated Indebtedness outstanding other than the Notes and had no indebtedness ranking pari passu or junior to the Notes. See "Description of New Notes -- Ranking and Subordination."

RESTRICTIVE COVENANTS......  The Indenture will limit, among other things, (i)
                             the incurrence of additional indebtedness and issuance of capital stock, (ii) layering of indebtedness, (iii) the payment of dividends on, and redemption of, capital stock of the Company,
                             (iv) liens, (v) mergers, consolidations and sales of all or substantially all of the Company's assets, (vi) asset sales, (vii) dividend and other payment restrictions affecting Restricted Subsidiaries and (viii) transactions with affiliates of the Company. See "Description of New Notes -- Certain Covenants."

USE OF PROCEEDS............  The Company and the Guarantors will not receive any proceeds from the exchange of New Notes for Old Notes pursuant to the Exchange Offer. The Company used the net proceeds from the Original Offering to
                             (i) pay a portion of the cash portion of the Consideration (approximately $827.6 million) and
                             (ii) pay fees and expenses related to the recapitalization (approximately $24.3 million).

                                  RISK FACTORS

     Prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an investment in the New Notes.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary historical consolidated financial data of the Company for the five fiscal years ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998. The historical consolidated financial data for each of the three years in the period ended December 31, 1997 have been derived from, and should be read in conjunction with, the Company's consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent auditors, that are included elsewhere in this Prospectus. The historical consolidated financial data for each of the two years in the period ended December 31, 1994 have been derived from the Company's consolidated financial statements, which have also been audited by PricewaterhouseCoopers LLP, independent auditors, not included elsewhere herein. The historical consolidated financial data for the nine-month periods ended September 30, 1997 and 1998 have been derived from the unaudited consolidated financial statements of the Company and include, in the opinion of management, all adjustments necessary to present fairly the data for such periods. Due to the seasonality of operations and other factors, the results of operations for the nine-months ended September 30, 1998 are not indicative of the results that may be expected for the full year. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements" appearing elsewhere in this Prospectus.

                                                                                                          NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                  ----------------------------------------------------   --------------------
                                                    1993       1994       1995       1996       1997       1997       1998
                                                  --------   --------   --------   --------   --------   --------   ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT DISPLAYER DATA)           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.......................................  $490,977   $515,341   $482,950   $434,299   $468,845   $322,099   $ 347,205
Cost of goods sold..............................   258,137    262,623    261,806    225,137    239,664    166,262     170,658
                                                  --------   --------   --------   --------   --------   --------   ---------
Gross profit....................................   232,840    252,718    221,144    209,162    229,181    155,837     176,547
Selling, general and administrative:
  Selling.......................................    71,815     73,276     72,857     68,489     72,172     48,393      58,294
  Freight, warehouse and distribution...........    44,020     43,116     41,041     37,167     41,284     28,660      31,146
  General and administrative....................    18,518     28,841     25,398     22,246     26,319     18,712      18,391
  (Gains) losses on the sale of assets..........      (919)       209        (14)    (2,077)      (198)        (8)     (6,349)
  Recapitalization expenses(1)..................        --         --         --         --         --         --       6,198
                                                  --------   --------   --------   --------   --------   --------   ---------
    Total selling, general and administrative...   133,434    145,442    139,282    125,825    139,577     95,757     107,680
                                                  --------   --------   --------   --------   --------   --------   ---------
Operating income................................    99,406    107,276     81,862     83,337     89,604     60,080      68,867
Other income (expense):
  Interest income...............................     5,420      6,439      2,470      5,113      7,985      5,225       4,841
  Interest expense..............................      (287)       (93)        (2)      (503)      (362)       (14)    (15,913)
  Other income..................................       352         88        529        456      2,884        466       1,027
                                                  --------   --------   --------   --------   --------   --------   ---------
Other income (expense), net.....................     5,485      6,434      2,997      5,066     10,507      5,677     (10,045)
                                                  --------   --------   --------   --------   --------   --------   ---------
Income before income taxes......................   104,891    113,710     84,859     88,403    100,111     65,757      58,822
Income taxes....................................    38,313     42,737     35,315     33,957     37,919     25,332      23,346
                                                  --------   --------   --------   --------   --------   --------   ---------
Income from continuing operations before
  cumulative effect of accounting change........  $ 66,578   $ 70,973   $ 49,544   $ 54,446   $ 62,192   $ 40,425   $  35,476
                                                  ========   ========   ========   ========   ========   ========   =========
Net income(2)...................................  $ 68,889   $ 70,522   $ 49,544   $ 54,446   $ 62,192   $ 40,425   $  35,476
                                                  ========   ========   ========   ========   ========   ========   =========
OTHER FINANCIAL DATA:
Gross profit percentage.........................      47.4%      49.0%      45.8%      48.2%      48.9%      48.4%       50.8%
EBITDA(3).......................................  $104,046   $112,171   $ 85,944   $ 84,610   $ 92,019   $ 61,897   $  71,413
EBITDA margin(4)................................      21.2%      21.8%      17.8%      19.5%      19.6%      19.2%       20.6%
Cash flows provided by (used in):
  Operating activities..........................  $ 77,027   $ 66,850   $ 64,746   $ 57,507   $ 60,285   $ 38,533   $  53,939
  Investing activities..........................   (64,148)  (152,376)    (1,394)    (8,808)   (67,023)   (69,164)     70,079
  Financing activities..........................   (47,234)   (11,242)   (16,760)    (6,086)   (21,760)   (19,020)   (185,387)
Depreciation and amortization...................     5,559      4,686      4,096      3,350      2,613      1,825       2,368
Capital expenditures(5).........................    26,751      3,135      1,408      2,126      4,617      3,115       6,227
Ratio of earnings to fixed charges(6)...........        --         --         --         --         --         --         4.7x
DOMESTIC DISPLAYER DATA:
Number of orders................................   716,081    754,439    782,996    710,008    732,202    521,728     552,508
Average order size(7)...........................  $    686   $    683   $    617   $    610   $    635   $    613   $     620
Number of Displayers at end of period(8)........    37,500     38,300     45,200     37,800     44,200     48,900      55,500
Average number of Displayers during period(8)...    33,800     38,300     41,200     39,900     42,400     42,000      49,500

---------------

(1) Recapitalization expenses consist of amounts paid to the Company's financial advisor and attorneys in connection with the Recapitalization.

(2) Net income differs from income from continuing operations before cumulative effect of accounting change for the year ended December 31, 1993 due to the cumulative effect of change in accounting principle of $2,056,000 that resulted from the Company's adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and income from discontinued operations of $255,000, net of taxes. Net income differs from income from continuing operations before cumulative effect of accounting change for the year ended December 31, 1994 due to the loss from discontinued operations of $451,000, net of taxes.

(3) EBITDA represents operating income plus depreciation and amortization, Recapitalization expenses and non-cash expenses for stock options ($329,000 for the nine months ended September 30, 1998), but excludes any gains or losses on the sale of assets. EBITDA is generally considered to provide information regarding a company's ability to service and/or incur debt, and it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA should not be considered in isolation, as a substitute for net income, cash flows from operations or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity.

(4) Defined as EBITDA as a percentage of net sales.

(5) Capital expenditures for the year ended December 31, 1993 include $22,715,000 for the purchase of a building, which was transferred to CCP (as defined herein) on December 31, 1994 in connection with the Spin-Off (as defined herein).

(6) The ratio of earnings to fixed charges has been omitted for the years ended December 31, 1993 through 1997 and the nine months ended September 30, 1997 because fixed charges were de minimis during these periods. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes less the undistributed equity in earnings of an affiliate plus fixed charges. Fixed charges consists of interest expense on all indebtedness, which includes amortization of debt issuance costs.

(7) Average order size is calculated based on net sales divided by number of orders. For purposes of this calculation, international sales of $1,224,000 and $4,093,000 for the years ended December 31, 1996 and 1997, respectively, and $2,080,000 and $4,541,000 for the nine months ended September 30, 1997 and 1998, respectively, have been excluded from net sales.

(8) Prior to July 1997, the Company had a policy of removing from its Displayer count Displayers who had failed to place an order within the 14 prior weeks. The Company revised this policy in mid-1997 by retaining these Displayers to encourage them to reinitiate sales activity. At December 31, 1997 and September 30, 1997 and 1998, the Company had included in the Displayer count approximately 1,400, 3,500 and 9,700 Displayers, respectively, who had not placed an order within the 14-week period ended as of such dates.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth summary unaudited pro forma consolidated financial data of the Company for the year ended December 31, 1997, and the nine months ended September 30, 1997 and 1998. The historical consolidated financial data as of September 30, 1998 has been derived from the unaudited consolidated balance sheet of the Company and include, in the opinion of management, all adjustments necessary to present fairly the data for such period. The unaudited summary pro forma consolidated financial data give effect to the Recapitalization, and are derived from, and should be read in conjunction with, the Unaudited Pro Forma Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The unaudited summary pro forma consolidated financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Recapitalization had been consummated on the date indicated, nor are they necessarily indicative of the future operating results or financial position of the Company. The information set forth below should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements," including the related notes thereto, appearing elsewhere in this Prospectus.

                                                                              NINE MONTHS ENDED
                                                               YEAR ENDED       SEPTEMBER 30,
                                                              DECEMBER 31,   -------------------
                                                                  1997         1997       1998
                                                              ------------   --------   --------
                                                                    (DOLLARS IN THOUSANDS,
                                                                    EXCEPT DISPLAYER DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................    $468,845     $322,099   $347,205
Cost of goods sold..........................................     239,664      166,262    170,658
                                                                --------     --------   --------
Gross profit................................................     229,181      155,837    176,547
Selling, general and administrative:
  Selling...................................................      72,172       48,393     58,294
  Freight, warehouse and distribution.......................      41,284       28,660     31,146
  General and administrative................................      26,319       18,712     18,391
  Gains on the sale of assets...............................        (198)          (8)    (6,349)
  Recapitalization expenses(1)..............................          --           --      6,198
                                                                --------     --------   --------
    Total selling, general and administrative...............     139,577       95,757    107,680
                                                                --------     --------   --------
Operating income............................................      89,604       60,080     68,867
Other income (expense):
  Interest expense..........................................     (47,261)     (35,401)   (33,964)
  Other income..............................................       2,884          466      1,027
                                                                --------     --------   --------
    Total other expense, net................................     (44,377)     (34,935)   (32,937)
                                                                --------     --------   --------
Income before income taxes..................................      45,227       25,145     35,930
Income taxes................................................      16,789        9,696     14,533
                                                                --------     --------   --------
Net income..................................................    $ 28,438     $ 15,449   $ 21,397
                                                                ========     ========   ========
OTHER FINANCIAL DATA:
Gross profit percentage.....................................       48.9%        48.4%      50.8%
EBITDA(2)...................................................    $ 92,019     $ 61,897   $ 71,413
EBITDA margin(3)............................................        19.6%        19.2%      20.6%
Depreciation and amortization...............................    $  2,613     $  1,825   $  2,368
Capital expenditures........................................       4,617        3,115      6,227
Ratio of EBITDA to cash interest expense....................        2.1x         1.9x       2.3x
Ratio of earnings to fixed charges(4).......................        2.0x         1.7x       2.1x
DOMESTIC DISPLAYER DATA:
Number of orders............................................     732,202      521,728    552,508
Average order size(5).......................................    $    635     $    613   $    620
Number of Displayers at end of period(6)....................      44,200       48,900     55,500
Average number of Displayers during period(6)...............      42,400       42,000     49,500

                                                                   ACTUAL AS OF
                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................        $  42,859
Property, plant and equipment, net..........................           20,251
Total assets................................................          148,883
Total debt (including current maturities)...................          493,500
Shareholders' deficit.......................................         (427,032)

---------------

 (1) Consists of nonrecurring fees and expenses paid to the Company's financial advisor and attorneys in connection with the Recapitalization.

 (2) EBITDA represents operating income plus depreciation and amortization, Recapitalization expenses and non-cash expenses for stock options ($329,000 for the nine months ended September 30, 1998), but excludes any gains or losses on the sale of assets. EBITDA is generally considered to provide information regarding a company's ability to service and/or incur debt, and it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA should not be considered in isolation, as a substitute for net income, cash flows from operations or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity.

 (3) Defined as EBITDA as a percentage of net sales.

 (4) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes less the undistributed equity in earnings of an affiliate plus fixed charges. Fixed charges consists of interest expense on all indebtedness, which includes amortization of debt issuance costs.

 (5) Average order size is calculated based on net sales divided by number of orders. For purposes of this calculation, international sales of $4,093,000 for the year ended December 31, 1997, $2,080,000 and $4,541,000 for the nine months ended September 30, 1997 and 1998, respectively, have been excluded from net sales.

 (6) Prior to July 1997, the Company had a policy of removing from its Displayer count Displayers who failed to place an order within the 14 prior weeks. The Company revised this policy in mid-1997 by retaining these Displayers to encourage them to reinitiate sales activity. At December 31, 1997 and September 30, 1997 and 1998, the Company had included in its Displayer count approximately 1,400, 3,500 and 9,700 Displayers, respectively, who had not placed an order within the 14-week period ended as of such dates.

                                  RISK FACTORS

     Prospective investors should carefully consider the risk factors set forth below, as well as the other information set forth in this Prospectus, before making an investment in the New Notes. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors set forth below.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS

     The Company incurred substantial indebtedness in connection with the Recapitalization. As of September 30, 1998 the Company had (i) $493.5 million of consolidated indebtedness, of which $293.5 million was Senior Indebtedness, $200.0 was indebtedness under the Notes and none was indebtedness ranking pari passu or junior to the Notes), (ii) $40.0 million of revolving credit availability (the "Revolving Loans") under its Senior Credit Facility and (iii) approximately $427.0 million of consolidated shareholders' deficit. On a pro forma basis, the Company's ratio of earnings to fixed charges would have been
2.2 to 1.0 for the twelve months ended September 30, 1998. See "Capitalization" and "Unaudited Pro Forma Consolidated Financial Data." The Company may incur additional indebtedness in the future, subject to certain limitations contained in the instruments and documents governing its indebtedness. Accordingly, the Company will have significant debt service obligations. See "Description of the Senior Credit Facility" and "Description of New Notes."

     The Company's high degree of leverage could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, future acquisitions (if any) and general corporate or other purposes may be impaired, or any such financing may not be on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow available from operations after satisfying certain liabilities arising in the ordinary course of business will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds that would otherwise be available to the Company; (iii) a substantial decrease in net operating cash flow or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements or force it to modify its operations; (iv) high leverage may place the Company at a competitive disadvantage and may make it vulnerable to a downturn in its business or the economy generally; (v) because a portion of the Company's borrowings may be at variable rates of interest, the Company may be exposed to risks inherent in interest rate fluctuations; and (vi) all of the indebtedness incurred in connection with the Senior Credit Facility is secured and is scheduled to become due prior to the time the principal payments on the Notes are scheduled to become due. As of September 30, 1998, $293.5 million of the Company's indebtedness was subject to variable interest rates. On July 1, 1998 the Company entered into an interest rate swap agreement to limit the effects of increases of interest rates on $75.0 million under the Senior Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 to the Consolidated Financial Statements.

     The Company's ability to make scheduled payments of the principal of, or to pay interest on, or to refinance its indebtedness (including the Notes) and to satisfy its other debt obligations will depend on the future performance of the Company and its subsidiaries, which to a certain extent will be subject to economic, financial, competitive and other factors beyond the Company's control. Based upon the Company's current operations and anticipated growth, management believes that future cash flow from operations, together with the Company's available borrowings under the Senior Credit Facility, will be adequate to meet the Company's anticipated requirements for capital expenditures, interest payments and scheduled principal payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." However, if the Company's future operating cash flows are less than currently anticipated, it may be forced, in order to meet its debt service obligations, to reduce or delay acquisitions or capital expenditures, sell assets or reduce operating expenses, including, but not limited to, investment spending such as selling and marketing expenses, expenditures on management information systems and expenditures to develop new Products. If the Company were unable to meet its debt service obligations, it could attempt to restructure or refinance its indebtedness or to seek additional equity capital. There can be no assurance that the Company will be able to effect any of the foregoing on satisfactory terms, if at all. In addition, subject to the restrictions and limitations of the Recapitalization Financings, the Company may incur significant additional indebtedness to finance acquisitions, which could materially and adversely affect the Company's operating cash flows and its ability to service its indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Senior Credit Facility" and "Description of New Notes."

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "The Exchange Offer -- Purpose and Effect." Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Company or the Guarantors or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Registration Statement is declared effective, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company and the Guarantors have agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to cooperate with the holders to register or qualify the New Notes for offer or sale under the securities laws of such jurisdiction as any holder reasonably requests. Unless a holder so requests, the Company does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange Offer."

RELIANCE ON DISPLAYERS

     The Company's business is significantly dependent upon its Displayers. As of September 30, 1998, the Company had approximately 57,100 Displayers, 55,500 of whom were located in the United States and 1,400 and 200 of whom were located in Mexico and Puerto Rico, respectively. Primarily because of the nature of the direct selling industry, and as a result of numerous general and economic factors, Displayer turnover, which averaged approximately 46% annually during the two-year period ended December 31, 1997, is generally higher than the turnover of sales personnel in other industries. Accordingly, the success of the Company's business depends on the Company's ability to recruit, train, motivate and retain the Displayers, including Unit and Branch directors and Trainers (as defined). The recruiting, motivation and retention levels of Displayers depend upon, among other things, (i) the managerial capabilities and personal charisma of the Company's senior management, (ii) the Company's ability to offer an attractive business opportunity to Displayers by enabling them to achieve acceptable profit margins on the resale of Products, (iii) the Company's ability to provide adequate and timely recruiting and training incentives to existing Displayers, (iv) the introduction of new Products and marketing concepts, (v) the effectiveness of the Company's commission and incentive programs and discounts and (vi) general economic conditions. The Company competes with other direct selling organizations, even with those whose products do not compete with the Company's Products, in recruiting and retaining Displayers. There can be no assurance that the Company's efforts to recruit, train, motivate and retain new Displayers will be successful, and any failure by the Company to successfully recruit, train, motivate and retain its Displayers could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ENCUMBRANCES ON ASSETS TO SECURE SENIOR INDEBTEDNESS

     The Company's obligations under the Senior Credit Facility are secured by a first priority pledge of, or a first priority security interest in, as the case may be, substantially all of the assets of the Company and its subsidiaries (including the common stock of such subsidiaries). If the Company becomes insolvent or is liquidated, or if payment under the Senior Credit Facility or in respect of any other secured Senior Indebtedness is accelerated, the lenders under the Senior Credit Facility or holders of such other secured Senior Indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the Senior Credit Facility or such other Senior Indebtedness). The Notes will not be secured. Accordingly, holders of such secured Senior Indebtedness will have a prior claim with respect to the assets securing such indebtedness. See "Description of Senior Credit Facility" and "Description of New Notes."

SUBORDINATION OF THE NOTES AND THE GUARANTEES

     The New Notes will be unsecured senior subordinated obligations of the Company and the indebtedness evidenced by each Guarantee will be unsecured senior subordinated indebtedness of the relevant Guarantor. The payment of principal, premium (if any), and interest on the Notes and the payment of any Guarantee will be subordinated in right of payment to all Senior Indebtedness of the Company or all Senior Indebtedness ("Guarantor Senior Indebtedness") of the relevant Guarantor, as the case may be, including all indebtedness and obligations of the Company under the Senior Credit Facility and such Guarantor's guarantee of such indebtedness and obligations. As of September 30, 1998, Senior Indebtedness of the Company and Guarantor Senior Indebtedness of the Guarantors were $293.5 million, respectively. In addition to the foregoing, the Company had $40.0 million of availability under the Revolving Loans under the Senior Credit Facility. The Company does not expect to borrow funds under the Revolving Loans during 1998. Borrowings under the Revolving Loans, if any, will constitute Senior Indebtedness. The Indenture will permit the Company to incur additional Senior Indebtedness, provided that certain conditions are met. In addition, the Indenture will permit Senior Indebtedness to be secured. By reasons of the subordination provisions of the Indenture, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or a Guarantor, holders of Senior Indebtedness of the Company or Guarantor Senior Indebtedness, as the case may be, will have to be paid in full before the Company makes payments in respect of the Notes or a

Guarantor makes payments in respect of its Guarantee. In addition, no payment will be able to be made in respect of the Notes if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms. Accordingly, there may be insufficient assets remaining after such payments to pay amounts due on the Notes. Furthermore, if certain other defaults exist with respect to Designated Senior Indebtedness (as defined), the holders of such Designated Senior Indebtedness will be able to prevent payments on the New Notes for certain periods of time. See "Description of New Notes -- Ranking and Subordination."

SUBSTANTIAL RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Senior Credit Facility and the Indenture contain numerous restrictive covenants, including, but not limited to, covenants that restrict the Company's ability to incur or refinance indebtedness, pay dividends, create liens, sell assets and engage in certain mergers and acquisitions. In addition, the Senior Credit Facility requires the Company to maintain certain financial ratios. The ability of the Company to comply with the covenants and other terms of the Senior Credit Facility and the Indenture, to make cash payments with respect to the Notes and to satisfy its other debt obligations (including, without limitation, borrowings and other obligations under the Senior Credit Facility) will depend on the future operating performance of the Company and its subsidiaries. In the event the Company fails to comply with the various covenants contained in the Senior Credit Facility or the Indenture, as applicable, it would be in default under such agreements, and in any such case, the maturity of substantially all of its long-term indebtedness could be accelerated. A default under the Indenture would also constitute an event of default under the Senior Credit Facility. The Senior Credit Facility prohibits the repayment, purchase, redemption, defeasance or other payment of any of the principal of the Notes at any time prior to their stated maturity. See "Description of Senior Credit Facility" and "Description of New Notes."

DEPENDENCE ON KEY PERSONNEL

     The continued success of the Company will depend to a significant extent on the efforts of Donald J. Carter, Jr., Barbara J. Hammond and Christina L. Carter Urschel, as well as other senior management personnel. Although the Company entered into Executive Employment Agreements with these three individuals at the time the Recapitalization, there can be no assurance that the Company will be able to retain their services. Although the Company might be able (if necessary) to find replacements for these key executives, the loss or unavailability of their services could have a material adverse effect on the Company's business, financial condition and results of operations and its ability to pay interest and principal on the Notes. For more than ten years prior to October 1997, Donald J. Carter was the Chief Executive Officer of the Company and the principal officer in charge of its daily operations. Although Donald J. Carter entered into a five-year Executive Employment Agreement with the Company at the time the Recapitalization was consummated, he became Chairman Emeritus of the Company and will not work on a full-time basis. The Company does not intend to obtain key-man insurance with respect to any senior management personnel. See "-- Control of the Company" and "Management."

     The Company's future success will also require the recruitment, retention and integration into the Company's business of other highly qualified management, sales, marketing and product development personnel. Although management of the Company believes that such qualified personnel can be recruited, retained and integrated into the Company's business, the market for such individuals is highly competitive, and there can be no assurance that the Company will be able to do so on a timely or economic basis.

CONTROL OF THE COMPANY

     As of the date of this Prospectus, the Hicks Muse Shareholders owned approximately 66% of the outstanding shares of Company Common Stock. As a result, the Hicks Muse Shareholders, subject to the terms of the Shareholders Agreement, are able to elect a majority of the members of the Board and thereby control the management and policies of the Company. In addition, as the owners of more than a majority of the outstanding shares of Company Common Stock, the Hicks Muse Shareholders are able to approve any action requiring the approval of the holders of Company Common Stock, including the adoption of amendments to the Company's Amended and Restated Articles of Incorporation and the approval of mergers or sales of all or substantially all of the Company's assets.

RELIANCE ON RELATIONSHIPS WITH SUPPLIERS

     The Company's business depends to a significant extent on its relationships with certain outside suppliers. Other than H.T. Ardinger & Son Company, which supplied the Company with 19%, 19% and 17% of the dollar volume of Products purchased by the Company in 1995, 1996 and 1997, respectively, and Oxford International, which supplied the Company with 13% of the dollar volume of Products purchased by the Company in 1997, no supplier furnished the Company more than 10% of the dollar volume of Products purchased by the Company during any of the last three fiscal years. The Company utilizes a relatively small number of suppliers that manufacture finished Products for the Company. Many of these supplier relationships have existed for many years, and the Company has relied upon long-standing arrangements with these suppliers, many of which sell exclusively to the Company. The Company has no written supply agreements with any of its suppliers and the Company's relationship with any supplier may be terminated at any time by either party. The Company has from time to time in the past made loans to its suppliers for various business purposes. However, as a result of the Recapitalization Financings, the Company's ability to continue this practice is restricted. If the Company's relationships with its suppliers were significantly impaired or terminated, or if its suppliers were to experience financial or other business difficulties, it could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes.

POTENTIAL ADVERSE TAX CONSEQUENCES OF THE SPIN-OFF

     On December 31, 1994, the Company distributed the stock of Carter-Crowley Properties, Inc. ("CCP") to the Company's shareholders (the "Spin-Off"). The Spin-Off was structured and intended to qualify as a tax-free distribution to the Company and its shareholders under Section 355 of the Code (as defined herein). No ruling regarding the Spin-Off was obtained from the Internal Revenue Service ("IRS"), however, so there can be no assurance that the IRS will not assert that the Spin-Off did not qualify for tax-free treatment under Section
355. If the IRS were to successfully make such an assertion, the Company would be taxed at prevailing corporate federal income tax rates on the excess of the fair market value of the stock of CCP at the time of the Spin-Off over the Company's tax basis in the stock of CCP. If the Company were obligated to pay this tax, it would have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes.

     In connection with the Spin-Off, the Company and CCP executed a Joint and Mutual Release pursuant to which CCP agreed to indemnify the Company for CCP's share of any deficiencies in consolidated federal income taxes when and to the extent that CCP actually realizes a tax benefit as a result of the adjustment giving rise to such deficiency. If the IRS were to assert a deficiency for consolidated taxes that was attributable to CCP, the Company would be required to pay such tax deficiency in full and would receive indemnification from CCP only to the extent and at such time, if ever, that CCP actually realizes a tax benefit as a result of such adjustment. Furthermore, since CCP has liquidated substantially all of its assets, the Company's ability to enforce its rights against CCP may be limited. The IRS is not currently auditing the consolidated federal income tax group of which the Company is the common parent. The statute of limitations for the assessment of any federal income tax deficiency against the Company in relation to the Spin-Off or with respect to taxable periods of CCP subject to the Joint and Mutual Release expired on September 15, 1998.

POTENTIAL ACCUMULATED EARNINGS TAX LIABILITY

     In connection with the Company's federal income tax audit with respect to 1992 and 1993, the IRS asserted that the Company had accumulated cash in excess of its reasonable business needs and therefore was subject to the accumulated earnings tax. Following discussions with the Company, the IRS concluded that the accumulated earnings tax was not applicable to the Company in 1992 and 1993. Because significant cash has been earned and retained by the Company since 1993, it is possible that the IRS might assert the application of the accumulated earnings tax with respect to tax years subsequent to 1993. The Company believes that the accumulated earnings tax, which is imposed at a rate of 39.6% on accumulated taxable income, is not applicable to the Company with respect to tax years subsequent to 1993. However, because the application of the accumulated earnings tax depends upon a subjective standard regarding whether cash is accumulated in excess of the "reasonable" business needs of the Company, it is possible that the Company might not prevail on such issue with respect to one or more tax periods, in which case the Company might be subject to significant additional liabilities for accumulated earnings taxes, which could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes.

POTENTIAL STATE TAX LIABILITY

     Many states attempt to impose income and other similar taxes on companies that solicit orders in those states. In the past, the Company has successfully defended itself in two states against, and settled claims by a third state on a basis unfavorable to the Company in connection with, allegations that it should be subject to state income tax. Recently, the Company determined that in some states certain changes in the nature of its business activity require the Company to begin paying state income or other similar taxes for the first time. There can be no assurance, however, that the Company will not be required to pay income taxes and associated penalties for past periods in any state, particularly if that state should assert that the Company must pay income or other similar taxes in the future. In addition, one state has successfully asserted that the Company owed sales taxes for past periods and there can be no assurance that other states will not successfully impose sales, use or other similar taxes which the Company may not be able to recover from the Displayers. Any imposition of state or local income, sales, use or other similar taxes and the Company's inability to recover some or all of taxes from the Displayers could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes.

DIFFICULTY OF SATISFYING PAYMENT OBLIGATIONS UPON A CHANGE OF CONTROL

     Upon a Change of Control, each holder of a Note may require the Company to repurchase such Note at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will be able to raise sufficient funds to meet its repurchase obligations upon a Change of Control or that, in any event, the Company would be permitted to do so under the terms of the Senior Credit Facility. See "Description of New Notes -- Change of Control."

POTENTIAL TAX LIABILITY IF INDEPENDENT CONTRACTOR STATUS CHANGES

     The Company treats the Displayers (including directors) as independent contractors. The Company believes that this treatment complies with applicable law. Nevertheless, there can be no assurance that Displayers or others will not claim, or that a court would not rule, that the Displayers are employees rather than independent contractors for labor and employment law or third-party liability purposes, in which case the Company could be liable for substantial damages. In addition, if federal or state authorities should successfully assert that the Displayers should be treated as employees, the Company may be liable for failure to withhold and pay income, unemployment and other taxes, including any applicable penalties and interest, or to participate in state-mandated workers compensation programs. Any such liability could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes.

PRODUCT COMPETITION

     The home decorative accessories market is highly competitive. Products sold by the Company compete with products sold elsewhere, including by department and specialty stores, mail order catalogs and other direct sales companies. Certain of the Company's competitors have greater financial, distribution and marketing resources than the Company, and products similar to the Products can be purchased elsewhere.

     The Company competes in the sale of Products on the basis of quality, price and service. The Company manufactures many of the Products and purchases finished Products from a limited number of outside suppliers, which allows it to exercise some control over the manufacturing process, the quality of the Products and the prices it charges to Displayers. This control allows the Displayers to charge prices within a range believed to be acceptable to their customers. If the Company's relationship with its suppliers or the availability of raw materials should adversely change, or if the cost of raw materials or the Company's manufacturing process should significantly increase, the Company could suffer a competitive disadvantage. Any adverse change in the Company's relationship with its suppliers or the availability of raw materials could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes. See "Business -- Competition."

POTENTIAL DELAYS IN PRODUCT INTRODUCTION

     Due to changing consumer preferences, the Company's success is dependent upon the continuous introduction and acceptance of new Products. The Company's product line consists of approximately 600 to 700 Products, and each year approximately 150 to 225 Products are discontinued and replaced with new or modified Products. Delays in new Product introductions can result from a number of causes, including changes to a Product's features, failure of finished Products supplied by others to meet specifications and the lack of availability of finished Products or raw materials. Significant delays in the introduction and availability of new or enhanced Products could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes.

     The Company currently develops Products for its manufacturing subsidiaries and is in the process of further expanding its internal merchandise department. Although the Company continues to use the services of some third party design firms, the expansion of its internal merchandise department has allowed it to terminate its relationship with two firms that had designed Products for the Company for a number of years. The Company intends to continue to create, manufacture and test market new competitive Products through its internal design department. The Company's future success will depend in part on its ability to select and adequately test-market new competitive Products, as well as to enhance its existing Products, in a timely manner. See "Business -- Products."

POTENTIAL LIABILITY UNDER CERTAIN ENVIRONMENTAL REGULATIONS

     The Company's manufacturing operations are subject to federal, state, local and foreign laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes. As a result, the Company is involved from time to time in administrative or legal proceedings relating to environmental matters and has in the past and may in the future continue to incur capital costs and other expenditures relating to environmental matters. Liability under environmental laws may be imposed on current and prior owners and operators of property or businesses without regard to fault or knowledge about the condition or action causing the liability. The Company may be required to incur costs relating to the remediation of properties, including properties at which the Company disposes of waste, and environmental conditions could lead to claims for personal injury, property damage or damages to natural resources. The Company is aware of environmental conditions at certain properties which it now owns or leases or previously owned or leased which are undergoing remediation and the Company has in the past and may in the future be named a potentially responsible party ("PRP") at off-site disposal sites to which it has sent waste. In addition, from time to time, the Company has purchased and sold real estate that may have had environmental contamination.

     The Company believes, based on current information, that any costs it may incur relating to environmental matters will not have a material adverse effect on the Company's business, financial condition and results of operations and its ability to pay interest and principal on the Notes. There can be no assurance, however, that the Company will not incur significant fines, penalties or other liabilities associated with noncompliance or clean-up liabilities or that future events, such as changes in laws or the interpretation thereof, the development of new facts or the failure of other PRPs to pay their share of cleanup costs will not cause the Company to incur additional costs that could have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 14 to the Consolidated Financial Statements.

INTERNATIONAL OPERATIONS

     The Company has recently expanded its sales efforts into Mexico and Puerto Rico. Although management of the Company believes that growth opportunities in Mexico and Puerto Rico and other countries exist, the Company cannot accurately predict whether it will be successful in its international operations. Various political and economic conditions may affect the Company's success in international markets, including import or export restrictions, increases or variations in taxes, unexpected changes in regulatory environments and currency exchange fluctuations. These conditions, with the resulting adverse impact on local economies, may make it difficult for the Company to achieve adequate operating margins in such markets.

MANAGEMENT INFORMATION SYSTEM

     The Company is in the process of implementing a new and significantly more sophisticated management information system (the "Computer System"), which will replace a significant portion of the Company's existing infrastructure. Substantially all of the hardware and software currently in use at the Company will be eliminated with the implementation of the Computer System. The Computer System includes a mainframe computer, certain business applications and upgraded or replacement peripheral equipment associated with the core business systems. The Company is upgrading the software for the Computer System through the purchase of certain software products developed by Distribution Architects International ("DAI"). DAI has also been engaged to modify the software to meet the Company's particular business requirements and to assist with the implementation process. As of September 30, 1998, the Company had spent approximately $4.1 million on the Computer System. The Company believes that the DAI software will be installed and integrated, and that the Computer System will be operational, prior to the end of the first quarter of 1999.

     However, until the DAI software products are installed and integrated, the Company is unable to fully assess the effectiveness of the DAI software or the Computer System in general. The Company's core business functions, including inventory, purchasing and accounting are dependent on a properly functioning management information system. Because the Computer System will replace a significant portion of such system, the failure of the DAI software to be installed, integrated and implemented in a timely fashion or to function as anticipated would require the Company to reassess its Computer System in general. If, by the end of the first quarter of 1999, on-site systems integration testing identifies a business function at risk, the Company will aggressively seek to locate alternative sources of software as a contingency plan. There can be no assurance that such software could be obtained and installed in a timely fashion, potentially resulting in a disruption of operations, including, among other things, a temporary inability to process transactions, ship products or engage in normal business activities, which could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity.

YEAR 2000

     As a result of certain computer programs being written using two digits rather than four digits to define the applicable year, any of the Company's computer programs that have date sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in normal business activities. The Company's infrastructure consists of hardware and software used for mainframes, file servers and personal computers, machinery and equipment and other non-information technology ("IT") items. The Computer System will replace a significant portion of the Company's existing infrastructure. Each supplier (including DAI) of the hardware and software incorporated or to be incorporated into the Computer System has provided to the Company a compliance statement or other documentation certifying that its products will function properly in all material respects beyond 1999.

     The Company believes that the DAI software will be installed and integrated, and that the Computer System will be operational, prior to the end of the first quarter of 1999. However, because the Computer System will replace a significant portion of such system, the failure of the DAI software to be installed, integrated and implemented in a timely fashion or to function as anticipated would require the Company to reassess its Year 2000 compliance and its Computer System in general. If, by the end of the first quarter of 1999, on-site systems integration testing identifies a business function at risk, the Company will aggressively seek to locate alternative sources of software as a contingency plan. There can be no assurance that such software could be obtained and installed in a timely fashion or that such software would be Year 2000 compliant, potentially resulting in a disruption of operations, including, among other things, a temporary inability to process transactions, ship products or engage in normal business activities, which could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity of a magnitude which the Company presently is not able to predict. In addition, while the Company believes that Year 2000 remediation of its infrastructure and its subsidiaries will be complete in all material respects by the end of the first quarter of 1999, if some or all of the Company's remediated or replaced internal computer systems fail to correctly distinguish between years before and after Year 2000, or if any software applications critical to the Company's operations are overlooked in the Company's assessment of its Year 2000 compliance, there could be a material adverse effect on the Company's business, financial condition, results of operations and liquidity of a magnitude which the Company presently is not able to predict.

     In addition to the foregoing, the Company has identified and surveyed its critical third party suppliers and service providers, and is in the process of monitoring and assessing their progress toward Year 2000 compliance to determine the extent to which the Company is vulnerable to the failure of such suppliers and service providers to remediate their own Year 2000 issues. Remediation for the Company's critical third party suppliers and service providers is partially complete and on schedule. Progress is being monitored and contingency planning will commence by the end of the fourth quarter of 1998. The failure of such third parties to adequately address their respective Year 2000 issues could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity of a magnitude which the Company is presently not able to predict. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

SEASONALITY

     The Company's business is influenced by the Christmas holiday season and promotional events. Historically, a significantly higher portion of the Company's sales and net income has been realized during the fourth quarter, and levels of net sales and net income have generally been slightly lower during the first quarter as compared to the second and third quarters. Working capital requirements also fluctuate during the year and reach their highest levels during the third and fourth quarters as the Company increases its inventory for the peak season. In addition to the Company's peak season fluctuations, quarterly results of operations may fluctuate depending on the timing of, and amount of sales from, promotions and/or the introduction of new Products. As a result, the Company's business activity and results of operations in any quarter are not necessarily indicative of any future trends in the Company's business.

FRAUDULENT CONVEYANCE STATUTES

     Various laws enacted for the protection of creditors may apply to the incurrence of indebtedness and other obligations in connection with the Recapitalization and to the subsequent transfer of a portion of the proceeds thereof to the Company's shareholders to pay the Consideration. If a court were to find in a lawsuit by an unpaid creditor or representative of creditors that the Company did not receive fair consideration or reasonably equivalent value for incurring such indebtedness or obligations in connection with the Recapitalization and, at the time thereof, the Company (i) was insolvent, (ii) was rendered insolvent by reason of the Recapitalization, (iii) was engaged in a business or transaction for which the assets remaining in the Company constituted unreasonably small capital, or (iv) intended to incur or believed it would incur obligations beyond its ability to pay such obligations as they mature, such court, subject to applicable statutes of limitations, could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the

Company, or take other action detrimental to the holders of the Notes. Some courts have held that an obligor's purchase of its own capital stock does not constitute reasonably equivalent value or fair consideration for indebtedness incurred to finance that purchase.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, however, a company would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. On the basis of the Company's historical financial information, its recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, management of the Company believes that after the Recapitalization the Company was not insolvent, it had sufficient capital for the businesses in which it is engaged and it is able to pay its debts as they mature. There can be no assurance, however, as to what standard a court would apply to evaluate the parties' intent or to determine whether the Company was insolvent at the time of, or rendered insolvent upon consummation of, the Recapitalization or that, regardless of the standard, a court would not determine that the Company was insolvent at the time of, or rendered insolvent upon consummation of, the Recapitalization.

     In addition, the Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Guarantors. In such a case, the analysis set forth above would generally apply, except that the Guarantees could also be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. If such a claim was successfully asserted a court could avoid a Guarantor's obligation under its Guarantee, subordinate the Guarantee to other indebtedness of a Guarantor or take other action detrimental to the holders of the Notes.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the holders of the Old Notes. The New Notes constitute a new class of securities with no established trading market. The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages Market. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Each initial purchaser has advised the Company that it currently intends to make a market in the New Notes. The initial purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

     Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

                              THE RECAPITALIZATION

     On June 4, 1998, Home Interiors and CII, a newly formed corporation organized by Hicks Muse, concurrently with the closing of the Original Offering, merged, with the Company being the surviving corporation and the Company's pre-Recapitalization shareholders receiving approximately $827.6 million in cash for approximately 90% of their pre-Recapitalization shares. In connection with the Recapitalization, (i) the Hicks Muse Shareholders contributed approximately $182.6 million in cash to the equity of the Company and, as of the date of this Prospectus, held approximately 66% of the outstanding Company Common Stock and
(ii) the Company's pre-Recapitalization shareholders retained 10% of their pre-Recapitalization shares, which, as of the date of this Prospectus constituted approximately 34% of the outstanding Company Common Stock.

     The funding required to pay the cash Consideration and pay fees and expenses incurred in connection with the Recapitalization was approximately $851.9 million. These cash requirements were funded by (i) $169.3 million of cash and cash equivalents held by the Company, (ii) an aggregate of $300.0 million in borrowings under the Senior Credit Facility, (iii) the issuance by the Company of $200.0 million aggregate principal amount of the Notes and (iv) approximately $182.6 million in cash provided to the equity of the Company in connection with the Recapitalization by the Hicks Muse Shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                USE OF PROCEEDS

     The Company and the Guarantors will not receive any proceeds from the exchange of New Notes for Old Notes pursuant to the Exchange Offer. The proceeds from the Original Offering were used by the Company to (i) pay a portion of the cash portion of the Consideration (approximately $827.6 million) and (ii) pay fees and expenses related to the Recapitalization (approximately $24.3 million). The following table sets forth the sources and uses of funds for the Recapitalization (dollars in millions):

SOURCES:
Existing cash......................  $  169.3
Senior Credit Facility(1)..........     300.0
Senior Subordinated Notes(2).......     200.0
Hicks Muse Shareholders
  contributions....................     182.6
                                     --------
     Total Sources.................  $  851.9
                                     ========
USES:
Consideration......................  $  827.6
Transaction fees and expenses(3)...      24.3
                                     --------
     Total Uses....................  $  851.9
                                     ========

---------------
(1) Consists of $200.0 million aggregate principal amount of the Tranche A Loan (as defined) and $100.0 million aggregate principal amount of the Tranche B Loan (as defined). As of September 30, 1998, the interest rates payable on outstanding Tranche A Loan and Tranche B Loan were approximately 7 3/4% and 8 1/4%, respectively. In addition, as of September 30, 1998 the Company had $40.0 million of Revolving Loans which were available and undrawn. See "Description of Senior Credit Facility."

(2) Represents gross proceeds to the Company from the issuance of $200.0 million aggregate principal amount of the Notes.

(3) Includes discount to the initial purchasers of the Notes, expenses in connection with the Original Offering, fees and expenses in connection with the Senior Credit Facility and other legal and accounting fees and expenses incurred in connection with the Recapitalization. The $24.3 million of transaction fees and expenses consists of a financial advisory fee of approximately $11.2 million paid to Hicks Muse, debt issuance costs of approximately $11.6 million paid primarily to the bank syndicate group for the Senior Credit Facility and the initial purchasers of the Notes, and other transaction fees and expenses, consisting primarily of legal and accounting costs, of approximately $1.5 million. Approximately $21.1 million of the total transaction fees and expenses have been recorded as debt issuance costs and will be amortized over the term of the related indebtedness. The remaining transaction fees and expenses of $3.2 million have been charged to additional paid-in capital. In addition to the $24.3 million of transaction fees and expenses related to the Recapitalization, the Company paid additional financial advisory and legal fees of approximately $6.2 million in connection with the Recapitalization. These costs are reflected as Recapitalization expenses in the Company's consolidated statement of operations for the nine months ended September 30, 1998.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1998. The information set forth below should be read in conjunction with the "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                                   ACTUAL AS OF
                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................        $  42,859
                                                                    =========
Long-term debt (including current maturities):
  Senior Credit Facility(1)
       Tranche A Loan due 2004..............................        $ 193,750
       Tranche B Loan due 2006..............................           99,750
  10 1/8% Senior Subordinated Notes due 2008................          200,000
                                                                    ---------
          Total long-term debt..............................          493,500
Shareholders' deficit:
  Common stock..............................................            1,523
  Additional paid-in capital................................          178,660
  Accumulated deficit.......................................         (607,093)
  Other.....................................................             (122)
                                                                    ---------
          Total shareholders' deficit.......................         (427,032)
                                                                    ---------
               Total capitalization.........................        $  66,468
                                                                    =========

---------------

(1) The Senior Credit Facility consists of six-year Revolving Loans providing up to $40.0 million of availability, a six-year Tranche A Loan and an eight-year Tranche B Loan. Payments on the Tranche A Loan are due quarterly over six years as follows: $25.0 million in years one and two, $30.0 million in year three, $35.0 million in year four, $40.0 million in year five and $45.0 million in year six. Payments on the Tranche B Loan are due quarterly over eight years as follows: $1.0 million in each of years one through six, $45.0 million in year seven and $49.0 million in year eight.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data of the Company for the five fiscal years ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998. The historical consolidated financial data for each of the three years in the period ended December 31, 1997 have been derived from, and should be read in conjunction with, the Company's consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent auditors, that are included elsewhere in this Prospectus. The historical consolidated financial data for each of the two years in the period ended December 31, 1994 have been derived from the Company's consolidated financial statements, which have also been audited by PricewaterhouseCoopers LLP, independent auditors, not included elsewhere herein. The historical consolidated financial data as of September 30, 1997 and 1998 and for the nine-month periods then ended have been derived from the unaudited consolidated financial statements of the Company and include, in the opinion of management, all adjustments necessary to present fairly the data for such periods. Due to the seasonality of operations and other factors, the results of operations for the nine-months ended September 30, 1998 are not indicative of the results that may be expected for the full year. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements" appearing elsewhere in this Prospectus.

                                                                                                          NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                  ----------------------------------------------------   --------------------
                                                    1993       1994       1995       1996       1997       1997       1998
                                                  --------   --------   --------   --------   --------   --------   ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT DISPLAYER DATA)           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.......................................  $490,977   $515,341   $482,950   $434,299   $468,845   $322,099   $ 347,205
Cost of goods sold..............................   258,137    262,623    261,806    225,137    239,664    166,262     170,658
                                                  --------   --------   --------   --------   --------   --------   ---------
Gross profit....................................   232,840    252,718    221,144    209,162    229,181    155,837     176,547
Selling, general and administrative:
  Selling.......................................    71,815     73,276     72,857     68,489     72,172     48,393      58,294
  Freight, warehouse and distribution...........    44,020     43,116     41,041     37,167     41,284     28,660      31,146
  General and administrative....................    18,518     28,841     25,398     22,246     26,319     18,712      18,391
  (Gains) losses on the sale of assets..........      (919)       209        (14)    (2,077)      (198)        (8)     (6,349)
  Recapitalization expenses(1)..................        --         --         --         --         --         --       6,198
                                                  --------   --------   --------   --------   --------   --------   ---------
    Total selling, general and administrative...   133,434    145,442    139,282    125,825    139,577     95,757     107,680
                                                  --------   --------   --------   --------   --------   --------   ---------
Operating income................................    99,406    107,276     81,862     83,337     89,604     60,080      68,867
Other income (expense):
  Interest income...............................     5,420      6,439      2,470      5,113      7,985      5,225       4,841
  Interest expense..............................      (287)       (93)        (2)      (503)      (362)       (14)    (15,913)
  Other income..................................       352         88        529        456      2,884        466       1,027
                                                  --------   --------   --------   --------   --------   --------   ---------
Other income (expense), net.....................     5,485      6,434      2,997      5,066     10,507      5,677     (10,045)
                                                  --------   --------   --------   --------   --------   --------   ---------
Income before income taxes......................   104,891    113,710     84,859     88,403    100,111     65,757      58,822
Income taxes....................................    38,313     42,737     35,315     33,957     37,919     25,332      23,346
                                                  --------   --------   --------   --------   --------   --------   ---------
Income from continuing operations before
  cumulative effect of accounting change........  $ 66,578   $ 70,973   $ 49,544   $ 54,446   $ 62,192   $ 40,425   $  35,476
                                                  ========   ========   ========   ========   ========   ========   =========
Net income(2)...................................  $ 68,889   $ 70,522   $ 49,544   $ 54,446   $ 62,192   $ 40,425   $  35,476
                                                  ========   ========   ========   ========   ========   ========   =========
OTHER FINANCIAL DATA:
Gross profit percentage.........................      47.4%      49.0%      45.8%      48.2%      48.9%      48.4%       50.8%
EBITDA(3).......................................  $104,046   $112,171   $ 85,944   $ 84,610   $ 92,019   $ 61,897   $  71,413
EBITDA margin(4)................................      21.2%      21.8%      17.8%      19.5%      19.6%      19.2%       20.6%
Cash flows provided by (used in):
  Operating activities..........................  $ 77,027   $ 66,850   $ 64,746   $ 57,507   $ 60,285   $ 38,533   $  53,939
  Investing activities..........................   (64,148)  (152,376)    (1,394)    (8,808)   (67,023)   (69,164)     70,079
  Financing activities..........................   (47,234)   (11,242)   (16,760)    (6,086)   (21,760)   (19,020)   (185,387)
Depreciation and amortization...................     5,559      4,686      4,096      3,350      2,613      1,825       2,368
Capital expenditures(5).........................    26,751      3,135      1,408      2,126      4,617      3,115       6,227
Ratio of earnings to fixed charges(6)...........        --         --         --         --         --         --         4.7x
DOMESTIC DISPLAYER DATA:
Number of orders................................   716,081    754,439    782,996    710,008    732,202    521,728     552,508
Average order size(7)...........................  $    686   $    683   $    617   $    610   $    635   $    613   $     620
Number of Displayers at end of period(8)........    37,500     38,300     45,200     37,800     44,200     48,900      55,500
Average number of Displayers during period(8)...    33,800     38,300     41,200     39,900     42,400     42,000      49,500

                                                             AS OF DECEMBER 31,                    AS OF SEPTEMBER 30,
                                            ----------------------------------------------------   --------------------
                                              1993       1994       1995       1996       1997       1997       1998
                                            --------   --------   --------   --------   --------   --------   ---------
                                                                      (DOLLARS IN THOUSANDS)           (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents.................  $140,411   $ 43,643   $ 90,235   $132,848   $104,262   $ 83,145   $  42,859
Marketable securities and investments.....    26,947      3,251      3,251      4,643     69,684     71,740       1,509
Property, plant and equipment, net........    32,543     20,116     17,478     15,481     17,353     16,809      20,251
Total assets(9)...........................   471,177    252,458    147,110    195,774    244,190    232,278     148,883
Total debt (including current
  maturities).............................        --         --         --         --         --         --     493,500
Shareholders' equity (deficit)............   416,294     62,373     99,461    141,227    189,931    174,441    (427,032)

---------------

(1) Recapitalization expenses consist of amounts paid to the Company's financial advisor and attorneys in connection with the Recapitalization.

(2) Net income differs from income from continuing operations before cumulative effect of accounting change for the year ended December 31, 1993 due to the cumulative effect of change in accounting principle of $2,056,000 that resulted from the Company's adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and income from discontinued operations of $255,000, net of taxes. Net income differs from income from continuing operations before cumulative effect of accounting change for the year ended December 31, 1994 due to the loss from discontinued operations of $451,000, net of taxes.

(3) EBITDA represents operating income plus depreciation and amortization, Recapitalization expenses and non-cash expenses for stock options ($329,000 for the nine months ended September 30, 1998), but excludes any gains or losses on the sale of assets. EBITDA is generally considered to provide information regarding a company's ability to service and/or incur debt, and it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA should not be considered in isolation, as a substitute for net income, cash flows from operations or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity.

(4) Defined as EBITDA as a percentage of net sales.

(5) Capital expenditures for the year ended December 31, 1993 include $22,715,000 for the purchase of a building, which was transferred to CCP on December 31, 1994 in connection with the Spin-Off.

(6) The ratio of earnings to fixed charges has been omitted to the years ended December 31, 1993 through 1997 and the nine months ended September 30, 1997 because fixed charges were de minimis during these periods. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes less the undistributed equity in earnings of an affiliate plus fixed charges. Fixed charges consists of interest expense on all indebtedness, which includes amortization of debt issuance costs.

(7) Average order size is calculated based on net sales divided by number of orders. For purposes of this calculation, international sales of $1,224,000 and $4,093,000 for the years ended December 31, 1996 and 1997, respectively, and $2,080,000 and $4,541,000 for the nine months ended September 30, 1997 and 1998, respectively, have been excluded from net sales.

(8) Prior to July 1997, the Company had a policy of removing from its Displayer count Displayers who had failed to place an order within the 14 prior weeks. The Company revised this policy in mid-1997 by retaining these Displayers to encourage them to reinitiate sales activity. At December 31, 1997 and September 30, 1997 and 1998, the Company had included in its Displayer count approximately 1,400, 3,500 and 9,700 Displayers, respectively, who had not placed an order within the 14-week period ended as of such dates.

(9) As of December 31, 1993, total assets included $220,370,000 of net assets of CCP. As of December 31, 1994, total assets included $136,748,000 of certain assets held for transfer to CCP in connection with the Spin-Off.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 (the "Pro Forma Financial Statements") give effect to the Recapitalization as if it had occurred on January 1, 1997.

     The Company financed the Recapitalization through the following simultaneous transactions: (i) the Hicks Muse Shareholders contributed approximately $182.6 million in cash to the equity of the Company in exchange for 10,111,436 shares of Company Common Stock; (ii) the Company borrowed $500.0 million consisting of $200.0 million of Notes and $300.0 million under the Senior Credit Facility; and (iii) the Company used the proceeds from the contribution of equity, issuance of Notes and the borrowings under the Senior Credit Facility, together with approximately $169.3 million of cash and cash equivalents held by the Company to pay approximately $827.6 million for the redemption of 45,836,584 shares of Company Common Stock, and to pay fees and expenses of approximately $24.3 million associated with the Recapitalization. These fees and expenses consisted of a financial advisory fee of approximately $11.2 million paid to Hicks Muse, debt issuance costs of approximately $11.6 million paid primarily to the bank syndicate group for the Senior Credit Facility and the initial purchasers of the Notes, and other transaction fees and expenses, consisting primarily of legal and accounting costs, of approximately $1.5 million. Approximately $21.1 million of the total transaction fees and expenses have been recorded as debt issuance costs and will be amortized over the term of the related indebtedness. The remaining transaction fees and expenses of $3.2 million have been charged to additional paid-in capital.

     In addition to the $24.3 million of fees and expenses related to the Recapitalization, the Company paid additional financial advisory and legal fees of approximately $6.2 million in connection with the Recapitalization. These costs are reflected as Recapitalization expenses in the Company's consolidated statement of operations for the nine months ended September 30, 1998.

     The Pro Forma Financial Statements are based upon the historical financial information appearing elsewhere in this Prospectus. The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable and are described in the notes accompanying the Pro Forma Financial Statements. The Pro Forma Financial Statements are provided for information purposes only and do not purport to represent what the Company's results of operations or financial position would actually have been had the transactions in fact occurred at such dates or to project the Company's results of operations or financial position at or for any future date or period.

     The Pro Forma Financial Statements and accompanying notes should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto contained elsewhere herein. It is expected that the Recapitalization will be treated as a combined stock purchase and redemption for federal income tax purposes and as a recapitalization for financial accounting purposes.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                       PRO FORMA
                                                                      PRO FORMA         FOR THE
                                                           ACTUAL    ADJUSTMENTS    RECAPITALIZATION
                                                          --------   -----------    ----------------
Net sales...............................................  $468,845                      $468,845
Cost of goods sold......................................   239,664                       239,664
                                                          --------                      --------
Gross profit............................................   229,181                       229,181
Selling, general and administrative:
  Selling...............................................    72,172                        72,172
  Freight, warehouse and distribution...................    41,284                        41,284
  General and administrative............................    26,319                        26,319
  Gains on the sale of assets...........................      (198)                         (198)
                                                          --------                      --------
          Total selling, general and administrative.....   139,577                       139,577
                                                          --------                      --------
Operating income........................................    89,604                        89,604
Other income (expense):
  Interest income.......................................     7,985      (7,985)(1)            --
  Interest expense......................................      (362)    (46,899)(2)       (47,261)
  Other income..........................................     2,884                         2,884
                                                          --------    --------          --------
          Total other income (expense), net.............    10,507     (54,884)          (44,377)
                                                          --------    --------          --------
Income before income taxes..............................   100,111     (54,884)           45,227
Income taxes............................................    37,919     (21,130)(3)        16,789
                                                          --------    --------          --------
Net income..............................................  $ 62,192    $(33,754)         $ 28,438
                                                          ========    ========          ========
OTHER DATA:
  Ratio of earnings to fixed charges(4).................                                     2.0x

    See accompanying notes to Unaudited Pro Forma Consolidated Statements of
                                  Operations.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                       PRO FORMA
                                                                      PRO FORMA         FOR THE
                                                           ACTUAL    ADJUSTMENTS    RECAPITALIZATION
                                                          --------   -----------    ----------------
Net sales...............................................  $322,099                      $322,099
Cost of goods sold......................................   166,262                       166,262
                                                          --------                      --------
Gross profit............................................   155,837                       155,837
Selling, general and administrative:
  Selling...............................................    48,393                        48,393
  Freight, warehouse and distribution...................    28,660                        28,660
  General and administrative............................    18,712                        18,712
  Gains on the sale of assets...........................        (8)                           (8)
                                                          --------                      --------
          Total selling, general and administrative.....    95,757                        95,757
                                                          --------                      --------
Operating income........................................    60,080                        60,080
Other income (expense):
  Interest income.......................................     5,225      (5,225)(1)            --
  Interest expense......................................       (14)    (35,387)(2)       (35,401)
  Other income..........................................       466                           466
                                                          --------    --------          --------
          Total other income (expense), net.............     5,677     (40,612)          (34,935)
                                                          --------    --------          --------
Income before income taxes..............................    65,757     (40,612)           25,145
Income taxes............................................    25,332     (15,636)(3)         9,696
                                                          --------    --------          --------
Net income..............................................  $ 40,425    $(24,976)         $ 15,449
                                                          ========    ========          ========
OTHER DATA:
  Ratio of earnings to fixed charges(4).................                                     1.7x

    See accompanying notes to Unaudited Pro Forma Consolidated Statements of
                                  Operations.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                       PRO FORMA
                                                                      PRO FORMA         FOR THE
                                                           ACTUAL    ADJUSTMENTS    RECAPITALIZATION
                                                          --------   -----------    ----------------
Net sales...............................................  $347,205                      $347,205
Cost of goods sold......................................   170,658                       170,658
                                                          --------                      --------
Gross profit............................................   176,547                       176,547
Selling, general and administrative:
  Selling...............................................    58,294                        58,294
  Freight, warehouse and distribution...................    31,146                        31,146
  General and administrative............................    18,391                        18,391
  Gains on the sale of assets...........................    (6,349)                       (6,349)
  Recapitalization expenses(5)..........................     6,198                         6,198
                                                          --------                      --------
          Total selling, general and administrative.....   107,680                       107,680
                                                          --------                      --------
Operating income........................................    68,867                        68,867
Other income (expense):
  Interest income.......................................     4,841      (4,841)(1)            --
  Interest expense......................................   (15,913)    (18,051)(2)       (33,964)
  Other income..........................................     1,027                         1,027
                                                          --------    --------          --------
          Total other expense, net......................   (10,045)    (22,892)          (32,937)
                                                          --------    --------          --------
Income before income taxes..............................    58,822     (22,892)           35,930
Income taxes............................................    23,346      (8,813)(3)        14,533
                                                          --------    --------          --------
Net income..............................................  $ 35,476    $(14,079)         $ 21,397
                                                          ========    ========          ========
OTHER DATA:
  Ratio of earnings to fixed charges(4).................                                     2.1x

    See accompanying notes to Unaudited Pro Forma Consolidated Statements of
                                  Operations.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

 (1) The adjustment reflects the elimination of interest income derived from certain cash and cash equivalents, marketable securities and investments which will be used in connection with the Recapitalization.


 (2) The adjustment reflects increase in interest expense associated with (i) the Revolving Loans, (ii) the Senior Credit Facility, (iii) the Notes and
     (iv) the amortization of the related debt issuance costs. Interest rates utilized in the accompanying unaudited pro forma consolidated financial statements are based on contractual interest rates in effect as of September 30, 1998. As of September 30, 1998, the interest rates on the Company's outstanding Tranche A and Tranche B Loans were 7.75% and 8.25%, respectively, based on 6 month borrowings entered into in June 1998 when the 6 month LIBOR rate was 5.75%. Pro forma interest expense consists of the following:


                                                             NINE MONTHS ENDED
                                              YEAR ENDED       SEPTEMBER 30,
                                             DECEMBER 31,   -------------------
                                                 1997         1997       1998
                                             ------------   --------   --------
                                                   (DOLLARS IN THOUSANDS)
Interest Expense:
  Revolving Loans (commitment fee).........    $   (200)    $   (150)  $   (150)
  Senior Credit Facility Tranche A Loan due
     2004 $200,000 @ 7 3/4%................     (14,773)     (11,262)    (9,809)
  Senior Credit Facility Tranche B Loan due
     2006 $100,000 @ 8 1/4%................      (8,220)      (6,172)    (6,110)
  Senior Subordinated Notes due 2008 @
     10 1/8%...............................     (20,250)     (15,188)   (15,188)
  Other interest expense...................        (362)         (14)      (276)
                                               --------     --------   --------
     Cash interest expense.................     (43,805)     (32,786)   (31,533)
  Amortization of debt issuance costs......      (3,456)      (2,615)    (2,431)
                                               --------     --------   --------
Pro forma interest expense.................    $(47,261)    $(35,401)  $(33,964)
                                               ========     ========   ========

      Pro Forma adjustments for interest expense are based on the following assumptions:

      - Revolving Loans -- Commitment fee of 0.5% of the unused portion, which is assumed to be $40,000,000 (or the maximum available amount) for all periods presented


      - Tranche A Loan -- interest at 7.75% (LIBOR plus 2.0%) with scheduled quarterly principal payments of $6,250,000 commencing March 31, 1997



      - Tranche B Loan -- interest at 8.25% (LIBOR plus 2.5%) with scheduled quarterly principal payments of $250,000 commencing March 31, 1997


      - Amortization of debt issuance costs -- $21,118,000 in debt issuance costs are being amortized using the effective interest method over the term of the related indebtedness

 (3) The adjustment represents the income tax effect of the pro forma adjustments at a weighted average statutory tax rate of 38.5%.

 (4) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes less the undistributed equity in the earnings of an affiliate plus fixed charges. Fixed charges include interest expense on all indebtedness, which includes amortization of debt issuance costs.

 (5) Consists of nonrecurring fees and expenses paid to the Company's financial advisor and attorneys in connection with the Recapitalization.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Selected Historical Consolidated Financial Data and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

COMPANY BACKGROUND

     The Company believes it is the largest direct seller of home decorative accessories in the United States, as measured by sales. As of September 30, 1998, the Company sold its Products to approximately 57,100 Displayers, including 55,500 located in the United States and 1,400 and 200 of whom were located in Mexico and Puerto Rico, respectively. The Company's sales are dependent upon the number of Displayers selling the Company's Products and Displayer productivity. The Displayers' productivity fluctuates from time to time based on seasonality and the implementation and timing of discounts and new incentive programs.

     Primarily because of the nature of the direct selling industry, and as a result of numerous general and economic factors, during the two-year period ended December 31, 1997, the Company experienced average annual Displayer turnover of approximately 46%. The Company believes that new Displayers are generally among the least productive Displayers and that the majority of Displayers who terminate their status as Displayers in any particular year are Displayers recruited in that year or in the immediately preceding year. The Company's ability to maintain its sales volume and to achieve growth depends upon its ability to attract a significant number of new Displayers each year. The Company's ability to recruit, train, motivate and retain the Displayers depends upon, among other things, (i) the managerial capabilities and personal charisma of the Company's senior management, (ii) the Company's ability to offer an attractive business opportunity to Displayers by enabling them to achieve acceptable profit margins on the resale of Products, (iii) the Company's ability to provide adequate and timely recruiting and training incentives to existing Displayers, (iv) the introduction of new Products and marketing concepts, (v) the effectiveness of the Company's commission and incentive programs and discounts and (vi) general economic conditions.

     To stimulate sales, the Company offers a variety of discounts and incentives to Displayers. The amount and timing of discounts and incentives vary from year to year and throughout each year. The cost of discounts is reflected in the Company's net sales while the cost of incentives is reflected in selling expense.

     Historically, the Company has benefitted from relatively stable gross profit and operating profit margins. Once a Product is introduced into the Company's product line, the price at which the Company purchases the Product from its suppliers and the price at which the Company sells such product to the Displayers seldom changes. The Company delivers its Products to Displayers via common carrier and a network of Local Distributors. Unlike many other direct sales companies that the Company believes charge their customers shipping costs, the Company delivers its Products to the Displayers free of charge if minimum order sizes are met. The Company realizes substantial cost savings from volume discounts it receives from its common carriers and its use of Local Distributors. The use of Local Distributors enables the Company to avoid the premiums charged by common carriers for delivery to private residences, which is where most Displayers receive deliveries. In addition, the Company believes that, as a result of its good relationships with its common carriers and the Local Distributors, it is able to quickly deliver its Products with minimal shipping mistakes or Product damage.

     From the Company's inception until 1995, the Company allowed Displayers up to two weeks to pay for their orders and Displayers did not collect the purchase price of the Products from their customers until the Products were delivered. In 1995, management of the Company reviewed its credit and collection policies and determined that Displayers were spending increased time collecting money from their customers or reselling merchandise not accepted by their customers when delivered. Primarily in an effort to further assist Displayers, management implemented a "pay-with-the-order" policy (the "New Credit Policy"). This significant change in payment policy contributed to an overall decline in many Displayers' sales volumes in 1995 and 1996 because the Displayers' customers were unwilling or unable to maintain their historical buying patterns under the New Credit Policy. This reaction by their customers negatively affected the Displayers' morale. Although management believes that the New Credit Policy improved the Displayers' ability to collect the purchase price for Products sold to their customers (thereby allowing the Displayers to focus on selling Products), the adverse impact of the New Credit Policy on the Displayers and their sales volumes was not adequately anticipated. Management spent much of 1996 rebuilding Displayer morale through increased incentive programs and better educating the Displayers about the benefits of the New Credit Policy. Management believes that the mid-1996 introduction of an incentive program (the "Hostess Bonus Buy Program") which allowed Hostesses (as defined) who achieved specified Show sales levels to purchase Products at substantial discounts and acceptance by Displayers of the New Credit Policy caused 1997 sales to exceed 1996 sales. See "Business -- Sales Methods and Organization."

THE RECAPITALIZATION

     On June 4, 1998, the Company financed the Recapitalization through the following simultaneous transactions: (i) the Hicks Muse Shareholders contributed approximately $182.6 million in cash to the equity of the Company in exchange for 10,111,436 shares of Company Common Stock; (ii) the Company borrowed $500.0 million consisting of $200.0 million of the Notes and $300.0 million under the Senior Credit Facility; and (iii) the Company used the proceeds from the contribution of equity, issuance of the Notes and borrowings under the Senior Credit Facility, together with approximately $169.3 million of cash and cash equivalents held by the Company to pay approximately $827.6 million for the redemption of 45,836,584 shares of Company Common Stock, and to pay fees and expenses of approximately $24.3 million associated with the Recapitalization. These fees and expenses included an $11.2 million financial advisory fee paid to Hicks Muse for its role in obtaining financing for the Recapitalization, legal and accounting fees of approximately $1.5 million and debt issuance costs of $11.6 million paid primarily to the bank syndicate group for the Senior Credit Facility and the initial purchasers of the Notes. The Hicks Muse financial advisory fee and the legal and accounting fees have been allocated on a proportionate basis to the debt and equity financing for the Recapitalization. Accordingly, approximately $9.5 million of such fees have been recorded as debt issuance costs and the remaining $3.2 million have been charged to additional paid-in capital. The total debt issuance costs of $21.1 million are being amortized using the effective interest method over the term of the related indebtedness.

     In addition to the $24.3 million of fees and expenses related to the Recapitalization, the Company paid additional financial advisory and legal fees of approximately $6.2 million in connection with the Recapitalization. The Company paid the financial advisor approximately $5.7 million to assist with the development of strategic alternatives, identify potential buyers, evaluate proposals and assist in the negotiation of the Hicks Muse offer. The financial advisory and legal fees are reflected as Recapitalization expenses in the Company's consolidated statement of operations for the nine months ended September 30, 1998.

RESULTS OF OPERATIONS

     The following table is derived from the Company's consolidated financial statements included elsewhere in this Prospectus and sets forth, for the periods indicated, the relative percentages that certain income and expense items bear to net sales:

                                                                        NINE MONTHS
                                       YEAR ENDED DECEMBER 31,      ENDED SEPTEMBER 30,
                                      --------------------------    --------------------
                                       1995      1996      1997       1997        1998
                                      ------    ------    ------    --------    --------
                                                                        (UNAUDITED)
Net sales...........................  100.0%    100.0%    100.0%      100.0%      100.0%
Cost of goods sold..................   54.2%     51.8%     51.1%       51.6%       49.2%
                                      ------    ------    ------     ------      ------
Gross profit........................   45.8%     48.2%     48.9%       48.4%       50.8%
Selling, general and administrative:
  Selling...........................   15.1%     15.8%     15.4%       15.0%       16.8%
  Freight, warehouse and
     distribution...................    8.5%      8.6%      8.8%        8.9%        9.0%
  General and administrative........    5.3%      5.1%      5.6%        5.8%        5.2%
  Gains on the sale of assets.......     --      (0.5)%      --          --        (1.8)%
  Recapitalization expenses.........     --        --        --          --         1.8%
                                      ------    ------    ------     ------      ------
       Total selling, general and
          administrative............   28.9%     29.0%     29.8%       29.7%       31.0%
                                      ------    ------    ------     ------      ------
Operating income....................   16.9%     19.2%     19.1%       18.7%       19.8%
Other income (expense), net.........    0.6%      1.2%      2.2%        1.8%       (2.9)%
                                      ------    ------    ------     ------      ------
Income before income taxes..........   17.5%     20.4%     21.3%       20.5%       16.9%
Income taxes........................    7.3%      7.8%      8.1%        7.9%        6.7%
                                      ------    ------    ------     ------      ------
Net income..........................   10.2%     12.6%     13.2%       12.6%       10.2%
                                      ======    ======    ======     ======      ======

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Net sales. Net sales increased $25.1 million, or 7.8%, to $347.2 million in the nine months ended September 30, 1998 from $322.1 million in the comparable period in 1997. This increase was primarily attributable to an increase in the number of orders placed, and to a lesser extent, a slight increase in average order size. The increase in orders and order sizes was primarily due to the introduction of several new incentive programs and discounts in the first six months of the 1998 period.

     Gross profit. Gross profit increased $20.7 million, or 13.3%, to $176.5 million in the nine months ended September 30, 1998 from $155.8 million in the comparable period in 1997. As a percentage of net sales, gross profit increased to 50.8% in the 1998 period from 48.4% in the 1997 period. This increase was primarily attributable to the introduction of new Products with higher profit margins.

     Selling expense. Selling expense increased $9.9 million, or 20.5%, to $58.3 million in the nine months ended September 30, 1998 from $48.4 million in the comparable period in 1997. As a percentage of net sales, selling expense increased to 16.8% in the 1998 period from 15.0% in the 1997 period. This increase was primarily attributable to higher bonus accruals for directors and higher costs for incentive programs in the 1998 period.

     Freight, warehouse and distribution expense. Freight, warehouse and distribution expense increased $2.4 million, or 8.7%, to $31.1 million in the nine months ended September 30, 1998 from $28.7 million in the comparable period in 1997. As a percentage of net sales, freight, warehouse and distribution expense increased to 9.0% in the 1998 period from 8.9% in the 1997 period. This increase was primarily due to increased discounts in the 1998 period. Excluding discounts, freight, warehouse and distribution expense as a percentage of net sales was flat in both periods.

     General and administrative expense. General and administrative expense decreased $0.3 million, or 1.7%, to $18.4 million in the nine months ended September 30, 1998 from $18.7 million in the comparable period in 1997. Costs incurred in 1997 associated with the settlement of litigation and a reduction in charitable contributions expense in 1998 more than offset increased training and costs associated with the implementation of the Computer System in 1998.

     Gains on the sale of assets. The Company recorded gains on the sale of assets of $6.3 million in the nine months ended September 30, 1998 principally from the sale of two aircraft and a building.

     Recapitalization expenses. Recapitalization expenses of $6.2 million consisted of fees and expenses paid to the Company's financial advisor and attorneys in connection with the Recapitalization.

     Interest Income. Interest income decreased $0.4 million, or 7.3%, to $4.8 million in the nine months ended September 30, 1998 from $5.2 million in the comparable period in 1997 due to lower average investment balances as a result of the Recapitalization.

     Interest Expense. Interest expense increased to $15.9 million in the nine months ended September 30, 1998 due to interest expense incurred in connection with the Senior Credit Facility and the Notes.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net sales. Net sales increased $34.5 million, or 8.0%, to $468.8 million in 1997 from $434.3 million in 1996. This increase was primarily attributable to an increase in the average number of domestic Displayers and an increase in the average order size resulting in part from a full-year impact of the Hostess Bonus Buy Program implemented in mid-1996.

     Gross profit. Gross profit increased $20.0 million, or 9.6%, to $229.2 million in 1997 from $209.2 million in 1996. As a percentage of net sales, gross profit increased to 48.9% in 1997 from 48.2% in 1996. This increase was primarily attributable to the success of the Hostess Bonus Buy Program that disproportionately increased the percentage of sales of Products manufactured by the Company which, in turn, resulted in improved manufacturing efficiencies at the Company's manufacturing subsidiaries.

     Selling. Selling expense increased $3.7 million, or 5.4%, to $72.2 million in 1997 from $68.5 million in 1996. As a percentage of net sales, selling expense decreased to 15.4% in 1997 from 15.8% in 1996. This decrease was primarily attributable to several incentive programs which were offered in 1996 but not in 1997. The 1996 incentives included providing free Product brochures and other marketing materials to Displayers who met certain sales criteria. In 1997, the Company offered more discounts rather than incentive programs.

     Freight, warehouse and distribution. Freight, warehouse and distribution expense increased $4.1 million, or 11.1%, to $41.3 million in 1997 from $37.2 million in 1996. As a percentage of net sales, freight, warehouse and distribution expense increased to 8.8% in 1997 from 8.6% in 1996.

     General and administrative. General and administrative expense increased $4.1 million, or 18.3%, to $26.3 million in 1997 from $22.2 million in 1996. As a percentage of net sales, general and administrative expenses increased to 5.6% in 1997 from 5.1% in 1996. This increase was primarily attributable to several items, including (i) training costs incurred in 1997 relating to the implementation of the Computer System, (ii) nonrecurring costs in 1997 resulting from the settlement of litigation and (iii) a change in the estimated redemption rate for Hostess merits (as defined) which caused an increase in the related Hostess prepayments liability.

     Interest income. Interest income increased $2.9 million, or 56.1%, to $8.0 million in 1997 from $5.1 million in 1996 primarily as a result of a change in the Company's investment policies, and to a lesser extent, higher average investment balances. Prior to 1997, the Company did not make any material investments. The Company revised its investment policy in 1997 to purchase investments with a high fixed rate of return and low risk.

     Other income. Other income increased $2.4 million to $2.9 million in 1997 from $0.5 million in 1996 primarily as a result of a gain on the sale of a single investment.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net sales. Net sales decreased $48.7 million, or 10.1%, to $434.3 million in 1996 from $483.0 million in 1995. This decrease was attributable to a decrease in number of orders placed largely as a result of a decline in the average number of domestic Displayers and, to a lesser extent, a decrease in the average order size. Contributing to these decreases were several factors, including (i) the adoption of the New Credit Policy in 1995, (ii) a less effective discount program in 1996 and (iii) a 1995 recruiting campaign that offered heavy discounting of initial Product demonstration cases to new Displayers. This had the unintended consequence of attracting unproductive Displayers, many of whom subsequently terminated their Displayer status.

     Gross profit. Gross profit decreased by $11.9 million, or 5.4%, to $209.2 million in 1996 from $221.1 million in 1995. As a percentage of net sales, gross profit increased to 48.2% in 1996 from 45.8% in 1995. This increase was primarily attributable to the cessation of the 1995 recruiting program which offered discounted Product demonstration cases to new Displayers and a lower level of discounts offered to Displayers in 1996.

     Selling. Selling expense decreased $4.4 million, or 6.0%, to $68.5 million in 1996 from $72.9 million in 1995. As a percentage of net sales, selling expense increased to 15.8% in 1996 from 15.1% in 1995. This increase was primarily attributable to an increase in incentive programs, such as providing free brochures and other marketing materials to Displayers for meeting certain sales criteria.

     Freight, warehouse and distribution. Freight, warehouse and distribution expense decreased $3.8 million, or 9.4%, to $37.2 million in 1996 from $41.0 million in 1995. As a percentage of net sales, freight, warehouse and distribution expense increased to 8.6% in 1996 from 8.5% in 1995.

     General and administrative. General and administrative expense decreased $3.2 million, or 12.4%, to $22.2 million in 1996 from $25.4 million in 1995. As a percentage of net sales, general and administrative expenses decreased to 5.1% in 1996 from 5.3% in 1995. This decrease was primarily attributable to the dissolution of the Company's aircraft subsidiary at the end of 1995, which resulted in lower aircraft operating costs in 1996 and a non-cash non-recurring charge related to the ESOP in 1995.

     Gains on the sale of assets. The Company recorded gains of $2.1 million on the sale of two aircraft in 1996.

     Interest income. Interest income increased $2.6 million, or 107.0%, to $5.1 million in 1996 from $2.5 million in 1995 due to higher average investment balances.

     Income taxes. Income taxes as a percentage of income before income taxes decreased to 38.4% in 1996 from 41.6% in 1995. The higher percentage in 1995 was due to certain non-recurring items, including an adjustment recorded in 1995 for the actual tax effect of the 1994 Spin-Off.

SEASONALITY

     The Company's business is influenced by the Christmas holiday season and promotional events. Historically, a higher portion of the Company's sales and net income has been realized during the fourth quarter, and net sales and net income have generally been slightly lower during the first quarter as compared to the second and third quarters. Working capital requirements also fluctuate during the year and reach their highest levels during the third and fourth quarters as the Company increases its inventory for the peak season. In addition to the Company's peak season fluctuations, quarterly results of operations may fluctuate depending on the timing of, and amount of sales from, promotions and/or the introduction of new Products. As a result, the Company's business activity and results of operations in any quarter are not necessarily indicative of any future trends in the Company's business.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has satisfied its historical requirements for capital through cash flow from operations. Net cash provided by operating activities totaled $64.7 million, $57.5 million and $60.3 million in 1995, 1996 and 1997, respectively. The Company had capital expenditures of $1.4 million, $2.1 million and $4.6 million in 1995, 1996 and 1997, respectively. The Company's other significant cash outlays have historically been the payment of dividends to shareholders totaling $8.8 million, $6.1 million and $22.2 million in 1995, 1996 and 1997, respectively. In addition, the Company purchased $10.2 million of treasury stock in 1995.

     Additionally, on December 31, 1996, the Company purchased from CCP certain notes receivable from the Company's suppliers totaling $5.7 million. Payments received on those notes totaled $1.8 million in 1997. The Company revised its investment policy in 1997 and as a result purchased investments totaling $204.3 million and sold investments totaling $142.4 million during the year.


     The Company's revised investment policy focused on investments with a high fixed rate of return and low risk. In April 1997, as a result of this new policy, the Company invested approximately $63.4 million of cash and cash equivalents through a two step process. Funds were initially invested in fixed income funds on a short-term basis and then subsequently invested in tax exempt bonds, corporate bonds and preferred stock. Approximately $42.4 million of these fixed income funds were sold and reinvested in tax exempt funds. These tax exempt funds and the remainder of the initial investment in fixed income funds were subsequently sold and reinvested in tax exempt bonds, corporate bonds and preferred stock. Throughout the remainder of 1997, proceeds for the sale of tax exempt bonds, corporate bonds and preferred stock, and interest income on these investments were subsequently reinvested through the two step process described above. As a result of this two step investment process, a majority of the investment purchase and sales activity occurred during the three months ended June 30, 1997. There were no material amounts of realized gains or losses on sales of investments in 1997. The investments are classified as "available for sale" in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."


     As a result of the borrowings under the Senior Credit Facility and the issuance of the Notes, the Company is subject to cash requirements which are significantly greater than its historical requirements. The Company generated significantly higher cash flow from operations during the nine months ended September 30, 1998 than in the comparable period in 1997. Net cash provided by operating activities in the nine months ended September 30, 1998 increased $15.4 million to $53.9 million from $38.5 million in the comparable period in 1997. The increase was primarily attributable to greater increases in accounts payable, income taxes payable, prepaid sales orders and other accrued liabilities in the nine months ended September 30, 1998 as compared to the same period in 1997, partially offset by a decline in net income as adjusted for non-cash items in the nine months ended September 30, 1998 as compared to in the same period in 1997. A large portion of the increases in the Company's payable and liability balances as of September 30, 1998 is a result of the timing of payments and interest payable on the Senior Credit Facility and the Notes.

     The Company also generated significantly higher cash flow from investing activities during the nine months ended September 30, 1998 than in the comparable period in 1997. Prior to June 4, 1998, the Company liquidated substantially all of its investments held as of December 31, 1997 to meet the cash requirements of the Recapitalization. As a result, proceeds from the sale of investments during the nine months ended September 30, 1998 totaled $154.6 million, or $75.5 million more than the comparable period in 1997. Prior to 1997, the Company did not make any material investments. The Company revised its investment policy in 1997 and as a result used its existing cash and cash equivalents to purchase investments with a high fixed rate of return and low risk, consisting primarily of tax exempt and fixed income mutual funds, tax exempt and corporate bonds and preferred stock totaling $143.8 million during the nine months ended September 30, 1997. The proceeds from the sale of those investments totaled $79.1 million during the 1997 period. Purchases of investments totaled $87.6 million during the nine months ended September 30, 1998, or $56.2 million less than the comparable period in 1997. In addition to its other investing activities, the Company sold two aircraft and a building in the nine months ended September 30, 1998 for proceeds of $6.7 million.

     The Company increased its capital expenditures to $6.2 million during the nine months ended September 30, 1998 from $3.1 million in the 1997 period due to several nonrecurring expenditures. These nonrecurring expenditures included approximately $1.8 million for the implementation of the Computer System and approximately $1.0 million in expenditures related to SVS in the 1998 period. Costs for the Computer System consist of hardware and software costs, including program enhancements and upgrades. Expenditures related to SVS consist of building improvements and machinery and equipment.

     The Company estimates that its 1998 capital expenditures will be approximately $8.8 million principally as a result of continued implementation of the Computer System and the purchase of land for a candle manufacturing operation. In addition to its normal recurring capital expenditures, the Company also expects to incur $2.0 million to $3.0 million of capital expenditures in 1999 in connection with a candle manufacturing operation.

     The Company's use of cash for financing activities significantly increased to $185.4 million during the nine months ended September 30, 1998 from $19.0 million in the comparable period in 1997. This increased use of cash was as a result of the Recapitalization, pursuant to which the Company used proceeds of $182.6 million from the contribution of equity by Hicks Muse. $200.0 million from the issuance of the Notes and $300.0 million of borrowings under the Senior Credit Facility, together with proceeds from the sale of investments as described above, to pay $827.6 million for the redemption of Company Common Stock, and to pay $24.3 million of fees and expenses associated with the Recapitalization. Prior to the Recapitalization, the Company's primary financing activity was the payment of dividends. Dividends paid during the nine months ended September 30, 1998 decreased to $9.6 million from $19.0 million in the comparable period in 1997. Since the terms of the Notes and the Senior Credit Facility restrict the Company's ability to pay dividends, the Company does not anticipate the payment of dividends in the foreseeable future.

     Payments on the Notes and the Senior Credit Facility represent significant cash requirements for the Company. The Notes require semi-annual interest payments commencing in December 1998 and will mature in 2008. Borrowings under the Senior Credit Facility require quarterly interest and principal payments. In addition, the Senior Credit Facility includes $40.0 million of Revolving Loans, which mature on June 30, 2004. The Revolving Loans remained undrawn as of September 30, 1998, and the Company does not expect to utilize the Revolving Loans during 1998.

     The Company anticipates that its debt service requirements will total $35.0 million for 1998, consisting of principal payments due under the Senior Credit Facility of $13.0 million, interest due under the Senior Credit Facility of approximately $11.9 million and interest of $10.1 million due on the Notes. Principal and interest payments under the Senior Credit Facility and the Notes totaled $6.5 million and $6.8 million, respectively, through September 30, 1998.

     The terms of the Notes and Senior Credit Facility include significant operating and financial restrictions, such as limits on the Company's ability to incur indebtedness, create liens, sell assets, engage in mergers or consolidations, make investments and pay dividends. Payments on the Tranche A Loan are due quarterly over six years as follows: $25.0 million in years one and two, $30.0 million in year three, $35.0 million in year four, $40.0 million in year five and $45.0 million in year six. Payments on the Tranche B Loan are due quarterly over eight years as follows: $1.0 million in each of years one through six, $45.0 million in year seven and $49.0 million in year eight. The Revolving Loans terminate and all outstanding amounts thereunder mature on June 30, 2004. See "Unaudited Pro Forma Consolidated Financial Data," "Description of Senior Credit Facility" and "Description of New Notes."

     On July 1, 1998, the Company entered into an interest rate swap agreement to limit the effect of increases in interest rates on the Senior Credit Facility. The swap agreement provides the Company with a fixed rate of interest until December 31, 2001, on $75.0 million. Pursuant to the swap agreement, the Company is guaranteed a fixed 3-month LIBOR rate of 5.50% until June 9, 1999.

     The Company believes that net cash flow from operations and borrowings under the Revolving Loans, if any, will be sufficient to fund its cash requirements over the next twelve months, which will consist primarily of payment of principal and interest on outstanding indebtedness, working capital requirements and capital expenditures. The Company's future operating performance and ability to service or refinance its current indebtedness will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk
Factors -- Substantial Leverage."

INFLATION

     Although the Company's operations are affected by general economic trends, inflation and changing prices did not have a material impact on the Company's operations in 1995, 1996 or 1997 or for the six-month period ended June 30, 1998.

ENVIRONMENTAL ISSUES

     In 1989, Dallas Woodcraft, Inc., a wholly-owned subsidiary of the Company ("DWC"), was named as a PRP based on allegedly having sent 2,640 gallons of waste to the Chemical Recycling, Inc. facility in Wylie, Texas. The Company believes that DWC's share of the total cleanup costs based on a volumetric allocation would be less than one percent. In the future, DWC and the other PRPs, who are jointly and severally liable, may incur additional costs related to the cleanup of hazardous substances at the facility. DWC did not incur any cleanup related costs during 1995, 1996 and 1997 or in the nine months ended September 30, 1998. Because the site has been dormant for several years, the Company does not believe it is probable that any additional costs will be incurred and, accordingly, has not established any accruals for future cleanup costs at this site.

     In 1997, Homco, Inc., a wholly-owned subsidiary of the Company ("Homco"), was named as a PRP based on allegedly having transported hazardous waste to the Materials Recovery Enterprises, Inc. facility in Ovalo, Texas. In the future, Homco and the other PRPs, who are jointly and severally liable, will incur costs related to the cleanup of hazardous substances at the facility. The cleanup of the site is in the early stages. The PRP group has hired an environmental consultant to conduct a remedial investigation and feasibility study, which is expected to be completed in 1999. The Company believes that Homco's share of the total cleanup costs based on a volumetric allocation would be less than one percent. The Company did not incur any cleanup related costs during 1997 or during the nine months ended September 30, 1998 and has not established any accrual for such costs as no determination of the cleanup costs for the site has been made.

     In 1996, the United States Environmental Protection Agency issued a Notice of Violation claiming that the Company's wholly-owned subsidiary, GIA, Inc. ("GIA") had violated the Clean Air Act and Nebraska Air Regulations by failing to obtain one or more Construction Permits for plant expansions that occurred in the 1970s and 1980s. In January 1997, GIA responded to the Notice of Violation and in January 1998, a combined construction and operating permit was proposed for the facility. The Company believes that the permit will be issued and it is not likely that GIA will incur penalties for the activities covered by the Notice of Violation.

     The ultimate outcome and aggregate cost of resolving all of the above contingencies will be based on a number of factors and will be determined over a number of years. Accordingly, the total cost to the Company cannot currently be determined with certainty. In the opinion of the Company's management, however, the total cost of resolving such contingencies should not have a material adverse effect on the Company's business, financial condition and results of operations or its ability to pay interest and principal on the Notes.

YEAR 2000 ISSUES; MANAGEMENT INFORMATION SYSTEM

     As a result of certain computer programs being written using two digits rather than four digits to define the applicable year, any of the Company's computer programs that have date sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in normal business activities.

     The Company has established a Year 2000 compliance team to address the issue of computer programs and systems that are unable to distinguish between the year 1900 and the year 2000 (the "Project"). The Project is divided into three categories: infrastructure, subsidiaries, and third party suppliers and service providers. The Company has substantially completed the assessment phase of the Project, which consists of identifying and inventorying items, prioritizing, determining critical items, and establishing a timetable for Year 2000 compliance. The Computer System is a critical aspect of the Project.

     The Company is in the process of implementing its new and significantly more sophisticated Computer System, which will replace a significant portion of the Company's existing infrastructure. Substantially all of the hardware and software currently in use at the Company will be eliminated with the implementation of the Computer System. A limited amount of peripheral equipment will be retained and is scheduled to be tested for Year 2000 compliance by the end of the first quarter of 1999. The Computer System includes a mainframe computer, certain business applications and upgraded or replacement peripheral equipment associated with the Company's core business systems. The Company is upgrading the software for the Computer System through the purchase of certain software products developed by DAI. DAI has also been engaged to modify the software to meet the Company's particular business requirements and to assist with the implementation process. Each supplier (including DAI) of the hardware and software incorporated or to be incorporated into the Computer System has provided to the Company a compliance statement or other documentation certifying that its products will function properly in all material respects beyond 1999.

     The Company believes that the DAI software will be installed and integrated, and that the Computer System will be operational, prior to the end of the first quarter of 1999. In addition, Year 2000 remediation of other aspects of the Company's infrastructure is substantially complete. Remediation of the Company's subsidiaries is expected to be completed in the first quarter of 1999. As a result, the Company believes that remediation of its infrastructure and its subsidiaries will be complete in all material respects by the end of the first quarter of 1999.

     However, until the DAI software products are installed and integrated, the Company is unable to fully assess the effectiveness of the DAI software or the Computer System in general. The Company's core business functions, including inventory, purchasing and accounting are dependent on a properly functioning management information system. Because the Computer System will replace a significant portion of such system, the failure of the DAI software to be installed, integrated and implemented in a timely fashion or to function as anticipated would require the Company to reassess its Year 2000 compliance and its Computer System in general. If, by the end of the first quarter of 1999, on-site systems integration testing identifies a business function at risk, the Company will aggressively seek to locate alternative sources of software as a contingency plan. There can be no assurance that such software could be obtained and installed in a timely fashion or that such software would be Year 2000 compliant, potentially resulting in a disruption of operations, including, among other things, a temporary inability to process transactions, ship products or engage in normal business activities, which could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity of a magnitude which the Company presently is unable to predict. In addition, while the Company believes that Year 2000 remediation of its infrastructure and its subsidiaries will be complete in all material respects by the end of the first quarter of 1999, if some or all of the Company's remediated or replaced internal computer systems fail to correctly distinguish between years before and after Year 2000, or if any software applications critical to the Company's operations are overlooked in the Company's assessment of its Year 2000 compliance, there could be a material adverse effect on the Company's business, financial condition, results of operations and liquidity of a magnitude which the Company presently is not able to predict.

     In addition to the foregoing, the Company has identified and surveyed its critical third party suppliers and service providers, and is in the process of monitoring and assessing their progress toward Year 2000 compliance to determine the extent to which the Company is vulnerable to the failure of such suppliers and service providers to remediate their own Year 2000 issues. Remediation for the Company's critical third party suppliers and service providers is partially complete and on schedule. Progress is being monitored and contingency planning will commence by the end of the fourth quarter of 1998. The failure of such third parties to adequately address their respective Year 2000 issues could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity of a magnitude which the Company is presently not able to predict.

     The Company had spent approximately $4.1 million on the Computer System as of September 30, 1998, and expects that it will incur an additional $1.7 million to implement the first phase of the rollout of the Computer System in early 1999. The Company expects that the additional costs associated with remediating its subsidiaries and its remaining infrastructure will be less than $1.0 million.

RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure About Segments of an Enterprise and Related Information." The new standard is effective for financial statements for fiscal years beginning after December 15, 1997. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard is effective for fiscal years beginning after December 15, 1999. The Company has not yet determined the effects the new standards will have on its financial statements.

                                    BUSINESS

GENERAL

     Founded in 1957, Home Interiors believes it is the largest direct seller of home decorative accessories in the United States, as measured by sales. The Company sells the Products to Displayers who resell the Products using the "party-plan" method to conduct Shows for potential customers. As of September 30, 1998, the Company sold Products to approximately 57,100 Displayers, 55,500 of whom were located in the United States and 1,400 and 200 of whom were located in Mexico and Puerto Rico, respectively. In 1996 and 1997, approximately 28% of the dollar volume of Products purchased by the Company were purchased from and manufactured by the Company's subsidiaries. The Company's headquarters are in Dallas, Texas.

     The Company purchases products from various suppliers, including its wholly-owned subsidiaries. The Company's wholly-owned subsidiaries consist of:
DWC, which manufactures framed artwork and mirrors using custom-designed equipment; GIA and Homco, which manufacture various types of molded plastic products using custom-designed equipment; and SVS, which purchases candles from a third party and resells the candles to the Company. The Company established Homco de Mexico, S.A. de C.V. in 1995 and Homco Puerto Rico, Inc. in 1996 to provide sales support services to the international Displayers.

     Since its inception, the Company has sold a coordinated line of Products to Displayers, a group of independent and self-confident women who operate their own businesses by purchasing the Products from the Company and reselling them to customers. The Company continues to stress the importance and dignity of women, a philosophy adopted by its founder, Mary Crowley. This philosophy remains deeply imbedded in the Company's training, motivation and selling strategies. The Company believes that this philosophy has contributed to its ability to attract and retain a loyal Displayer direct sales organization, and to distinguish its products in the marketplace by the value placed on the integrity of Displayers and quality of customer service and products. The Company also believes that by providing Displayers with the appropriate support and encouragement, Displayers can achieve personally satisfying and financially rewarding careers by enhancing the home environments of their customers.

     Home Interiors believes that its success and its opportunities for continued growth and increased profitability primarily result from the following factors:

          Trained and Productive Sales Force. The Company believes that its sales force is one of the best trained in the direct sales industry. New Displayers are introduced to the Company through a series of Company-developed video cassettes and other training materials and are trained by experienced Displayers who have attended a training course at the Company's Dallas headquarters focusing on developing new recruits. The Company continually provides direct communications to each Displayer through mailings, meetings, seminars and rallies designed to recognize exceptional Displayer performance, discuss selling "tips," introduce new Products and programs and provide motivation. In 1997, the average Company domestic Displayer sold Products with a suggested retail price of $15,800, while the average independent salesperson of other companies in the direct selling industry sold items worth $4,800 (at retail), according to the DSA. In addition, the Company believes that the retention rate for its Displayers is higher than that of other direct sales companies. At December 31, 1996 and 1997, 40% and 45%, respectively, of Displayers had been Displayers for two or more years, compared to the industry average of 24% in 1996 according to the DSA.

          Consumer Focused Product Line. Because the Company believes it is important to its success to develop and introduce new Products that anticipate and reflect changing consumer preferences, the Company's merchandise department regularly coordinates new Product introductions. Merchandise department personnel attend home decor trade shows, analyze other market information and meet with Displayers and suppliers to identify, evaluate and design new Products. The Company distributes approximately 900 proposed or prototype items annually to selected Displayers for review, including a determination of whether the suggested retail prices are attractive. Based in large part on the Displayers' review, Home Interiors introduces approximately 150 to 225 new Products each year to replace other less popular items.

          Stable Margins. The Company has generated relatively stable gross profit and operating profit margins primarily due to (i) the Company's practice of generally maintaining stable cost and selling prices on all Products after introduction to the Product line and (ii) the low level of fixed assets and corporate overhead required for the Company's business.

          Efficient Delivery System. The Company has established a delivery system to achieve quick and cost-effective delivery of Products to its Displayers. Home Interiors believes that most other direct sales companies deliver products directly to the end customer and assess a freight charge to the customer. In contrast, the Company delivers Products to the Displayers free of charge if minimum order sizes are met. Deliveries are usually made within four to five days of the Company's receipt of an order. The Company is able to provide free delivery because of (i) volume discounts it receives from common carriers and (ii) its use of Local Distributors enabling the Company to avoid the premiums charged by common carriers for delivery to private residences, which is where most Displayers receive deliveries.

          Popularity of Direct Sales. The Company believes that direct selling is an established, growing and well received sales method. According to the DSA, approximately 9.3 million Americans sold approximately $22.2 billion of products on a direct sales basis in 1997. This represented a 9% increase in the number of direct salespeople and a 7% increase in the dollar amount of direct sales from 1996. The growth rates in the industry are not necessarily indicative of the growth rates of the Company.

BUSINESS STRATEGY

     The Company's business strategy is to maintain its position as a leader in the direct selling industry and to maximize new growth opportunities. To achieve these goals, the Company intends to:

          Improve the Productivity of Displayers. In order to improve Displayer productivity, the Company provides training programs, rallies, seminars and incentive programs designed to maintain and increase Displayers' knowledge of, and motivation and enthusiasm for, the Products and the Company. In addition, the Company is exploring the application of technology which could reduce the time a Displayer must allocate to the administration of her business, thereby increasing the time Displayers have available to sell Products.

          Expand and Retain the Displayer Base. The Company seeks to attract new Displayers with programs that encourage existing Displayers to recruit new Displayers. In addition, Home Interiors designs incentives and training and motivational programs to improve its Displayer retention rate.

          Maximize Product Attractiveness. The Company continually works with its manufacturing subsidiaries, independent suppliers and Displayers to design and sell a coordinated Product line that provides an attractive value to the Displayers' customers.

          Improve and Diversify Manufacturing Capability. The Company frequently reviews its manufacturing processes to maximize its ability to produce high-quality, price-competitive Products.

          Expand International Operations. The Company intends to continue expanding its operations in Mexico and Puerto Rico and will consider opportunities in other countries as well. The Company also plans to hire one or more management personnel with international direct selling experience to expand its international sales efforts.

PRODUCTS

     Product Line. The Company's product line consists of approximately 600 to 700 items. The best selling Products are framed artwork and mirrors, plaques, figurines, candles and candle holders, sconces and artificial floral displays. Most of the Products are designed for display and sale in coordinated decorative groupings, which encourages customers to purchase several accessories to achieve a "complete" look. In general, the Products fit within design categories that are favored by Displayers and their customers, such as American (including Western and Country themes), Victorian and Traditional. The Company offers a limited selection of seasonal Products, primarily for the Christmas season.

     Prices. Products are targeted to women who are interested in decorating their homes, but have a limited budget. The Company's Products are sold throughout the continental United States at suggested retail prices ranging from $2 to $93 per item, with approximately 80% of the Products ranging in price from $7 to $30. Although Displayers may sell the Products at any price, the Company believes that most Displayers charge the Company's suggested retail prices. The Company believes that the suggested retail prices of the Products are lower than the prices of products of similar quality and design available from other sources, thereby offering the Displayers' customers excellent value. In addition, unlike many other direct sales companies which the Company believes charge their customers shipping costs, the Company delivers its Products to the Displayers free of charge if minimum order sizes are met.

     Product Design and Introduction Process. Because the Company believes that it is important to its success to develop and introduce new Products that anticipate and reflect changing consumer preferences, the Company's merchandise department regularly coordinates new Product introductions. Members of that department attend furniture and home-furnishings trade markets, frequently meet with Displayers and suppliers and assemble information from retail stores and retail research sources to determine consumer buying trends, thereby enabling them to analyze the marketability of existing Products and identify and design new Products. Products are frequently evaluated to determine whether they should be modified or removed from the product line. The Company annually distributes approximately 900 proposed or prototype items to selected Displayers for review, including a determination of whether the proposed suggested retail prices are attractive. Based on that review, the Company introduces approximately 150 to 225 new Products each year to replace less popular items.

SALES METHODS AND ORGANIZATION

     Displayers. The Company's marketing and sales strategy is focused on motivating the Displayers to purchase the Products from the Company and resell them to their customers. Because the Company does not use mail-order catalogs, retail outlets or other methods of distribution, it is entirely dependent on Displayers to purchase and sell the Products. No Displayer is an employee of the Company, and, as independent contractors, all Displayers are responsible for operating their own businesses. See "Risk Factors -- Independent Contractor Status."

     According to a 1994 survey conducted on behalf of the Company by a market research firm, the typical Displayer is a 39-year old married woman, with a high school (and perhaps some college) education, who has an annual household income of approximately $40,000. Displayers generally work as such on a part-time basis.

     Displayers can profit from the difference between the purchase price of the Products paid to the Company and the sales price charged to their customers, which for Displayers who are not directors is their principal source of profit. If Displayers sell the Products at the suggested retail prices, they generally can earn 40% gross profit. Displayers can also earn money and prizes based on the dollar amount of Products purchased from the Company by them and the Displayers they have recruited. In addition, Displayers can benefit from periodic discounts and incentives offered by the Company. See "-- Training and Sales Support."

     Generally, Displayers pay for Products ordered from the Company at the time the order is placed, although the Company typically provides each Displayer an unsecured line of credit of up to $2,000. The Company periodically modifies each Displayer's credit limit based on her sales volumes.

     Displayers are contractually prohibited from marketing goods other than the Products at Shows conducted for the purpose of selling the Company's Products. In addition, Displayers who become Trainers or directors are prohibited from working for or selling the products of any other direct selling company.

     Shows. The principal sales method used by Displayers is the "party plan," in which Displayers conduct Shows in the homes of other women who, by arrangement with the Displayers, serve as hostesses for the Shows ("Hostesses"). Each Show is attended by approximately ten guests who have been invited by the Hostess for that Show. At a Show, a Displayer will display representative groups of Products and color brochures showing the Company's entire product line. The typical Show lasts between two and two and one-half hours. Initially, the Displayer demonstrates the Products, but most of the time is devoted to each guest's decorating interests or needs and to taking orders for Products. Typically, Products are paid for at the time they are ordered and are delivered to the Hostess within two weeks after the Show. The Company believes that Shows create group enthusiasm for the Products, enable Displayers to increase sales, offer the opportunity for Displayers to develop new customers and provide Displayers the opportunity to recruit new Hostesses and

Displayers. At each Show, in addition to selling Products, Displayers promote to the guests the benefits of being a Hostess or Displayer.

     Hostesses are critical to a Displayer's success. A Hostess is responsible for inviting the guests, or prospective customers, to a Show and later for distributing the purchased Products to each customer. To reward the Hostess for her efforts, the Displayer purchases redeemable coupons ("Hostess merits") from the Company and provides her Hostess with Hostess merits commensurate with the sales generated at the Show and with the number of guests who agree to become a Hostess for a future Show. The Hostesses may redeem Hostess merits for Products which are available exclusively to Hostesses. In mid-1996, the Company also began the Hostess Bonus Buy Program.

     In addition to sales generated at Shows, Displayers also receive orders generated from Product brochures which are distributed at Shows or by Displayers and Hostesses at other locations. Each brochure is produced by the Company's in-house photography studio and contains pictures of the Products. The Company produces both quarterly brochures containing the Company's complete product line and supplemental monthly brochures containing the newest and most popular Products. All brochures have a place for the Displayer to insert her personal contact information since Products cannot be purchased by customers directly from the Company.

TRAINING AND SALES SUPPORT

     Field Organization. The Company's training and sales support for Displayers is designed to promote contact between less experienced or active Displayers and more experienced or active Displayers. The Company groups Displayers into "Units" for training and motivational purposes. In the United States, the number of Displayers in a Unit ranges from 20 to 285, with an average of approximately 78 Displayers. Approximately 645 Units are headed by either a "Branch director" or a "Unit director" and each Unit is grouped with other Units to constitute a "Branch." The number of Units in a Branch ranges from four to thirteen, with an average of approximately seven Units. As of September 30, 1998, there were approximately 100 Branches in the United States, each of which was headed by a Branch director. In addition, seven Branch directors, who are also Associate District directors, and six District directors travel the United States, Mexico and Puerto Rico, motivating, training and inspiring Branch directors. All "directors," which includes Unit directors, Branch directors, Associate District directors and District directors, are independent contractors and not employees of the Company.

     Recruiting and Training. Because the average annual Displayer turnover during the two-year period ended December 31, 1997 approximated 46% (which compares favorably to the most recently published averages for the direct sales industry), it is vital to the Company's success to consistently recruit new Displayers. Accordingly, the Company provides Displayers with additional financial rewards and the possibility of promotions to different director categories for recruiting Displayers who become successful saleswomen. The Company's ability to recruit, train, motivate and retain the Displayers depends upon, among other things, (i) the managerial capabilities and personal charisma of the Company's senior management, (ii) the Company's ability to offer an attractive business opportunity to Displayers by enabling them to achieve acceptable profit margins on the resale of Products, (iii) the Company's ability to provide adequate and timely recruiting and training incentives to existing Displayers, (iv) the introduction of new Products and marketing concepts, (v) the effectiveness of the Company's commission and incentive programs and discounts and (vi) general economic conditions.

     As part of their marketing and sales activities, Displayers seek to identify and recruit new Displayers, typically women who have attended Shows. Once a candidate is identified, a qualified person in the recruiting Displayer's Unit typically interviews the candidate to explain the opportunities, time commitment, start-up costs, training and other activities a Displayer can expect to experience.

     Though any Displayer can recruit an individual, only Displayers who are qualified trainers ("Trainers") may train a Displayer candidate. To become a Trainer, a Displayer must have demonstrated previous recruiting success, have been recommended by her Branch director and have attended training classes at the Company's headquarters. Trainers may earn commissions on the Product sales of recruits they train. Trainers earned commissions of $2.9 million in 1997. When the recruiting and sales volume of a Trainer and her recruits reach certain levels, she may be permitted to form a new Unit and become a Unit director.

     The Company believes that training is a critical component of a Displayer's success. The Company emphasizes sales of the Products and typically requires all recruits to participate in an intensive sales-education program. Home Interiors encourages Displayers to recruit new Displayers who will sell Products to customers rather than merely purchasing items for personal consumption. In contrast, the Company believes that many other direct selling companies encourage recruiting of new sales people irrespective of the future sales potential of the new recruits. The training program includes studying a "training portfolio," instruction by a Trainer and observing several Shows conducted by experienced Displayers. The training portfolio consists of five video tapes, two audio tapes and a corresponding workbook that describe the Company, the process of contacting Hostesses and booking Shows, conducting Shows and managing a home-based business. New Displayers also obtain detailed instructions from their Trainer about the Products, fundamental elements of home decorating and methods for conducting successful Shows.

     Continuing Training and Motivation. The Company believes that Company-sponsored continuing training and motivation of Displayers is critical to Displayer morale and, therefore, to the Company's sales. The Company hosts a three-day annual seminar for all Displayers. At that seminar, the Company provides motivational speakers, product displays, entertainment and meals, and conducts ceremonies to recognize the Displayers. The Company also sponsors one-day or two-day "rallies" every August, at locations across the United States, to introduce the Company's fall product line, including its Christmas seasonal merchandise.

     Every two weeks, the Company mails each Displayer a newsletter that announces new incentive programs or discounts, discusses selling techniques, motivational strategies and Product status, as well as recognizes successful Displayers. Unit directors typically hold weekly sales meetings for the Displayers in their Unit, and Branch directors hold quarterly meetings for the Unit directors and the Displayers in their Branch to discuss selling techniques, motivation strategies, Product introductions and sales recognition.

     Incentive Programs. In addition to the 40% gross profit Displayers can earn through the purchase and resale of the Products, the Company provides incentives to Displayers by rewarding top-performing Displayers with cash, vacation trips, gifts and other prizes. The incentive rewards, which vary annually, are based on the volume of Products purchased from the Company by a Displayer. The Company also provides a variety of discount programs in connection with Product purchases and rewards Displayers who recruit other Displayers who become successful saleswomen.

     Remuneration. Directors can earn commissions at varying rates based on the volume of Product purchases of the Displayers they service. Directors are also eligible for performance bonuses. Branch and Unit Directors earned commissions, including performance bonuses, of $37.0 million in 1997. District directors and Associate District directors also receive a monthly amount for each Unit they service, plus an annual payment based on the percentage of their District's annual increase in Product purchases. District directors and Associate District directors earned $3.8 million in 1997. In addition, Branch directors, Associate District directors and District directors are reimbursed for certain travel and other expenses. Reimbursed expenses totaled $5.2 million in 1997.

PRODUCT SUPPLY AND MANUFACTURING

     Approximately 28% of the dollar volume of Products purchased by the Company in 1996 and 1997 were purchased from and manufactured by the Company's subsidiaries. The Company manufactures framed artwork and mirrors, plaques, and various types of molded plastic products through the use of custom-designed equipment. To date, the Company has been able to secure an adequate supply of raw materials for its manufacturing operations and the Company does not expect any material interruptions in the supply of raw materials it uses to manufacture Products.

     Products not manufactured by the Company are purchased from approximately 25 foreign and domestic suppliers. The Company is either the largest or the only customer of many of its suppliers and most of its Products are manufactured exclusively for Home Interiors. The Company believes that its relationships with its suppliers are good. The Company has not had any material interruptions in the supply of Products it purchases from suppliers. Other than H.T. Ardinger & Son Company, which supplied the Company with 19%, 19% and 17% of the dollar volume of Products purchased by the Company in 1995, 1996 and 1997, respectively, and Oxford International, which supplied the Company with 13% of the dollar volume of Products purchased by the Company in 1997, no supplier furnished the Company with more than 10% of the dollar volume of Products purchased by the Company during any of the last three fiscal years. See "Certain Relationships and Related Transactions -- Relationships with H.T. Ardinger & Son Company." Many of the Company's supplier relationships have existed for more than 20 years, and the Company has experienced little supplier turnover in the recent years. However, because the Company has no written supply agreement with any supplier, each relationship may be terminated at any time by either party.

PRODUCT DISTRIBUTION

     Displayers typically submit purchase orders to the Company's headquarters weekly, with each Displayer being assigned one order processing day. Upon receipt, orders are recorded and the Displayer's recent sales activity and credit and accounts receivable status are automatically verified. Each purchase order is then forwarded to one of the Company's distribution centers, where it is filled and shipped generally on the same day it is received.

     Because the Products vary significantly in size, the Company fills orders manually. The Company has been able to achieve freight savings, minimize Product damage and returns and increase timely delivery by, among other things, (i) using an order-checking system which uses electronic scanners and bar codes to minimize errors in filling orders, (ii) packaging each order in standard-sized boxes, and (iii) preparing shipping labels that are tailored to the requirements of each specific common carrier. The Company is able to track each order shipped through approximately 130 common carriers.

     To minimize shipping costs, the Company utilizes a two-step process in which common carriers ship full truck loads of Products to approximately 190 regional delivery sites where Local Distributors sort the full loads and deliver the Products to each Displayer. Approximately 70% to 80% of the Products shipped by the Company are delivered in this manner. In cases where Local Distributors are not used, the Products are shipped by common carriers directly to the Displayers.

     When the Displayer receives her bulk packaged order, she unwraps, inspects and repackages the items for individual customers and typically delivers them to her Hostesses for delivery to the customers. Displayers sometimes contact customers to confirm their satisfaction with their Products. Multiple contacts with Hostesses and customers provide Displayers with opportunities to provide information regarding the Company and its Products, which assist in the Displayers' sales and recruiting efforts.

COMPETITION

     The Company operates in a highly competitive environment. Products sold by the Company compete with products sold elsewhere, including department and specialty stores, mail order catalogs and other direct-sales companies. The Company competes in the sale of Products on the basis of quality, price and service. Because of the number of Products it manufactures and its relatively small number of suppliers of finished Products, the Company is able to exercise some control over the quality and price of the Products. This allows the Displayers to charge prices within a range believed to be acceptable to their customers.

     The Company also competes with other direct-selling organizations, even those whose products may not compete with the Products, in recruiting and retaining Displayers. The Company's future success will also require the recruitment, retention and integration into the Company's business of other highly qualified management and sales, marketing and product development personnel. See "Risk Factors -- Reliance on Displayers," "-- Dependence on Key Personnel" and "-- Product Competition."

EMPLOYEES

     At September 30, 1998, the Company employed approximately 1,400 persons, principally in the Dallas, Texas metropolitan area. None of the employees of the Company are represented by a labor union or covered by a collective bargaining agreement. The Company considers its employee relations to be good.

PROPERTIES AND FACILITIES

     The Company owns the following properties used for the purposes set forth below:

                                                                               APPROXIMATE
LOCATION(1)                                      PURPOSE                      SQUARE FOOTAGE
-----------                                      -------                      --------------
Farmers Branch                 Headquarters (office, distribution and            325,000
                               warehouse facility)
Dallas                         Manufacturing facility                            209,000
McKinney                       Manufacturing and distribution facility           192,000
Grand Island, Nebraska         Manufacturing facility                            140,000
Frisco                         Distribution facility                              86,000
Coppell                        Distribution facility                              79,000
North Carrollton               Distribution facility                              54,000
Garland                        Distribution facility                              54,000
Lewisville                     Warehouse and retail outlet                        25,000
Coppell                        Meeting and training facility                      16,000

---------------

(1) All cities are located in Texas, except as noted

LEGAL PROCEEDINGS

     In the ordinary course of its business, the Company is from time to time threatened with or named as a defendant in various lawsuits, including product liability claims. The Company is not currently a party to any uninsured material litigation and is not aware of any litigation threatened against it that could have a material adverse effect on the Company's business, financial condition and results of operations and its ability to pay interest and principal on the Notes. The Company is also subject to certain environmental proceedings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 14 to Consolidated Financial Statements.

                                   MANAGEMENT


     Set forth below is certain information as of November 24, 1998 with respect to those individuals who are serving as members of the Board of Directors or as executive officers of the Company.


NAME                            AGE                            POSITION
----                            ---                            --------
Donald J. Carter, Jr. ......    38     Chairman of the Board and Chief Executive Officer
Barbara J. Hammond..........    67     Director and President
Christina L. Carter             34     Director and Executive Vice President
  Urschel...................
Leonard A. Robertson........    53     Chief Financial Officer
Jim W. Livingston...........    51     Vice President of Operations
Bettina S. Simon............    48     Vice President, General Counsel and Secretary
Thomas O. Hicks.............    52     Director
Jack D. Furst...............    39     Director
Lawrence D. Stuart, Jr. ....    53     Director
Daniel S. Dross.............    40     Director
Sheldon I. Stein............    45     Director

     Set forth below is a description of the backgrounds of those persons who are serving as members of the Board of Directors and as executive officers of the Company. All of the Company's officers are appointed by the Board of Directors and serve at its discretion.

     Donald J. Carter, Jr. has served as Chief Executive Officer of the Company since October 1997 and in June 1998 became Chairman of the Board following the Recapitalization. Mr. Carter provides leadership in sales, marketing and operational areas of the Company. Since he joined the Company in 1984, Mr. Carter has also served the Company in various executive capacities, including as Executive Vice President of Sales from 1994 to 1997. Mr. Carter is the son of Donald J. Carter and the brother of Christina L. Carter Urschel and Ronald L. Carter.

     Barbara J. Hammond has served as President of the Company since 1995, and is responsible for all domestic sales, development of incentive programs and training and motivation of directors. Ms. Hammond has served the Company in various executive capacities since 1986, including as National Sales Manager and Executive Vice President of Sales. Ms. Hammond originally joined the Company as a Displayer in 1960, when she was personally trained by Mary C. Crowley, and rose to become one of the Company's top Displayers and directors.

     Christina L. Carter Urschel has served the Company as Executive Vice President since 1997, and is responsible for overseeing the training, development and motivation of the Displayers and directors. Ms. Urschel served as Vice President of the Company from 1994 to 1997. Ms. Urschel joined the Company in 1987 and, since that time, has undertaken various sales and marketing responsibilities. Christina L. Carter Urschel is the daughter of Donald J. Carter and the sister of Donald J. Carter, Jr. and Ronald L. Carter.

     Leonard A. Robertson has served as Chief Financial Officer of the Company since 1995. Before joining the Company, Mr. Robertson held various positions, most recently as partner, with Judd, Thomas, Smith & Company, P.C., an independent public accounting firm that provides accounting, auditing and tax services to the Company. Mr. Robertson is a Certified Public Accountant.

     Jim W. Livingston has served as Vice President of Operations of the Company since August 1997. From 1984 through 1997, Mr. Livingston was the Chief Financial Officer of the Dallas Mavericks of the National Basketball Association. He also served as Vice President of Business Operations for the Dallas Mavericks from 1995 through 1997. From 1975 through 1984, Mr. Livingston was the Controller for the Company. Mr. Livingston serves as a director of Baylor Medical Center Foundation and Charles W. Weaver Manufacturing Company, a supplier to the Company.

     Bettina S. Simon has served as the Vice President, General Counsel, and Secretary of the Company since July 1998. Before joining the Company, from 1984 through 1996, Ms. Simon was the Associate General

Counsel and Assistant Secretary of Zale Corporation, and was a partner at Simon & Simon from 1996 through July 1998.

     Thomas O. Hicks became a director of the Company in June 1998. Mr. Hicks has been Chairman and Chief Executive Officer of Hicks Muse since co-founding Hicks Muse in 1989 and has over 25 years of experience in leveraged acquisitions and private investments. Mr. Hicks serves as a director of Chancellor Media Corporation, International Home Foods, Inc., D.A.C. Vision, Inc., Sybron International Corporation, Capstar Broadcasting Corporation, Cooperative Computing Holding Company, Inc., Lin Holdings Corp., and Viasystems Group, Inc. Mr. Hicks is also Vice Chairman of the Board of Regents of the University of Texas System.

     Jack D. Furst became a director of the Company in June 1998. Mr. Furst is a Managing Director and Principal of Hicks Muse and has held such position since 1989. Mr. Furst has approximately 15 years of experience in leveraged acquisitions and private investments. Mr. Furst is involved in all aspects of Hicks Muse's business and has been actively involved in originating, structuring and monitoring its investments. Prior to joining Hicks Muse, Mr. Furst was a Vice President and subsequently a Partner of Hicks & Haas, Incorporated, a Dallas based, private investment firm from 1987 to 1989. From 1984 to 1986, Mr. Furst was a Merger and Acquisitions/Corporate Finance Specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a Financial Consultant at Price Waterhouse. Mr. Furst serves on the Board of Directors of Omni America Holdings Corporation, International Wire Holding Company, Cooperative Computing, Inc. and Viasystems Group, Inc.

     Lawrence D. Stuart, Jr. became a director of the Company in June 1998. Mr. Stuart has been a Managing Director and Principal of Hicks Muse since 1995. At Hicks Muse, Mr. Stuart coordinates all aspects of negotiating and closing the firm's leveraged acquisition transactions and managing the firm's relationships with professional service firms. Prior to joining Hicks Muse, Mr. Stuart had served for over 20 years as the principal outside legal counsel for the investment firms and portfolio companies led by Thomas O. Hicks. From 1989 to 1995, Mr. Stuart was the Managing Partner of the Dallas office of Weil, Gotshal & Manges L.L.P. Prior thereto, he was a Partner at Johnson & Gibbs, where he was employed from 1973 to 1989. Prior to joining Johnson & Gibbs, he was employed at Rain, Harrell, Emery, Young & Doke. Mr. Stuart serves on the Board of Directors of Omni America Holdings Corporation and Chancellor Media Corporation.

     Daniel S. Dross became a director of the Company in June 1998. Mr. Dross serves as a Senior Vice President of Hicks Muse where he has been employed since 1991. Prior to joining Hicks Muse, Mr. Dross was employed for five years as a Vice President in the investment banking division of Prudential Securities in New York and Dallas.

     Sheldon I. Stein became a director in July 1998. Mr. Stein is a Senior Managing Director and heads the Southwest Investment Banking Group of Bear Stearns. Prior to joining Bear Stearns in 1986, Mr. Stein was a partner in the Dallas law firm of Hughes & Luce, where he specialized in corporate finance and mergers and acquisitions. Mr. Stein serves on the Boards of Directors of several public companies including CellStar Corporation, FirstPlus Financial Group, Inc., Fresh America Corp., The Men's Wearhouse, Inc., Precept Business Services, Inc. and Tandycrafts, Inc. He is a member of the Board of Trustees of the Greenhill School and a Trustee of Brandeis University.

     Following the Recapitalization, the number of directors of the Company was increased to eleven, resulting in four vacancies on the Board. The Shareholders Agreement provides that Hicks Muse shall have the right to designate two additional directors and that the Committed Shareholders (as defined) and Hicks Muse shall mutually designate two independent directors. On July 30, 1998, Hicks Muse designated Sheldon I. Stein as one of its two remaining directors pursuant to the Shareholders Agreement. See "Certain Relationships and Related Transactions -- The Shareholders Agreement."

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during each of the three years in the period ended December 31, 1997 to the Chief Executive Officer and the other four most highly compensated executive officers who were serving as executive officers at December 31, 1997:

                                                                   ANNUAL COMPENSATION
                                                              ------------------------------
NAME AND PRINCIPAL POSITION                                   YEAR    SALARY($)    BONUS($)
---------------------------                                   ----    ---------    ---------
Donald J. Carter, Chairman of the Board and                   1997       3,600     1,539,949(1)
  (until October 1997) Chief Executive Officer                1996       3,600     1,480,572(1)
                                                              1995       3,600     1,713,744(1)

Donald J. Carter, Jr., Chief Executive                        1997     192,288       190,500
  Officer (since October 1997) and Director                   1996     192,288        11,614
                                                              1995     192,288            --

Barbara J. Hammond, President and Director                    1997     400,008       190,500
                                                              1996     400,008        22,000
                                                              1995     400,008            --

Christina L. Carter Urschel, Executive                        1997     192,288       190,500
  Vice President and Director                                 1996     192,288        11,911
                                                              1995     192,288            --

Leonard A. Robertson, Chief Financial Officer                 1997     180,000        15,000
                                                              1996     180,000        11,000
                                                              1995      90,000            --

---------------

(1) This amount represents commissions in an amount equal to 0.4% of the Company's domestic sales (before discounts and sales of Products to Hostesses).

EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENTS

     On June 4, 1998, following the Recapitalization, the Company entered into Executive Employment Agreements with each of Donald J. Carter, Jr., Barbara J. Hammond, Christina L. Carter Urschel and Donald J. Carter, and entered into a Consulting Agreement with Ronald L. Carter. Pursuant to the terms of the Executive Employment Agreements, Donald J. Carter, Jr. will be employed as Chairman of the Board and Chief Executive Officer of the Company for five years with a base salary of $500,000 and with total annual compensation (including bonuses) ranging from $500,000 to $1,125,000; Barbara J. Hammond will be employed as President of the Company for two years with a base salary of $475,000 and with total annual compensation (including bonuses) that ranges from $475,000 to $1,068,750; and Christina L. Carter Urschel will be employed as Executive Vice President of the Company until the retirement of Barbara J. Hammond (and as President thereafter) for five years with a base salary of $400,000 ($475,000 as President thereafter) and with total annual compensation (including bonuses) that ranges from $400,000 to $900,000 ($475,000 to $1,068,750 at such time as Mrs. Carter Urschel becomes President). The Executive Employment Agreements with Donald J. Carter, Jr., Barbara J. Hammond and Christina L. Carter Urschel each provide for lump sum severance payments in the event such individuals are terminated by the Company without cause (as defined in such Executive Employment Agreements) or such individuals terminate their employment for Good Reason (as defined in such Executive Employment Agreements). Subject to certain exceptions, the amount of such lump sum severance payments equals (i) five times the applicable executive's base salary if such executive is terminated within one year after the Recapitalization or (ii) the greater of
(a) the aggregate base salary payable to the executive from the date of termination through the expiration of the remainder of the term of the Executive Employment Agreement and (b) three times the total base salary and annual bonus, if any, received by the executive in the fiscal year preceding the fiscal year in which such executive was terminated.

In addition, each executive has agreed pursuant to his or her Executive Employment Agreement not to compete with the Company during his or her employment and for a period of three years after termination of such executive's employment for any reason.

     Under the terms of his Executive Employment Agreement Donald J. Carter will remain with the Company as Chairman Emeritus but will not work full-time. Donald
J. Carter's Executive Employment Agreement provides for an employment term of five years and annual compensation of $200,000, plus reimbursement for certain business-related aviation expenses, as well as the use of a Company-owned vehicle. Donald J. Carter's Executive Employment Agreement generally requires the Company to pay Mr. Carter's salary throughout the five-year term unless Mr. Carter voluntarily terminates his employment during such term. Donald J. Carter has agreed pursuant to his Executive Employment Agreement not to compete with the Company during his employment and for three years thereafter (or, if earlier, until such time as one of Mr. Carter's direct lineal descendents is no longer the Chief Executive Officer of the Company).

     The Company also entered into a one-year Consulting Agreement with Ronald
L. Carter, pursuant to which he will be paid $200,000 for his consulting services. The Consulting Agreement with Ronald L. Carter includes provisions prohibiting Mr. Carter from competing with the Company for a three-year period after the consummation of the Merger.

1998 STOCK OPTION PLAN FOR KEY EMPLOYEES

     On April 11, 1998, the Board adopted the 1998 Stock Option Plan for Key Employees, pursuant to which options could be granted, after the consummation of the Merger, to key employees and eligible non-employees of the Company and its subsidiaries for the purchase of shares of Company Common Stock. The 1998 Stock Option Plan for Key Employees was approved by the shareholders of the Company at its annual general meeting on May 16, 1998.

     The employees eligible for options under the 1998 Stock Option Plan for Key Employees are those employees whose performance and responsibilities are determined by the Board (or a committee thereof) (in either case, the "Committee") to be essential to the success of the Company and its subsidiaries. A total of 1,353,924 shares of Company Common Stock are available for grant under the 1998 Stock Option Plan for Key Employees. Generally, the option period (i.e., the term under which an option is exercisable) may not be more than ten years from the date the option is granted. The Committee will determine, in its discretion, the key employees and eligible non-employees who will receive grants, the number of shares subject to each option granted, the exercise price and the option period and will administer and interpret the 1998 Stock Option Plan for Key Employees.

     Pursuant to that certain Agreement and Plan of Merger dated April 13, 1998, by and between the Company and CII (the "Merger Agreement"), and the applicable Executive Employment Agreements, immediately after the consummation of the Recapitalization, options for 338,481 shares were granted to each of Donald J. Carter, Jr. and Christina L. Carter Urschel at an exercise price equal to $18.05451. The options will vest in 20% increments in five equal, consecutive annual installments on each anniversary of the grant. Additionally, options for 11,080 shares were granted to each of Leonard A. Robertson, Jim W. Livingston and Bettina S. Simon, executive officers of the Company, at the same exercise price and with substantially similar terms.

     Although the Committee will have full discretion to determine the terms of any option, it is expected that options will generally vest or become exercisable in equal annual installments over a five-year period. All installments that become exercisable will be cumulative and may be exercised at any time after they become exercisable until the expiration of the option period. Incentive stock options and, unless otherwise specified in the applicable stock option agreements, nonqualified stock options may not be transferred other than by will or by the laws of descent and distribution. The Committee shall have the right, but not the obligation, to accelerate the vesting of any option upon the occurrence of, or the entering into an agreement providing for, a Change of Control (as defined in the 1998 Stock Option Plan for Key Employees). Both incentive stock options and nonqualified stock options may be granted under the 1998 Stock Option Plan for Key Employees.

     Unless terminated sooner in accordance with its terms, the 1998 Stock Option Plan for Key Employees will terminate on April 11, 2008, and no options may be granted under the 1998 Stock Option Plan for Key Employees thereafter. The Committee may amend, modify, suspend or terminate the 1998 Stock Option Plan for Key Employees without the shareholders' approval, except that, without shareholder approval, the Committee will not have the power or authority to increase the number of shares of Company Common Stock that may be issued pursuant to the exercise of options under the 1998 Stock Option Plan for Key Employees, decrease the minimum exercise price of any incentive stock options or modify the requirements relating to eligibility with respect to incentive options. The Committee may, however, make appropriate adjustments in the number and/or kind of shares and/or interests subject to an option and the per share price or value thereof to reflect any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company.

PURCHASE OPTION

     Except in the case of options held by Donald J. Carter, Jr. and Christina Carter Urschel, until such time as the Company has consummated an underwritten public offering with the result that the ownership of the then outstanding shares of Company Common Stock held by the Hicks Muse Shareholders is less than 10% of the fully diluted Company Common Stock, the Company shall have the right, but not the obligation, to purchase an optionee's options or any shares of Company Common Stock acquired pursuant to the exercise of his or her options in the event of an optionee's termination of employment or the occurrence of a Change of Control. "Change of Control" shall mean, generally, (a) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to an unaffiliated person or entity or (b) a majority of the Board shall consist of individuals other than those nominated by the majority of the directors then serving on the Board or affiliates of the Hicks Muse Shareholders. If the Company exercises its right to purchase any optionee's options or shares of Company Common Stock, the purchase price shall be equal to the fair market value (as defined in the 1998 Stock Option Plan for Key Employees).

STOCK OPTION TRUST

     Effective on June 4, 1998, the Company adopted the Home Interiors & Gifts, Inc. 1998 Stock Option Plan for Unit Directors, Branch Directors and Certain Other Independent Contractors (the "1998 Independent Contractor Stock Option Plan"), in order to afford certain Unit directors, Branch directors and other independent contractors an opportunity to acquire a proprietary interest in the Company. Options for a total of 338,481 shares of Company Common Stock were available for grant under the 1998 Independent Contractor Stock Option Plan. As of July 30, 1998, options for 248,469 shares of Company Common Stock at an exercise price of $18.05451 had been granted to a trustee (the "Trust Options"), to be held in trust (the "Stock Option Trust") for the benefit of such Unit directors, Branch directors and other independent contractors. Under the terms of the Stock Option Trust, the Trust Options vest in five equal annual installments from the date of grant or, if earlier, upon the consummation of an underwritten initial public offering of Company Common Stock satisfying certain requirements. The Trust Options expire on the tenth anniversary of the date of grant. The Trust Options are not exercisable until the first to occur of the 90th day following the consummation of an underwritten initial public offering of Company Common Stock satisfying certain requirements and the eighth anniversary of the consummation of the Recapitalization. At such time as the Trust Options become exercisable, the trust created under the Stock Option Trust will be liquidated and the Trust Options will be distributed to the respective beneficiaries. Under certain circumstances, the Company shall have the right to purchase the Trust Options, or the shares of Company Common Stock issuable upon exercise thereof, for the difference between the fair market value of the Company Common Stock underlying such Trust Options and the option exercise price thereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a description of transactions entered into between the Company and certain of its shareholders or affiliates during the last three years.

RELATIONSHIPS WITH CCP

     Pursuant to a written consulting agreement which was cancellable upon 30 days notice, since July 1997 CCP acted as a consultant to assist the Company in reviewing proposals for potential transactions in order to select a third party whose objectives were consistent with those of the Company. The Company paid CCP $11,000 per month for its services. The consulting agreement with CCP was terminated in connection with the Closing of the Merger in June 1998. In addition, CCP subleased a portion of the Manor (as defined) from the Company from June through December 1997 for monthly rental payments of $2,000. On or about December 31, 1996, the Company purchased from CCP, for a total price of approximately $7,543,000, various assets including 10,000 shares of the stock of Charles W. Weaver Manufacturing Company, certain promissory notes in the aggregate principal amount of $5,691,000, which the Company originally issued prior to the Spin-Off and transferred to CCP in connection with the Spin-Off, and an airplane hanger in Addison, Texas. CCP was a subsidiary of the Company until it was disposed of in the Spin-Off, and Ronald L. Carter is President of CCP. Generally, the shareholders of the Company prior to the Recapitalization own approximately the same percentage of CCP as they do of the Company. The Dallas Mavericks, an NBA franchise that was controlled by CCP, leased an athletic facility owned by the Company pursuant to which it paid the Company approximately $37,000 and $40,000 in 1995 and 1996, respectively. In connection with the Spin-Off, the Company and CCP executed a Joint and Mutual Release pursuant to which CCP agreed to indemnify the Company for CCP's share of any deficiencies in consolidated federal income taxes when and to the extent that CCP actually realizes a tax benefit as a result of the adjustment giving rise to such deficiency. In 1995, the Company paid to CCP approximately $900,000 in satisfaction of its obligations under a tax sharing agreement between the Company and CCP related to periods prior to the Spin-Off.

RELATIONSHIP WITH H. T. ARDINGER & SON COMPANY

     Horace T. Ardinger, Jr., a former director and current shareholder of the Company, owns H.T. Ardinger & Son Company, which supplies Products to the Company. The Company paid H.T. Ardinger & Son Company approximately $50,756,000, $46,920,000 and $45,601,000 during the Company's fiscal years ended December 31, 1995, 1996 and 1997, respectively, for purchases of Products.

RELATIONSHIP WITH GARDERE & WYNNE, L.L.P.

     M. Douglas Adkins, a former director and current shareholder of the Company, is a Partner at Gardere & Wynne, L.L.P., the Company's principal outside counsel. The Company paid Gardere & Wynne, L.L.P. approximately $546,000, $395,000, and $269,000 during the Company's fiscal years ended December 31, 1995, 1996 and 1997, respectively, for legal services.

PARTICIPATION OF DIRECTORS AND EXECUTIVE OFFICERS IN THE RECAPITALIZATION

     In connection with the Recapitalization, certain executive officers, directors and members of management were entitled to retain all of their equity interest in the Company or a higher percentage of their equity interest in the Company than that available to other shareholders. Donald J. Carter, Jr., Christina L. Carter Urschel, Barbara J. Hammond and Ronald L. Carter (a former director and current consultant of the Company) retained 597,900, 597,900, 258,570 and 357,400 shares of Company Common Stock, respectively. In addition, Barbara J. Hammond and Ronald L. Carter received $15,155,497 and $4,341,387, respectively, in connection with the Recapitalization.

THE MANOR

     The Company recently purchased from Donald J. Carter, the Company's former Chairman of the Board, the real estate and building which was Donald J. Carter's former residence (the "Manor") in exchange for two airplane hangers and cash in the amount of approximately $340,000. The Manor was valued by an independent appraiser at $1,925,000, and the airplane hangers were appraised at an aggregate value of $1,580,000. The Manor is used by the Company's personnel to train and motivate selected Displayers throughout the year. Prior to the Company purchasing the Manor from Donald J. Carter, for each of the three years in the period ended December 31, 1997, it leased the Manor for rental payments of approximately $52,000 per year plus reimbursement of expenses.

DALLAS, TEXAS CONDOMINIUM

     During 1995 and 1996, the Company leased a condominium in Dallas, Texas from CCP for use by Barbara J. Hammond, a resident of California. Beginning in 1997, the condominium was leased from Donald J. Carter. The Company paid approximately $24,000 annually during such three-year period.

CARTER & SONS FREIGHTWAYS, INC.

     Ronald L. Carter, a former director of the Company, is President and Chief Executive Officer of Carter & Sons Freightways, Inc. ("Carter & Sons"), a trucking company of which he and Donald J. Carter own all of the outstanding stock. During the Company's fiscal years ended December 31, 1995, 1996 and 1997, the Company paid Carter & Sons for its services as a common carrier an aggregate of approximately $43,000, $139,000 and $96,000, respectively.

RELATIONSHIP WITH RONALD L. CARTER

     The Company engaged Ronald L. Carter as a consultant for a period of time after he left the Company in 1995 to serve as President of CCP. In 1995 and 1996, the Company paid $108,000 and $115,400, respectively, for such services.

THE SHAREHOLDERS AGREEMENT

     The Hicks Muse Shareholders and Adkins Family Partnership, Ltd., M. Douglas Adkins, Estate of Fern Ardinger, Ardinger Family Partnership, Ltd., Donald J. Carter, Linda J. Carter, Donald J. Carter, Jr., Christina L. Carter Urschel, Ronald L. Carter, Carter 1997 Charitable Remainder Unitrust and Hammond Family Trust (collectively, the "Committed Shareholders") entered into a Shareholders Agreement (the "Shareholders Agreement") upon the consummation of the Recapitalization, which provides that the Board shall consist of eleven members. The Board will eventually be reconstituted to include six directors designated by Hicks Muse, three directors designated by the Committed Shareholders and two independent directors mutually designated by the Committed Shareholders and Hicks Muse. As of the date hereof, the Board consists of four directors designated by the Committed Shareholders and five directors designated by Hicks Muse. Hicks Muse is entitled to designate one additional representative under the Shareholders Agreement. The number of directors to be designated by Hicks Muse and the Committed Shareholders is subject to adjustment based upon the ownership of Company Common Stock by the Hicks Muse Shareholders and the Committed Shareholders. See "Management."

     The Shareholders Agreement also includes the Company's grant of certain registration rights to the Hicks Muse Shareholders and the Committed Shareholders, pursuant to which they may require, after, if ever, the Company effects an underwritten initial public offering of Company Common Stock for gross proceeds of in excess of $25.0 million under the Securities Act, and subject to certain restrictions, the Company to register under the Securities Act the shares of Company Common Stock owned by them. In addition, if the Company proposes to register any of its securities under the Securities Act, the Hicks Muse Shareholders and the Committed Shareholders shall have the right, subject to certain restrictions, to include in such registration their shares of Company Common Stock.

     If any Hicks Muse Shareholders desires to transfer shares of Company Common Stock representing more than 20% of the shares of Company Common Stock then held by the Hicks Muse Shareholders, the Hicks Muse Shareholders must, subject to certain restrictions, offer the Committed Shareholders the opportunity to include in the proposed sale their proportionate share of the Committed Shareholders'

Company Common Stock. In addition, if through multiple sales of less than 20% of the shares of Company Common Stock then held by the Hicks Muse Shareholders, the Hicks Muse Shareholders desire to sell shares that, when aggregated with such prior sales, would result in the Hicks Muse Shareholders holding less than 50% of the shares of Company Common Stock held by them immediately after consummation of the Recapitalization, the Committed Shareholders will have the right to sell shares of their Company Common Stock in an amount equal to the same percentage of the shares they owned immediately after consummation of the Recapitalization as the percentage, in the aggregate, previously sold by the Hicks Muse Shareholders.

CERTAIN OTHER TRANSACTIONS

     Pursuant to the Merger Agreement, the Company entered into an agreement (the "Monitoring and Oversight Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of Hicks Muse. The Monitoring and Oversight Agreement makes available to the Company and its management on an ongoing basis the resources of Hicks Muse Partners concerning a wide variety of financial and operational matters. The Company does not believe that the services that have been and will continue to be provided to the Company by Hicks Muse Partners could otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. Pursuant to the Monitoring and Oversight Agreement, the Company will pay Hicks Muse Partners a fee, payable quarterly, in an initial amount equal to $1.0 million annually for monitoring and oversight services to be provided to the Company. The initial fee shall be adjusted, but not below the amount of the initial fee, on January 1 of each calendar year to an amount equal to 1.0% of the consolidated annual earnings of the Company before interest, taxes, depreciation and amortization, but in no event shall such fee exceed $1.5 million annually. In addition, the Company entered into an agreement (the "Financial Advisory Agreement") with Hicks Muse Partners pursuant to which Hicks Muse Partners received a financial advisory fee in an amount equal to $11.2 million for its services as financial advisor to the Company in connection with the Recapitalization and the transactions related thereto. If the Board requests financial advisory services from Hicks Muse Partners from time to time after the Recapitalization, Hicks Muse Partners also will be entitled to receive a fee equal to 1.5% of the "transaction value" (as defined in the Financial Advisory Agreement) for each "subsequent transaction" (as defined in the Financial Advisory Agreement) in which the Company is involved. Each of the Monitoring and Oversight Agreement and the Financial Advisory Agreement will terminate upon the earlier to occur of
(a) the tenth anniversary of its execution, (b) at any time prior to an underwritten initial public offering of Company common stock pursuant to the Securities Act that meets certain requirements, (c) if Hicks Muse and its affiliates do not beneficially own at least 25% of the then outstanding shares of Company Common Stock and Hicks Muse has not designated at least one member of the Board or (d) at any time after such an underwritten initial public offering of Company Common Stock, if Hicks Muse and its affiliates do not beneficially own at least 10% of the then outstanding shares of Company Common Stock and Hicks Muse has not designated at least one member of the Board.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth as of November 24, 1998, certain information regarding the beneficial ownership of the Company Common Stock by (i) each person who owns beneficially more than 5% of the issued and outstanding shares of Company Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in "Management -- Executive Compensation" and (iv) all directors and executive officers of the Company as a group. The Company believes that each such holder has sole voting and dispositive power over the shares of Company Common Stock held, except as otherwise indicated.


                                                                 BENEFICIAL OWNERSHIP OF
                                                                  COMPANY COMMON STOCK
                                                               FOLLOWING RECAPITALIZATION
                                                              -----------------------------
                                                                NO. OF        PERCENTAGE OF
                                                                SHARES            CLASS
                      5% SHAREHOLDERS                         ----------      -------------
Donald J. Carter............................................     942,151(1)         6.2%
  8024 FM 428
  Denton, Texas 76028
Hicks Muse Shareholders.....................................  10,111,436(2)        66.4%
  c/o Hicks, Muse, Tate & Furst Incorporated
  100 Crescent Court, Suite 1600
  Dallas, Texas 75201
DIRECTORS AND EXECUTIVE OFFICERS
Donald J. Carter, Jr........................................     598,557(3)         3.9%
Barbara J. Hammond..........................................     535,714(4)         3.5%
Thomas O. Hicks.............................................  10,111,436(2)        66.4%
Leonard A. Robertson........................................     278,644(5)         1.8%
Christina L. Carter Urschel.................................     598,198(6)         3.9%
Daniel S. Dross.............................................          --             --
Jack D. Furst...............................................          --(7)          --
Sheldon I. Stein............................................          --(8)          --
Lawrence D. Stuart, Jr. ....................................          --(7)          --
All directors and executive officers as a group (9
  persons)..................................................  11,845,405           77.8%

---------------

(1) Includes 33,996 shares held by Linda J. Carter, Donald J. Carter's wife. Donald J. Carter disclaims beneficial ownership of all shares held by Linda
    J. Carter.

(2) Consists of (i) 9,779,081 shares of Company Common Stock owned of record by HI Equity Partners, L.P. ("HIEP"), a limited partnership whose sole general partner is TOH Home Interiors LLC ("Home Interiors LLC"), (ii) 55,388 shares of Company Common Stock owned of record by HM/SS Investment Partners, L.P., ("HMIP"), a limited partnership whose sole general partner is Home Interiors LLC and (iii) 276,967 shares of Company Common Stock owned of record by HM/BST Investment Partners, L.P. ("HM BST"), a limited partnership whose sole general partner is Home Interiors LLC. Thomas O. Hicks is the sole member and director of Home Interiors LLC and, accordingly, may be deemed to be the beneficial owner of Company Common Stock held by HIEP, HMIP and HM BST. In addition, Mr. Hicks is an indirect minority limited partner in HIEP. Mr. Hicks disclaims beneficial ownership of Company Common Stock owned of record by HIEP, HMIP and HM BST.

(3) Includes 235 shares held by Penni W. Carter, Donald J. Carter, Jr.'s wife, and a total of 422 shares held by Donald J. Carter, Jr. as custodian for his three children. Donald J. Carter, Jr. disclaims beneficial ownership of all shares held by Penni W. Carter.

(4) Consists of 258,570 shares held in the name of Barbara J. Hammond and Howard
    L. Hammond, Trustees of the Hammond Family Trust, and 277,144 shares held in the name of David and Mary Crowley Family Partnership, Ltd. Barbara J. Hammond shares voting and dispositive power with Howard L. Hammond as Trustee of the Hammond Family Trust. Barbara J. Hammond is one of three directors of David and Mary Crowley Corporation, a Texas corporation that is the sole general partner of David and Mary Crowley Family Partnership, Ltd., and therefore may be deemed to share voting and dispositive power with the other directors. Barbara J. Hammond disclaims beneficial ownership of all shares held in the name of David and Mary Crowley Family Partnership, Ltd.

(5) Includes 277,144 shares held in the name of David and Mary Crowley Family Partnership, Ltd. Leonard A. Robertson is one of three directors of David and Mary Crowley Corporation, a Texas corporation, that is the sole general partner of David and Mary Crowley Family Partnership, Ltd., and therefore may be deemed to share voting and dispositive power with the other directors. Leonard A. Robertson disclaims beneficial ownership of all shares held in the name of David and Mary Crowley Family Partnership, Ltd.

(6) Includes 174 shares held by Harold Clifton Urschel, III, Christina L. Carter Urschel's husband, and 124 shares held by Christina L. Carter Urschel as custodian for her child. Christina L. Carter Urschel disclaims beneficial ownership of all shares held by Harold Clifton Urschel, III.

(7) Each of Messrs. Furst and Stuart hold indirect minority limited partnership interests in HIEP. Each of Messrs. Furst and Stuart disclaims beneficial ownership of Company Common Stock owned of record by HIEP.

(8) Mr. Stein holds a limited partnership interest in HMIP. Mr. Stein disclaims beneficial ownership of Company Common Stock owned of record by HMIP.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

     In connection with the consummation of the Recapitalization, the Company entered into a Senior Credit Facility as described below. The description below sets forth all material elements of the Senior Credit Facility, but does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Senior Credit Facility, which are available upon request from the Company. Capitalized terms used but not otherwise defined in this "Description of Senior Credit Facility" shall have the meaning to be ascribed to them in the Senior Credit Facility.

     The Company, the Lenders party thereto, NationsBank, N.A., as administrative agent, The Chase Manhattan Bank, as syndication agent, National Westminister Bank, PLC, as documentation agent, Prudential Insurance Company of America, as a co-agent, Societe Generale, as a co-agent, and Citicorp USA, Inc., as a co-agent, entered into the Senior Credit Facility providing for (i) $200.0 million of tranche A term loans (the "Tranche A Loan"), (ii) $100.0 million of tranche B term loans (the "Tranche B Loan" and together with the "Tranche A Loan," the "Term Loans"), and (iii) a $40.0 million revolving credit facility (the "Revolving Loans," and together with the Term Loans, the "Loans"). As of September 30, 1998, the aggregate principal amount outstanding under the Senior Credit Facility was $293.5 million.

     The Tranche A Loan amortizes quarterly over six years as follows: $25.0 million in years one and two, $30.0 million in year three, $35.0 million in year four, $40.0 million in year five and $45.0 million in year six. The Tranche B Loan amortizes quarterly over eight years as follows: $1.0 million in each of years one through six, $45.0 million in year seven and $49.0 million in year eight.

     The Company may use the Revolving Loans for letters of credit in an amount not to exceed $15.0 million. The Revolving Loans will be available until June 30, 2004.

     The Company may optionally prepay the Term Loans from time to time in whole or in part, without premium or penalty. The first $20.0 million of optional prepayments on the Term Loans may be applied in such manner as the Company elects and thereafter shall be applied to the Tranche A Loan and the Tranche B Loan pro rata and within each such Tranche, pro rata based on the remaining number of payments. At the Company's option, Revolving Loans may be prepaid, and revolving credit commitments may be permanently reduced, in whole or in part, at any time.

     So long as the Company's ratio of Total Debt to EBITDA (as defined in the Senior Credit Facility) is greater than 3.5 to 1.0, the Company will be required to make mandatory prepayments of Term Loans, at the times and subject to exceptions to be agreed upon, (a) in respect of 70% of Excess Cash Flow (as defined in the Senior Credit Facility) of the Company and its subsidiaries, (b) 100% of the net cash proceeds of certain dispositions of assets, and (c) 50% of the net proceeds from issuances of stock of the Company or its subsidiaries, in each case subject to certain exceptions as set forth in the Senior Credit Facility. Such prepayments shall be applied pro rata to the Tranche A Loan and the Tranche B Loan and, within each such Tranche, pro rata based on the remaining number of installments.

     The obligations of the Company under the Senior Credit Facility are unconditionally and irrevocably guaranteed by all domestic subsidiaries of the Company (collectively, the "Guarantors"). In addition, the Company and the Guarantors granted and/or pledged a first priority or equivalent security interests in all of their respective tangible and intangible assets and the capital stock of, or other equity interests in, each direct and indirect domestic subsidiary (which is limited to 65% of the voting capital stock of, or other equity interests in, each foreign subsidiary of the Company or such Guarantor).

     The Loans bear interest, at the Company's election, at either (i) the LIBOR Rate plus (x) 2.0% in the case of the Tranche A Loan and the Revolving Loans and
(y) 2.5% in the case of the Tranche B Loan, or (ii) the Base Rate Basis (as defined in the Senior Credit Facility) plus (x) 0.75% in the case of the Tranche A Loan and the Revolving Loans, and (y) 1.25% in the case of the Tranche B Loan. The Base Rate Basis is to be defined as the higher of (i) the NationsBank, N.A. "Prime Rate" and (ii) the Federal Funds Effective Rate plus 0.5%.

     The applicable margin with respect to the Loans will be eligible for certain performance pricing step-downs based on the Company's ratio of Total Debt to EBITDA, to be negotiated, commencing with the receipt of the Company's December 31, 1998 financial statements.

     The Company will pay a credit fee equal to the applicable margin on the Revolving Loans, which bear interest at the LIBOR Rate (0.25% of which is a fronting fee payable to the issuing bank) multiplied by the average daily amount of outstanding Letters of Credit (as defined). The Company will pay a commitment fee equal to 0.5% on the undrawn portion of the Revolving Loans. The Commitment Fee will be eligible for certain performance pricing step-downs based on the Company's ratio of Total Debt to EBITDA, commencing with the receipt of the Company's December 31, 1998 financial statements.

     The Senior Credit Facility contains a number of covenants customary for facilities similar to the Senior Credit Facility which include, among other things, restrictions on the ability of the Company and its subsidiaries to make investments, incur additional indebtedness, create liens on assets, enter into mergers, consolidations or amalgamations or liquidate, wind up or dissolve, dispose of assets, pay dividends and redeem stock, redeem or make prepayments on the Notes, make capital expenditures and engage in certain transactions with subsidiaries and affiliates. In addition, under the Senior Credit Facility, the Company is required to maintain a ratio of Total Debt to EBITDA no greater than
(i) 5.60 to 1 at the end of any fiscal quarter occurring during the period from June 4, 1998 through September 30, 1999, (ii) 5.10 to 1 at the end of any fiscal quarter occurring during the period from and including December 31, 1999 through September 30, 2000, (iii) 4.50 to 1 at the end of any fiscal quarter occurring during the period from and including December 31, 2000 through September 30, 2001, and (iv) 3.90 to 1 at December 31, 2001 and at the end of any fiscal quarter thereafter. The Company is required to maintain a minimum ratio of EBITDA to cash interest expense of no less than (a) 2.00 to 1 at the end of any fiscal quarter occurring during the period from and including September 30, 1998 through September 30, 1999, (b) 2.15 to 1 at the end of any fiscal quarter occurring during the period from and including December 31, 1999 through September 30, 2000, and (c) 2.40 to 1 at December 31, 2000 and at the end of any fiscal quarter thereafter.

     The Senior Credit Facility also contains customary events of default including failure to pay principal on any Loan when due or any interest, fees or other amounts that become due within five business days after the due date thereof, any representation or warranty made or deemed made is incorrect in any material respect on or as of the date made or deemed made, the default in the performance of negative covenants or a default in the performance of certain other covenants or agreements for a period of thirty days, cross-defaults in other material indebtedness in excess of $10.0 million, certain insolvency events, certain ERISA events, and other customary events of default for a facility similar to the Senior Credit Facility. Upon an Event of Default (as defined in the Senior Credit Facility), the Lenders may accelerate the Loans, terminate the commitment to make further Revolving Loans, require that the Letters of Credit be cash-collateralized and foreclose on the collateral.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were issued by the Company on June 4, 1998 in the Original Offering. In connection with that placement, the Company entered into the Registration Rights Agreement, which requires that the Company file the Registration Statement under the Securities Act with respect to the New Notes and, upon the effectiveness of that Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that the Company must use its reasonable best efforts to (i) cause the Registration Statement with respect to the Exchange Offer to be declared effective on or before December 1, 1998 and (ii) consummate the Exchange Offer on or before the 45th business day following the date on which the Registration Statement is declared effective. Except as provided below, upon the completion of the Exchange Offer, the Company's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part, and the summary herein of the material provisions thereof does not purport to be complete and is qualified in its entirety by reference thereto. As a result of the timely filing and the effectiveness of the Registration Statement, certain liquidated damages provided for in the Registration Rights Agreement will not become payable by the Company. Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon consummation of the Exchange Offer.

     In order to participate in the Exchange Offer, a holder must represent to the Company and the Guarantors, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company and the Guarantors. Pursuant to the Registration Rights Agreement if (i) the Company determines that it is not permitted to effect the Exchange Offer as contemplated hereby because of any change in applicable law or Commission policy, or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer (a) that it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus,
(iii) the date on which such Old Note has been electively registered under the Securities Act and disposed of in accordance with such "shelf" registration statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Act. Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise require that the Company register such holder's shares of Old Notes under the Securities Act. See "-- Procedures for Tendering."

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company and the Guarantors, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving such New Notes, whether or not such person is the registered holder (other than any such holder or such other person which is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder or such other person and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the Exchange Offer (except as set forth in the second paragraph under "-- Purpose and Effect" above), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

     As of November 12, 1998, Old Notes representing $200.0 million aggregate principal amount were outstanding and there was one registered holder, a nominee of DTC. This Prospectus, together with the Letter of Transmittal, is being sent to such registered holder and to others believed to have beneficial interests in the Old Notes. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "-- Conditions to Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. In the event that the Company makes a material or fundamental change to the terms of the Exchange Offer, the Company will file a post-effective amendment to the Registration Statement.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender the Old Notes in the Exchange Offer. Except as set forth under "-- Book Entry Transfer," to tender in the Exchange Offer a holder must complete, sign, and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal prior to the Expiration Date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "-- Exchange Agent" prior to the Expiration Date.

     The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal unless waived by the Company.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder will represent to the Company and the Guarantors that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder,
(ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company and the Guarantors.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     ATOP is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures under "-- Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     All executed Letters of Transmittal should be directed to the Exchange Agent. United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                    UNITED STATES TRUST COMPANY OF NEW YORK

       By Registered or Certified Mail:       By Hand or Overnight Delivery before 4:30 p.m.:

   United States Trust Company of New York        United States Trust Company of New York
         P.O. Box 843, Cooper Station                           111 Broadway
           New York, New York 10276                       New York, New York 10006
          Attention: Corporate Trust                  Attention: Lower Level Corporate
                   Services                                     Trust Window

                   By Facsimile (for Eligible Institutions):
                                 (212) 780-0592
                          Attention: Customer Service

                               For Information or
                           Confirmation by Telephone:
                                 (212) 568-6565

    (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail,
                   by hand or by overnight delivery service.)

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be
$          , which includes fees and expenses of the Exchange Agent, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                            DESCRIPTION OF NEW NOTES

GENERAL

     The New Notes are to be issued under the Indenture, dated as of June 4, 1998 (the "Indenture"), between the Company, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"), a copy of which is available upon request to the Company. The following summary of certain provisions of the Indenture and the New Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the New Notes. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Indenture. For definitions of certain terms used in this section, see "-- Certain Definitions" below. For the purposes of this "Description of New Notes" section, the term "Company" refers only to Home Interiors & Gifts, Inc. and not to any of its Subsidiaries.

     Principal of, premium, if any, interest and liquidated damages (such liquidated damages being called herein "Additional Amounts"), if any, on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register.

     The Notes have been issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Indebtedness of the Company. As of September 30, 1998, the Company had approximately $293.5 million of Senior Indebtedness outstanding, representing outstanding borrowings under the Senior Credit Facility, no Senior Subordinated Indebtedness other than the Notes and no indebtedness ranking pari passu or junior to the Notes. In addition, the Company had $40.0 million of revolving credit availability under the Revolving Loans. The Indenture permits the Company and its Restricted Subsidiaries to incur additional indebtedness, including additional Senior Indebtedness, subject to certain restrictions. See "-- Certain
Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock."

     As of the Issue Date, all of the Company's Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. The Company's payment obligations under the Notes are guaranteed, on a senior subordinated basis, by certain of the Company's existing Restricted Subsidiaries and certain Restricted Subsidiaries created or acquired by the Company in the future. See "-- Guarantees of the Notes."

PRINCIPAL, MATURITY AND INTEREST

     The Notes are unsecured, senior subordinated obligations of the Company and are limited to $200.0 million aggregate principal amount, and will mature on June 1, 2008. Interest on the Notes accrues at a rate of 10 1/8% per annum and is payable in cash semi-annually on each June 1 and December 1, commencing on December 1, 1998, to the holders of record of Notes at the close of business on May 15 and November 15, respectively, immediately preceding such interest payment date. Interest on the Notes accrues from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes may be redeemed at any time on or after June 1, 2003, in whole or in part, at the option of the Company at the redemption prices (expressed as a percentage of the principal amount thereof on the applicable redemption date) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on of each of the years set forth below:

YEAR                                                PERCENTAGE
----                                                ----------
2003............................................     105.063%
2004............................................     103.375%
2005............................................     101.688%
2006 and thereafter.............................     100.000%

     In addition, prior to June 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date; provided, however, that after any such redemption, at least 65% of the aggregate principal amount of the Notes would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is 90 days after the receipt by the Company of the proceeds of each such Equity Offering. The Company shall effect such redemption on a pro rata basis.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, in the absence of such requirements or if the Notes are not so listed, on a pro rata basis, provided that no such Notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CHANGE OF CONTROL

     The Indenture provides that, upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that in the event of a Change of Control the Company will be able to raise sufficient funds to meet its obligations or that, in any event, the Company would be permitted to do so under the Senior Credit Facility. Any offer made pursuant to the Change of Control provisions will comply with any applicable rules and regulations promulgated under the Securities Act and the Exchange Act, including Exchange Act Rules 13e-4 and 14e-1.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, if the purchase of the Notes would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the Notes as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Notes pursuant to the provisions described below.

     Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company must send, by first-class mail postage prepaid, a notice to each holder of Notes, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable in connection with the purchase of Notes pursuant to a Change of Control Offer.

     These "Change of Control" covenants will not apply in the event of (a) changes in a majority of the board of directors of the Company so long as a majority of such board of directors continues to consist of Continuing Directors and (b) certain transactions with Permitted Holders (including Hicks Muse, its officers and directors, and their respective Affiliates). In addition, the Change of Control Offer requirement is not intended to afford holders of Notes protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of Notes, but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions including certain recapitalizations of the Company, that would not constitute a Change of Control with respect to the Change of Control purchase feature of the Notes, but would increase the amount of Indebtedness outstanding at such time. However, the Indenture contains limitations on the ability of the Company to incur additional Indebtedness and to engage in certain mergers, consolidations and sales of assets, whether or not a Change of Control is involved, subject, in each case, to limitations and qualifications. See "-- Certain
Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" and "-- Certain Covenants -- Merger, Consolidation and Sale of Assets" below.

     With respect to the sale of "all or substantially all" the assets of the Company, which would constitute a Change of Control for purposes of the Indenture, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and, therefore, it may be unclear whether a Change of Control has occurred and whether the Notes should be subject to a Change of Control Offer.

     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future Senior Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facility may prohibit the Company's prepayment of Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay the Indebtedness under the Senior Credit Facility and any other Senior Indebtedness containing similar restrictions or obtain the requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.

     None of the provisions in the Indenture relating to a purchase of Notes upon a Change of Control is waivable by the board of directors of the Company. Without the consent of each holder of Notes affected thereby, after the mailing of the notice of a Change of Control Offer, no amendment to the Indenture may, directly or indirectly, affect the Company's obligation to purchase the outstanding Notes or amend, modify or change the obligation of the Company to consummate a Change of Control Offer or waive any default in the performance thereof or modify any of the provisions of the definitions with respect to any such offer.

RANKING AND SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the Notes, and any Additional Amounts under the Registration Rights Agreement, is subordinated in right of payment, to the extent set forth in the Indenture, to the payment when due of all existing and future Senior Indebtedness of the Company. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Satisfaction and Discharge of Indenture; Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. As of September 30, 1998, the Company had $293.5 million of Senior Indebtedness outstanding (excluding unused commitments). Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its subsidiaries may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and, in any case, all or a portion of such Indebtedness may be Senior Indebtedness and may be secured; provided, however, that the Indenture restricts the Company and the Guarantors from incurring any secured Indebtedness (other than in respect of Senior Indebtedness or Guarantor Senior Indebtedness) unless the New Notes or the Guarantees, as applicable, are ratably and equally secured. See "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock."

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, nor is any Indebtedness deemed to be subordinate or junior to other Indebtedness merely because it matures after such other Indebtedness. Secured Indebtedness is not deemed to be Senior Indebtedness merely because it is secured.

     The Company may not pay principal of, premium, if any, or interest on or Additional Amounts with respect to, the Notes or make any deposit pursuant to the provisions described under "-- Satisfaction and Discharge of Indenture; Defeasance" below and may not otherwise redeem, purchase or retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and/or any such acceleration has been rescinded or such Senior Indebtedness has been paid; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes (except (i) in Qualified Capital Stock issued by the Company to pay interest on the Notes or issued in exchange for the Notes, (ii) in securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice has been cured or waived or is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, but subject to the provisions of the first sentence of this paragraph and the provisions of the immediately succeeding paragraph, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given, and not more than one payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the agent under the Senior Credit Facility), the agent under the Senior Credit Facility may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any 360-consecutive-day period. No nonpayment default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full, in cash or Cash Equivalents, of the Senior Indebtedness before the holders of the Notes are entitled to receive any payment or distribution, and until the Senior Indebtedness is paid in full, in cash or Cash Equivalents, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to the Trustee or to holders of the Notes that, due to the subordination provisions, should not have been made to them, the Trustee or such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative, if any, of any issue of Designated Senior Indebtedness which is then outstanding; provided, however, that the Company and the Trustee shall be obligated to notify such a Representative (other than with respect to the Senior Credit Facility) only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Company and the Trustee (and the Company and the Trustee shall be obligated only to deliver the notice to the address so specified). If a notice is required pursuant to the immediately preceding sentence, the Company may not pay the Notes (except payment (i) in Qualified Capital Stock issued by the Company to pay interest on the Notes or issued in exchange for the Notes, (ii) in securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Notes and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes), until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Indenture, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and creditors of the Company who are not holders of Senior Indebtedness (including holders of the Notes) may recover less, ratably, than holders of Senior Indebtedness. In addition, the Indenture does not prohibit the transfer or contribution of assets of the Company to its Restricted Subsidiaries. In the event of any such transfer or contribution, holders of the Notes will be effectively subordinated to the claims of creditors of such Restricted Subsidiaries with respect to such assets.

GUARANTEES OF THE NOTES

     Each of the Guarantors will unconditionally guarantee on a joint and several basis (the "Guarantees") all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees will be unsecured senior subordinated obligations of the

Guarantors. The obligations of each Guarantor under its Guarantee will be subordinated and junior in right of payment to the prior payment in full of existing and future Guarantor Senior Indebtedness of such Guarantor substantially to the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. As of September 30, 1998, the aggregate principal amount of the Guarantor Senior Indebtedness was $293.5 million. The Guarantors will also guarantee all obligations under the Senior Credit Facility, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Senior Credit Facility. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections or payments from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state fraudulent conveyance statutes. See "Risk Factors -- Fraudulent Conveyance Statutes." Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

     The Indenture will provide that the Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date pursuant to "Certain Covenants -- Guarantees by Restricted Subsidiaries" to (i) execute and deliver to the Trustee a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

     Each Guarantee will be a continuing Guarantee and will (i) remain in full force and effect until payment of all of the obligations covered thereby, except as provided below, (ii) be binding upon each Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, holders of the Notes and their successors, transferees and assigns.

     The Indenture will provide that if the Notes thereunder are defeased in accordance with the terms of the Indenture, or if all or substantially all of the assets of any Guarantor or all of the equity interest in any Guarantor are sold (including through merger, consolidation, by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (i) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" or (ii) the Company delivers to the Trustee an Officer's Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the equity interests of such Guarantor) or the Person acquiring the assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes.

     Any Guarantor that is designated an Unrestricted Subsidiary shall upon such designation be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary shall upon such redesignation be required to become a Guarantor.

CERTAIN COVENANTS

     Set forth below is a summary of those covenants contained in the New Notes which the Company believes are material. The following summary does not purport to be a complete summary of all covenants contained in the Indenture and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture.

     Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock. The Indenture will provide that:

     (a) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock and its Restricted Subsidiaries will not issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company so long as it is so held); provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness or issue shares of such Capital Stock if, in either case, the Company's Fixed Charge Coverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Capital Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom would have been at least 2.0 to 1.

     (b) the Company will not incur or suffer to exist, or permit any of its Restricted Subsidiaries to incur or suffer to exist, any Obligations with respect to an Unrestricted Subsidiary that would violate the provisions set forth in the definition of Unrestricted Subsidiary.

     Limitation on Layering. The Indenture will provide that the Company will not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to all Senior Subordinated Indebtedness (including the Notes).

     Limitation on Restricted Payments. The Indenture will provide that (a) the Company will not, and will not cause or permit any of its Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (i) a Default or Event of Default shall have occurred and be continuing; or

          (ii) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant; or

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of the Company in good faith), exceeds the sum of (a) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the most recent date for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of the Company in good faith, received subsequent to the Issue Date by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Restricted Subsidiary of the Company, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by the Company upon such conversion or exchange and (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clause (2) of paragraph
     (b) below), plus (c) without duplication of any amount included in clause
     (iii)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause
     (iii)(b) above), received by the Company as a capital contribution subsequent to the Issue Date, plus (d) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from, and without duplication, (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated Net Income, plus (e) the aggregate net cash proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Capital Stock) that are held by such Person at the time such Person is merged with and into the Company in accordance with the "Merger, Consolidation and Sale of Assets" covenant subsequent to the Issue Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such net cash proceeds to redeem or repurchase the Company's Capital Stock, plus (f) $20.0 million.

     (b) Notwithstanding the foregoing, these provisions will not prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock, (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of, Disqualified Capital Stock; (3) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with the "Merger, Consolidation and Sale of Assets" covenant; provided, however, that no such payment may be made pursuant to this clause (3) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant such that after incurring that $1.00 of additional Indebtedness, the Company will have a Fixed Charge Coverage Ratio of at least 2.0 to 1; (4) payments to enable the Company or a Holding Company (as defined) to pay dividends on its Capital Stock (other than Disqualified Capital Stock) after the first Public Equity Offering in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received from shares of Capital Stock (other than Disqualified Capital Stock) sold for the account of the issuer thereof (and not for the account of any stockholder) in such initial Public Equity Offering; (5) payments by the Company to fund the payment by any company as to which the Company is, directly or indirectly, a Subsidiary (a "Holding Company") of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect Holding Company and so long as the aggregate amount of payments pursuant to this clause (5) does not exceed $1.0 million in any calendar year; (6) payments by the Company to repurchase, or to enable a Holding Company to repurchase, Capital Stock or other securities from employees or independent contractors of the Company or a Holding Company in an aggregate amount not to exceed $20.0 million; (7) payments by the Company to redeem or repurchase, or to enable a Holding Company to redeem or repurchase, stock purchase or similar rights granted by the Company or a Holding Company with respect to its Capital Stock in an aggregate amount not to exceed $500,000; (8) payments, not to exceed $200,000 in the aggregate, to enable the Company or a Holding Company to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; (9) payments by the Company to Hicks Muse Partners in accordance with the terms of the Financial Advisory Agreement and the Monitoring and Oversight Agreement; provided, however, that in the case of clauses (3), (6), (7) and (8), no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (4), (6), (7) and (8) shall be included in such calculation.

     Limitation on Liens. The Indenture will provide that the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness, and (ii) Liens securing Indebtedness described in clause (xi) of the definition of Permitted Indebtedness; provided that such Liens cover only the property referred to in such definition.

     Merger, Consolidation and Sale of Assets. The Indenture will provide that the Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or any Guarantor's assets determined on a consolidated basis for the Company to another Person or adopt a plan of liquidation unless (i) either (1) the Company is the Surviving Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company or such Guarantor substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such Surviving Person shall assume all of the obligations of the Company or such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), (x) no Default or Event of Default shall have occurred and be continuing and (y) the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause (2) of the foregoing clause
(i)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant; and (iv) the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii), (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate thereof organized solely for the purpose of reorganizing the Company in another jurisdiction in the U.S. to realize tax or other benefits. Notwithstanding the foregoing, clauses (ii), (iii) and (iv) shall not apply to the Recapitalization.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company, as the case may be, and the Company shall be discharged from its Obligations under the Indenture and the Notes.

     Limitation on Asset Sales. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $10.0 million, by the board of directors of the Company, as evidenced by a board resolution), (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Restricted Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either (A) to repay any Senior Indebtedness of the Company or any Indebtedness of a Restricted Subsidiary of the Company (and, to the extent such Senior Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder, except that the Company may temporarily repay Senior Indebtedness using the Net Cash Proceeds from such Asset Sale and thereafter use such funds to reinvest pursuant to clause (B) below within the period set forth therein without having to obtain a corresponding reduction in the commitments thereunder), (B) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds or (C) to purchase the Notes and other Senior Subordinated Indebtedness, pro rata, tendered to the Company for purchase at a price equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) plus accrued interest thereon, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales not otherwise applied in accordance with this covenant equal or exceed $15.0 million.

     Subject to the deferral right set forth in the final proviso of the preceding paragraph, each notice of a Net Proceeds Offer will be mailed, by first-class mail, to holders of Notes not more than 180 days after the relevant Asset Sale or, in the event the Company or a Restricted Subsidiary has entered into a binding agreement as provided in (B) above, within 180 days following the termination of such agreement but in no event later than 360 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law) and will otherwise comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000. To the extent holders properly tender Notes in an amount which, together with all other Senior Subordinated Indebtedness so tendered, exceeds the Net Proceeds Offer, the Notes and other Senior Subordinated Indebtedness of tendering holders will be repurchased on a pro rata basis (based upon the aggregate principal amount tendered, or, if applicable, the aggregate accreted value thereof). To the extent that the aggregate principal amount of Notes tendered pursuant to any Net Proceeds Offer, which, together with the aggregate principal amount or aggregate accreted value, as the case may be, of all other Senior Subordinated Indebtedness so tendered, is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes and other Senior Subordinated Indebtedness for any purposes not otherwise prohibited by the Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Restricted Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Restricted Subsidiaries; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness or Acquired Preferred Stock, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) agreements existing on the Issue Date (including the Senior Credit Facility) as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the board of directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification; (6) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
(4) or (5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to the Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5);
(8) restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien; (9) a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement; (10) restrictions relating to Subsidiary Preferred Stock that require that due and payable dividends thereon to be paid in full prior to dividends on such Subsidiary's common stock; or (11) any agreement or charter provision evidencing Indebtedness or Capital Stock permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in the Indenture.

     Limitations on Transactions with Affiliates. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, contribution or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Restricted Subsidiary of the Company or among Restricted Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $5.0 million or more, such determination will be made in good faith by a majority of members of the board of directors of the Company and by a majority of the disinterested members of the board of directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $15.0 million or more, the board of directors of the Company has received an opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary. The foregoing restrictions will not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder; (2) any obligations of the Company under any employment agreement, noncompetition or confidentiality agreement with any officer of the Company, as in effect on the Issue Date (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant); (3) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments"; (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Company; (5) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with past practices; (6) payments made in connection with the Recapitalization, including, without limitation, fees to Hicks Muse, as described in the Prospectus; (7) payments by the Company to Hicks Muse Partners in accordance with the terms of the Financial Advisory Agreement and the Monitoring and Oversight Agreement; (8) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement related thereto) to which it is a party as of the Issue Date or any amendment thereto (so long as any such amendment, taken as a whole, is not disadvantageous to the Holders in any material respect); (9) transactions with suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the management thereof, or are on terms (taken as a whole) at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (10) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment, taken as a whole, is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby.

     Guarantees by Restricted Subsidiaries. The Indenture will provide that the Company will not create or acquire, nor cause or permit any of its Restricted Subsidiaries, directly or indirectly, to create or acquire, any Subsidiary other than (A) an Unrestricted Subsidiary in accordance with the other terms of the Indenture or (B) a Restricted Subsidiary that, simultaneously with such creation or acquisition, executes and delivers a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture in accordance with "-- Guarantees of the Notes" above, unless such Restricted Subsidiary is organized under the laws of the jurisdiction other than the United States, any State thereof, or the District of Columbia.

     Reports. The Indenture will provide that so long as any of the Notes are outstanding, the Company will provide to the Trustee and the holders of Notes and file with the Commission, to the extent such submissions are accepted for filing by the Commission, copies of the annual reports and of the information, documents and other reports that the Company would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act, regardless of whether the Company is then obligated to file such reports.

     Payments for Consent. The Indenture will provide that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":
(i) the failure to pay interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by the provisions described under "-- Ranking and Subordination" above); (ii) the failure to pay principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the provisions described under "-- Ranking and Subordination" above); (iii) a default in the observance or performance of any other covenant or agreement contained in the Notes or the Indenture, which default continues for a period of 30 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Notes; (iv) the failure to pay at the stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10.0 million or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded; (v) one or more judgments in an aggregate amount in excess of $15.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Restricted Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; and (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries.

     Upon the happening of any Event of Default specified in the Indenture, the Trustee may, and the Trustee upon the request of holders of 25% in principal amount of the outstanding Notes shall, or the holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility, will become due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Company and the agent under the Senior Credit Facility of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default with respect to bankruptcy proceedings relating to the Company or any Significant Restricted Subsidiaries occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

     At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration has been paid,
(iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (vi) of the first paragraph of "-- Events of Default" above, the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     The Company is required to deliver to the Trustee, within 120 days after the end of the Company's fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether the Company has complied with its obligations under the Indenture. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default promptly after the Company becomes aware of the same.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may terminate its obligations under the Indenture at any time by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it thereunder. The Company, at its option, (i) will be discharged from any and all obligations with respect to the Notes (except for certain obligations of the Company to register the transfer or exchange of such Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain of the restrictive covenants with respect to the Indenture, if the Company deposits with the Trustee, in trust, U.S. legal tender or U.S. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest and premium on the Notes on the dates such payments are due or through any date of redemption, if earlier than the dates such payments are due, in any case in accordance with the terms of such Notes, as well as the Trustee's fees and expenses. To exercise either such option, the Company is required to deliver to the Trustee (A) an Opinion of Counsel or a private letter ruling issued to the Company by the Internal Revenue Service (the "IRS") to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a discharge pursuant to clause (i) above, accompanied by a private letter ruling issued to the Company by the IRS to such effect, (B) subject to certain qualifications, an Opinion of Counsel to the effect that funds so deposited will not be subject to avoidance under applicable bankruptcy law and (C) an Officers' Certificate and an Opinion of Counsel to the effect that the Company has complied with all conditions precedent to the defeasance. Notwithstanding the foregoing, the Opinion of Counsel required by clause (A) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation
(i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Trustee, together, without the consent of the holders of the Notes, may amend or supplement the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), except that, without the consent of each holder of the Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Notes whose holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes and the Indenture; (v) make any change in provisions of the Indenture protecting the right of each holder of a Note to receive payment of principal of, premium on and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive a Default or Event of Default; or (vi) after the Company's obligation to purchase the Notes arises under the Indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain copies of the Indenture and Registration Rights Agreement without charge by writing to Home Interiors & Gifts, Inc., 4550 Spring Valley Road, Dallas, Texas 75244-3705, Attention: Vice President of Legal Affairs.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the New Notes will initially be issued in the form of one or more registered notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited on the date of the closing of the sale of the New Notes (the "Closing Date") with, or on behalf of, the DTC and registered in the name of Cede & Co., as nominee of the DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     The DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     The Company expects that pursuant to procedures established by the DTC (i) upon deposit of the Global Notes, the DTC will credit, on its internal system, the principal amount of New Notes to the respective accounts of Participants with an interest in such Global Notes and (ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer New Notes or to pledge the New Notes as collateral will be limited to such extent.

     So long as the DTC or its nominee is the registered owner of the Global Notes, the DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the New Notes represented by such Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities (as defined below), and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in the DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Accordingly, each holder of a beneficial interest in a Global Note must rely on the procedures of the DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a Holder under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders or an owner of a beneficial interest in a Global Note desires to take any action that the DTC, as the holder of such Global Note, is entitled to take, the DTC would authorize the Participants to take such action and the Participant would authorize such holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of New Notes by the DTC, or for maintaining, supervising or reviewing any records of the DTC relating to such Notes.

     Payments with respect to the principal of, premium, if any, and interest on any New Notes represented by a Global Note registered in the name of the DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the DTC or its nominee in its capacity as the registered holder of the Global Notes representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Notes as shown on the records of the DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

CERTIFICATED SECURITIES

     If (i) the Company notifies the Trustee in writing that the DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, or (iii) upon the occurrence of certain other events, then, upon surrender by the DTC of its Global Notes, securities in registered definitive form without coupons ("Certificated Securities") will be issued to each person that the DTC identifies as the beneficial owner of the Notes represented by the Global Notes. In addition, subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by the DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Acquired Preferred Stock" means the Preferred Stock of any Person at such time as such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Bear, Stearns & Co. Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC or NationsBank, N.A. and each of their respective Affiliates shall not be deemed Affiliates of the Company by reason of their direct or indirect investments in any fund managed by Hicks Muse or any Person in which any such fund is invested or the Senior Credit Facility, as applicable.

     "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be consolidated or merged with the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (excluding any sale and leaseback transaction or any pledge of assets or stock by the Company or any of its Restricted Subsidiaries) to any Person other than the Company or a Restricted Subsidiary of the Company of (i) any Capital Stock of any Restricted Subsidiary of the Company (other than directors' qualifying shares) or (ii) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of the "Limitation on Asset Sales" covenant, Asset Sales shall not include (a) a transaction or series of related transactions in which the Company or any of its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (b) transactions covered by the "Merger, Consolidation and Sale of Assets" covenant,
(c) a Restricted Payment that otherwise qualifies under the "Limitation on Restricted Payments" covenant, (d) any disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of, in each case, in the ordinary course of business and (e) any transaction that constitutes a Change of Control. Solely for purposes of the second to last paragraph of "-- Guarantees of the Notes" an Asset Sale is deemed to include a sale, conveyance or transfer by the Representative following a foreclosure on such assets.

     "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(iv) above; and (vi) investments in money market funds that invest substantially all of their assets in securities of the types described in clauses (i) through
(v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than to Hicks Muse or any of its Affiliates, officers or directors, and Donald J. Carter, Jr. or Christina L. Carter Urschel or any of his or her Affiliates (the "Permitted Holders"); or (ii) a majority of the board of directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders or any direct or indirect subsidiary of any Permitted Holder) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

     "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Restricted Subsidiaries accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (b) Consolidated Interest Expense and (c) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP and (iii) the lesser of (x) dividends or distributions paid in cash to such Person or its Restricted Subsidiary by another Person whose results are reflected as a minority interest in the consolidated financial statements of such first Person and (y) such Person's equity interest in the Consolidated Cash Flow of such other Person (but in no event less than zero).

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt issuance costs and original issue discount, (b) the net cost under Interest Swap Agreements (including any amortization of discounts),
(c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication,
(a) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Restricted Subsidiaries, (d) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income or loss of any Person, other than a Restricted Subsidiary, (f) the cumulative effect of a change of accounting principles, and (g) any non-cash compensation expense in connection with the issuance of employee or independent contractor stock options.

     "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries (excluding any such charges constituting an extraordinary or nonrecurring item) reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the board of directors of the Company on the Issue Date,
(ii) was nominated for election or elected to the board of directors of the Company, as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) all obligations under the Senior Credit Facility and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $50.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, or transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to such date shall be deemed Disqualified Capital Stock.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a private sale or public offering of Capital Stock (other than Disqualified Capital Stock) of the Company or a Holding Company (to the extent, in the case of a Holding Company, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company).

     "Financial Advisory Agreement" means the Financial Advisory Agreement by and among the Company and Hicks Muse Partners, as in effect on the Issue Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the Consolidated Interest Expense for such period,
(ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) the amount of all cash dividend payments or payments in Disqualified Capital Stock on Preferred Stock of Restricted Subsidiaries of such Person or on Disqualified Capital Stock of such Person held by Persons other than the Company or any Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period.

     "Fixed Charge Coverage Ratio" means with respect to any Person for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period.

     For purposes of this definition, "Consolidated Cash Flow" and, except with respect to clause (iv) below, "Fixed Charges" shall be calculated on a pro forma basis after giving effect to (i) the Recapitalization, (ii) the incurrence of the Indebtedness, and the issuance of Disqualified Capital Stock and Preferred Stock, of such Person and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, and the issuance of other Disqualified Capital Stock or Preferred Stock, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence and issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (iii) any Asset Sales (including those excluded from the definition thereof by clauses (b) and (c) of the definition thereof) or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or issuing Disqualified Capital Stock or Preferred Stock) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or issuance of such Disqualified Capital Stock or Preferred Stock and also including any Consolidated Cash Flow associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period and (iv) cost savings resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Asset Acquisition (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission), less the amount of any additional expenses that the Company reasonably estimates would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such Asset Acquisitions; provided, however, that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the Trustee at the time of the consummation of the Asset Acquisition and (B) with respect to each Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Asset Acquisition to effect the Cost Savings Measures identified in such officer's certificate (regardless, however, of whether the corresponding cost savings have been achieved). Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Fixed Charge Coverage Ratio," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means each of the Company's direct and indirect, existing and future, Restricted Subsidiaries, other than a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof, provided that such Subsidiary's assets and principal place of business are located outside the United States.

     "Guarantor Senior Indebtedness" means, as to any Guarantor, Senior Indebtedness of such Guarantor, it being understood that for the purpose of this definition, all references to the Company in the definition of Senior Indebtedness shall be deemed references to such Guarantor.

     "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Agreements, Commodity Agreements and Currency Agreements, (viii) for Indebtedness incurred in connection with, or in contemplation of, another Person merging with or into or becoming a Subsidiary of the former Person and (ix) for Indebtedness of any other Person of the type referred to in clauses (i) through (viii) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (in each case, including by way of Guarantee or similar arrangement, but excluding (i) any debt or extension of credit represented by a bank deposit other than a time deposit and (ii) advances to customers and independent contractors in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant, (A) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" (if positive) equal to (1) the Company's "Investment" in such Unrestricted Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is so redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary; and (B) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.

     "Issue Date" means the date of original issuance of the Notes.

     "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Monitoring and Oversight Agreement" means the Monitoring and Oversight Agreement by and among the Company and Hicks Muse Partners, as in effect on the Issue Date.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of
(i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, relocation costs, title insurance premiums, appraisers fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Restricted Subsidiary engaged in such Asset Sale), (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iv) any reserves established in accordance with GAAP for adjustment in respect of the sales price of the asset or assets subject to such Asset Sale or for any liabilities associated with such Asset Sale and (v) repayment of Indebtedness secured by assets subject to such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Indebtedness" means, without duplication, (i) Indebtedness outstanding on the Issue Date; (ii) Indebtedness of the Company and any of its Restricted Subsidiaries (a) outstanding under the Senior Credit Facility (including letter of credit obligations) (provided that the aggregate principal amount at any time outstanding does not exceed $340.0 million) or (b) incurred under the Senior Credit Facility pursuant to and in compliance with (x) clause
(v) of this definition or (y) the proviso in the covenant described under the caption "-- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" above;

(iii) Indebtedness evidenced by or arising under the Notes and the Indenture;
(iv) Interest Swap Agreements, Commodity Agreements and Currency Agreements; provided, however, that such agreements are entered into for bona fide hedging purposes and not for speculative purposes; (v) additional Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $50.0 million in principal amount outstanding at any time (which amount may, but need not, be incurred under the Senior Credit Facility); (vi) Refinancing Indebtedness; (vii) Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company; (viii) guarantees by the Company or Restricted Subsidiaries of any Indebtedness permitted to be incurred pursuant to the Indenture; (ix) Indebtedness in respect of letters of credit to support workers compensation obligations, performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; and (xi) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets used in the direct selling, direct marketing or home furnishings business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xi) shall not exceed $30.0 million at any time outstanding.

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company to acquire the stock or assets of any Person (or Acquired Indebtedness or Acquired Preferred Stock acquired in connection with a transaction in which such Person becomes a Restricted Subsidiary of the Company) engaged in the direct selling, direct marketing or home furnishings business or businesses reasonably related thereto; provided, however, that if any such Investment or series of related Investments involves an Investment by the Company in excess of $5.0 million, the Company is able, at the time of such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant, (ii) Investments received by the Company or its Restricted Subsidiaries as consideration for a sale of assets made in compliance with the other terms of the Indenture, (iii) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Restricted Subsidiary of the Company and Investments in the Company or any Restricted Subsidiary by any Restricted Subsidiary of the Company, (iv) Investments in cash and Cash Equivalents, (v) Investments in securities of trade creditors, wholesalers, suppliers or customers received pursuant to any plan of reorganization or similar arrangement, (vi) loans or advances to employees or independent contractors of the Company or any Restricted Subsidiary thereof for purposes of purchasing the Company's or a Holding Company's Capital Stock and other loans and advances to employees or independent contractors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, and (vii) additional Investments in an aggregate amount not to exceed $50.0 million at any time outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in the direct selling, direct marketing or home furnishings business or businesses reasonably related, ancillary or complementary thereto, and specifically includes assets acquired through Asset Acquisitions (it being understood that "assets" may include Capital Stock of a Person that owns such Productive Assets, provided that after giving effect to such transaction, such Person would be a Restricted Subsidiary of the Company).

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company or a Holding Company (to the extent, in the case of a Holding Company, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company), pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant (other than pursuant to clause (iii) or (iv) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person, or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any issue of Senior Indebtedness lacks such a representative, then the Representative for such issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Indebtedness.

     "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of the Company's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock or (iii) the making of any Investment (other than a Permitted Investment).

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The board of directors of the Company may designate any Unrestricted Subsidiary or any person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant.

     "Secured Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary secured by a Lien.

     "Senior Credit Facility" means the Senior Credit Facility, under that certain Credit Agreement entered into in connection with the consummation of the Recapitalization, among the Company, NationsBank, N.A., as administrative agent, The Chase Manhattan Bank, N.A., as syndication agent and National Westminster Bank, PLC, as documentation agent, Prudential Insurance Company of America, as a co-agent, Societe Generale, as a co-agent, Citicorp USA, Inc., as a co-agent, and the other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

     "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of the Company, including interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceeding) and premium, if any, thereon, and other monetary amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness ranks pari passu with the Notes; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Restricted Subsidiary, (2) any liability for federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness or (5) obligations in respect of any Capital Stock.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that would be a "significant subsidiary" as defined in
Article I, Rule 1-03 of Regulation S-X under the Act, as such rule is in effect on the Issue Date.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of the Indenture.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Unrestricted Subsidiary" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution adopted by the board of directors of the Company; provided, however, that (a) neither the Company nor any of its other Restricted Subsidiaries (1) provides any credit support for any Indebtedness or other Obligations of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness or other Obligations of such Subsidiary and (b) at the time of designation of such Subsidiary, such Subsidiary has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant and (y) no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the board of directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     Weil, Gotshal & Manges LLP, counsel to the Company, is of the opinion that, except as noted otherwise and to the extent relating to legal conclusions and matters of law, the following are the material United States federal income tax consequences of the Exchange Offer to holders of Old Notes exchanging such Notes for New Notes.

     The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, and judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, financial institutions, insurance companies, dealers in securities, tax-exempt organizations or taxpayers holding the Notes as part of a "straddle," "hedge" or "conversion transaction"). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     Except as otherwise indicated below, this discussion assumes that the Notes are held as capital assets (as defined in Section 1221 of the Code) by the holders thereof. The Company will treat the Notes as indebtedness for U.S. federal income tax purposes, and the balance of this discussion is based on the assumption that such treatment will be respected.


     EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.


     References in this discussion to a "Note" or the "Notes" are references to both the Old Notes and the New Notes. Specific references to the Old Notes or New Notes are made when the context requires.

U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note who or which is (i) an individual who is a citizen or resident (as defined in section 7701(b) of the Code) of the United States, (ii) a corporation or other entity created or organized under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source or that is otherwise subject to United States federal income tax on a net income basis in respect of the Notes, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each, a "U.S. Holder"). Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below under the heading "Non-U.S. Holders."

     Stated Interest on the Notes. The Old Notes were not issued with any original issue discount. Further, it is anticipated that the New Notes will not be issued with original issue discount. Accordingly, the stated interest on the Notes will be included in income by a U.S. Holder when it is paid or accrued in accordance with such U.S. Holder's usual method of tax accounting.

     Exchange Offer. The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute an exchange for U.S. federal income tax purposes. The holder will have a basis for the New Notes equal to the basis of the Old Notes and the holder's holding period for the New Notes will include the period during which the Old Notes were held. Accordingly, there will be no United States federal income tax consequences to U.S. Holders of Old Notes as a result of the Exchange Offer.

     Market Discount. If a Note is acquired at a "market discount," some or all of any gain realized upon a subsequent sale, other disposition, or full or partial principal payment, of such Note may be treated as ordinary income, and not capital gain, as described below. For this purpose, "market discount" is the excess (if any) of the stated redemption price at maturity of a debt obligation over the basis of such debt obligation immediately after its acquisition by the taxpayer, subject to a statutory de minimis exception. Unless a U.S. Holder has elected to include the market discount in income as it accrues, gain, if any, realized on any subsequent disposition (other than in connection with certain non-recognition transactions) or full or partial principal payment of such Note will be treated as ordinary income to the extent of the accrued market discount that has not previously been included in income.

     The amount of market discount treated as having accrued will be determined either (i) on a straight-line basis multiplying the market discount times a fraction, the numerator of which is the number of days the Note was held by the U.S. Holder and the denominator of which is the total number of days after the date such U.S. Holder acquired the Note up to and including the date of its maturity or (ii) if the U.S. Holder so elects, on a constant interest rate method. A U.S. Holder may make the constant interest method election with respect to any Note but, once made, such election is irrevocable.

     A U.S. Holder of a Note acquired at a market discount may elect to include market discount in income currently, through the use of the straight-line inclusion method or the elective constant interest method in lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition. Once made, this election will apply to all notes and other obligations acquired by the electing U.S. Holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the Note in the hands of the U.S. Holder will be increased by the market discount thereon as it is included in income.

     Unless a U.S. Holder who acquires a Note at a market discount elects to include market discount in income currently, such U.S. Holder may be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Note in an amount not exceeding the deferred income, until such income is realized.

     Bond Premium. If a U.S. Holder purchases a Note and immediately after the purchase the adjusted basis of the Note exceeds the principal amount of the Note, the Note will be treated as having been acquired with "bond premium." A U.S. Holder may elect to amortize such bond premium over the remaining term of such Note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

     If bond premium is amortized, the amount of interest that must be included in the U.S. Holder's income for each period ending on an interest payment date or at the stated maturity, as the case may be, will, except as Treasury Regulations may otherwise provide, be reduced by the portion of premium allocable to such period based on the Note's yield to maturity. If such an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and such holder will decrease the gain or increase the loss otherwise recognized upon the sale or other disposition or full or partial principal payment of the Note by the amount of the bond premium.

     An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the U.S. Holder's gross income, held at the beginning of the U.S. Holder's first taxable year to which the election applies or that are thereafter acquired, and may be revoked only with the consent of the IRS. A U.S. Holder who elects to amortize bond premium must reduce its adjusted basis in the Notes by the amount of such allowable amortization.

     Sale or Redemption. Unless a nonrecognition provision applies, the sale, exchange, redemption or other disposition of Notes will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest not yet taken into income). A U.S. Holder's tax basis in a Note generally will equal the cost of the Note to the U.S. Holder, increased by any amounts includible in income as market discount (if the holder elects to include market discount on a current basis), and reduced by any amortized bond premium previously deducted from income. U.S. Holders are advised to consult their tax advisors concerning the new provisions on the taxation of capital gains. The deductibility of capital losses is subject to limitations.

     Backup Withholding and Information Reporting. Under the Code, U.S. Holders of Notes may be subject, under certain circumstances, to information reporting and "backup withholding" at a 31% rate with respect to cash payments in respect of principal (and premium, if any), interest, and the gross proceeds from dispositions thereof. Backup withholding applies only if the U.S. Holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit (and may entitle such holder to a refund) against such U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

     The Company will furnish annually to the IRS and to record holders of the Notes (to whom it is required to furnish such information) information relating to the amount of interest paid with respect to the Note.

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note other than a U.S. Holder (A "Non-U.S. Holder"). This discussion does not deal with all aspects of U.S. federal income and estate taxation that may be relevant to the purchase, ownership or disposition of the Notes by a Non-U.S. Holder in light of such holder's particular circumstances, including holding the Notes through a partnership. In addition, persons who hold the Notes through hybrid entities (i.e., entities that are fiscally transparent for U.S. tax purposes but not for foreign law purposes) may not be entitled to any applicable treaty benefits. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as U.S. residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the foreign partnership, trust or estate is not itself subject to U.S. federal income tax on the disposition of its Note. For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the Note will be considered "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of a resident of a country with which the United States has an income tax treaty, attributable to a U.S. permanent establishment (or to a fixed base) in the United States.

     Stated Interest on the Notes. Generally, any interest paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Interest on the Notes will qualify as portfolio interest if (i) the Non-U.S. Holder (a) does not actually or constructively own 10% or more of the total voting power of all voting interests of the Company,

(b) is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, or (c) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (ii) either (a) the beneficial owner, under penalty of perjury, certifies that it is not a U.S. person and such certificate provides the beneficial owner's name and address or (b) a securities clearing organization or other financial institution that holds customers' securities in the ordinary course of its trade or business, and holds the Notes in such capacity, certifies to the Company (or its agent), under penalties of perjury, that such certificate has been received from the beneficial owner of the Notes by it and furnishes the Company (or its agent) with a copy thereof. The foregoing certification may be provided by the Non-U.S. Holder on IRS Form W-8 (or any successor form).

     The gross amount of interest paid to a Non-U.S. Holder that does not qualify for the portfolio interest exception and that is not U.S. trade or business income will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty reduces or eliminates withholding. U.S. trade or business income is taxed on a net basis at regular U.S. federal income tax rates rather than the 30% gross rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. These forms must be periodically updated. Under new final regulations, not currently in effect, the Forms 1001 and 4224 will be replaced by Form W-8. Also, under these new final regulations, a Non-U.S. Holder who is claiming the benefits of a tax treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in these new final regulations for payments through qualified intermediaries. These new final regulations are generally effective January 1, 2000.

     NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE NEW FINAL REGULATIONS.

     Sale, Exchange or Redemption of Notes. Except as described below and subject to the discussion of backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note generally will not be subject to a U.S. federal income tax, unless (i) the gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the United States for 183 days or more during the taxable year of the disposition or (iii) the Non-U.S. Holder is subject to rules applicable to certain former citizens and residents of the United States. The exchange by a Non-U.S. Holder of Old Notes for New Notes pursuant to the Exchange Offer will result in the same federal income tax treatment as a U.S. Holder. See "-- U.S. Holders -- Exchange Offer."

     Federal Estate Tax. Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided the individual did not actually or constructively own 10% or more of the total voting power of all voting interests of the Company and provided income on the Notes was not U.S. trade or business income.

     Information Reporting and Backup Withholding. The Company must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. In the case of interest paid to Non-U.S. Holders, information reporting and backup withholding (at a rate of 31%) does not apply to such payments if the holder makes the requisite certification or otherwise establishes an exemption (provided that neither the payor nor its paying agent has actual knowledge that the holder is not a Non-U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied).

     The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, are subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is not a Non-U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

     The payment of the proceeds from the disposition of a Note to or through a non-U.S. office or a non-U.S. broker that is not a "U.S. related person" will not be subject to information reporting or backup withholding (for this purpose, a "U.S. related person" is a foreign person that has certain relationships with the United States).

     In the case of the payment of proceeds from the disposition of Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding does not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person(absent actual knowledge that the payee is not a Non-U.S. Holder).

     Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.


     EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Registration Statement is declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until                , 1998, all dealers
effecting transactions in the New Notes may be required to deliver a Prospectus.

     The Company and the Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Registration Statement is declared effective, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal or otherwise. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify holders of the Old

Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby and certain tax matters in connection with the Exchange Offer have been passed upon for the Company by Weil, Gotshal & Manges LLP, Dallas, Texas.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1996 and 1997 and the consolidated statements of operations and comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                     INDEX

Independent Auditors' Report................................  F-2
Consolidated Balance Sheets as of December 31, 1996 and 1997
  and September 30, 1998 (Unaudited)........................  F-3
Consolidated Statements of Operations and Comprehensive
  Income for the years ended December 31, 1995, 1996 and
  1997 and for the nine months ended September 30, 1997 and
  1998 (Unaudited)..........................................  F-4
Consolidated Statements of Shareholders' Equity (Deficit)
  for the years ended December 31, 1995, 1996 and 1997 and
  for the nine months ended September 30, 1998
  (Unaudited)...............................................  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995, 1996 and 1997 and for the nine months
  ended September 30, 1997 and 1998 (Unaudited).............  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Home Interiors & Gifts, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows present fairly, in all material respects, the consolidated financial position of Home Interiors & Gifts, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Dallas, Texas
February 20, 1998

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
         AS OF DECEMBER 31, 1996 AND 1997 AND AS OF SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                                               DECEMBER 31,
                                                           --------------------    SEPTEMBER 30,
                                                             1996        1997          1998
                                                           --------    --------    -------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................   $132,848    $104,262      $  42,859
  Marketable securities.................................      2,203       2,003             --
  Accounts receivable, net..............................      9,097      11,577         11,531
  Inventories...........................................     23,134      30,531         42,137
  Deferred income tax benefit...........................      2,375       3,031          2,371
  Other current assets..................................        408         440            504
                                                           --------    --------      ---------
          Total current assets..........................    170,065     151,844         99,402
Property, plant and equipment, net......................     15,481      17,353         20,251
Investments.............................................      2,440      67,681          1,509
Debt issuance costs, net................................         --          --         19,995
Other assets............................................      7,788       7,312          7,726
                                                           --------    --------      ---------
          Total assets..................................   $195,774    $244,190      $ 148,883
                                                           ========    ========      =========
Current liabilities:
  Accounts payable......................................   $  7,473    $  8,702      $  15,740
  Accrued seminars and incentive awards.................     11,349      12,398         11,342
  Royalties payable.....................................      3,496       6,770         11,578
  Hostess prepayments...................................      6,332       7,812          8,777
  Income taxes payable..................................      4,810       3,107          6,239
  Prepaid sales orders..................................         --          --          6,477
  Dividends payable.....................................     12,680       5,733             --
  Current maturities of long-term debt..................         --          --         26,000
  Other current liabilities.............................      8,183       9,058         22,105
                                                           --------    --------      ---------
          Total current liabilities.....................     54,323      53,580        108,258
Long-term debt, net of current portion..................         --          --        467,500
Deferred income tax liability...........................        224         679            157
                                                           --------    --------      ---------
          Total liabilities.............................     54,547      54,259        575,915
                                                           --------    --------      ---------
Commitments and contingencies (see Note 15)
Shareholders' equity (deficit):
  Common stock, par value $0.10 per share, 75,000,000
     shares authorized, 58,704,900, 58,942,500 and
     15,231,652 shares issued, respectively.............      5,870       5,894          1,523
  Additional paid-in capital............................         --       1,120        178,660
  Retained earnings (accumulated deficit)...............    209,171     256,121       (607,093)
  Less treasury stock 7,985,700 shares as of December
     31, 1996 and 1997, at cost.........................    (73,814)    (73,814)            --
  Unrealized gains on investments and other.............         --         610           (122)
                                                           --------    --------      ---------
          Total shareholders' equity (deficit)..........    141,227     189,931       (427,032)
                                                           --------    --------      ---------
          Total liabilities and shareholders' equity
            (deficit)...................................   $195,774    $244,190      $ 148,883
                                                           ========    ========      =========

   The accompanying notes are an integral part of these financial statements.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                                 (IN THOUSANDS)

                                                                            NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                         ------------------------------    -------------------
                                           1995       1996       1997        1997       1998
                                         --------   --------   --------    --------   --------
                                                                               (UNAUDITED)
Net sales..............................  $482,950   $434,299   $468,845    $322,099   $347,205
Cost of goods sold.....................   261,806    225,137    239,664     166,262    170,658
                                         --------   --------   --------    --------   --------
Gross profit...........................   221,144    209,162    229,181     155,837    176,547
Selling, general and administrative:
  Selling..............................    72,857     68,489     72,172      48,393     58,294
  Freight, warehouse and
     distribution......................    41,041     37,167     41,284      28,660     31,146
  General and administrative...........    25,398     22,246     26,319      18,712     18,391
  Gains on the sale of assets..........       (14)    (2,077)      (198)         (8)    (6,349)
  Recapitalization expenses............        --         --         --          --      6,198
                                         --------   --------   --------    --------   --------
          Total selling, general and
            administrative.............   139,282    125,825    139,577      95,757    107,680
                                         --------   --------   --------    --------   --------
Operating income.......................    81,862     83,337     89,604      60,080     68,867
Other income (expense):
  Interest income......................     2,470      5,113      7,985       5,225      4,841
  Interest expense.....................        (2)      (503)      (362)        (14)   (15,913)
  Other income, net....................       529        456      2,884         466      1,027
                                         --------   --------   --------    --------   --------
Other income (expense), net............     2,997      5,066     10,507       5,677    (10,045)
                                         --------   --------   --------    --------   --------
Income before income taxes.............    84,859     88,403    100,111      65,757     58,822
Income taxes...........................    35,315     33,957     37,919      25,332     23,346
                                         --------   --------   --------    --------   --------
Net income.............................    49,544     54,446     62,192      40,425     35,476
Other comprehensive income (loss),
  before tax:
  Cumulative translation adjustment....        --         --        (88)        (52)       (34)
  Unrealized gains (losses) on
     investments.......................        --         --      1,074       2,351     (1,074)
                                         --------   --------   --------    --------   --------
     Other comprehensive income (loss),
       before tax......................        --         --        986       2,299     (1,108)
Income tax (expense) benefit related to
  items of other comprehensive
  income...............................        --         --       (376)       (886)       376
                                         --------   --------   --------    --------   --------
     Other comprehensive income (loss),
       net of tax......................        --         --        610       1,413       (732)
                                         --------   --------   --------    --------   --------
Comprehensive income...................  $ 49,544   $ 54,446   $ 62,802    $ 41,838   $ 34,744
                                         ========   ========   ========    ========   ========

   The accompanying notes are an integral part of these financial statements.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                  RETAINED                UNREALIZED
                                                                   ADDITIONAL     EARNINGS                 GAINS ON
                                            COMMON       COMMON     PAID-IN     (ACCUMULATED   TREASURY   INVESTMENTS
                                            SHARES       STOCK      CAPITAL       DEFICIT)      STOCK      AND OTHER      TOTAL
                                          -----------   --------   ----------   ------------   --------   -----------   ---------
Balance, December 31, 1994..............      391,366   $   391     $  1,025     $ 126,825     $(63,598)    $(2,270)    $  62,373
  Net income............................                                            49,544                                 49,544
  Purchase of 7,144 treasury shares.....                                                        (10,216)                  (10,216)
  Payment received for Company Common
    Stock held by the ESOP..............                                                                      2,270         2,270
  Appreciation in Company Common Stock
    released to the ESOP................                               1,576                                                1,576
  Dividends, $0.12 per share (see Note
    4)..................................                                            (6,086)                                (6,086)
  Effect of 150-for-one stock split.....   58,313,534     5,479       (2,601)       (2,878)                                    --
                                          -----------   --------    --------     ---------     --------     -------     ---------
Balance, December 31, 1995..............   58,704,900     5,870           --       167,405      (73,814)         --        99,461
  Net income............................                                            54,446                                 54,446
  Dividends, $0.25 per share............                                           (12,680)                               (12,680)
                                          -----------   --------    --------     ---------     --------     -------     ---------
Balance, December 31, 1996..............   58,704,900     5,870           --       209,171      (73,814)         --       141,227
  Net income............................                                            62,192                                 62,192
  Issuance of Company Common Stock......      237,600        24        1,120                                                1,144
  Cumulative translation adjustment.....                                                                        (88)          (88)
  Unrealized gains on investments.......                                                                        698           698
  Dividends, $0.30 per share............                                           (15,242)                               (15,242)
                                          -----------   --------    --------     ---------     --------     -------     ---------
Balance, December 31, 1997..............   58,942,500     5,894        1,120       256,121      (73,814)        610       189,931
  Net income (unaudited)................                                            35,476                                 35,476
  Recapitalization adjustments (see Note
    3):
    Issuance of Company Common Stock to
      Hicks Muse (unaudited)............   10,111,436     1,011      181,546                                              182,557
    Purchase and retirement of Company
      Common Stock (unaudited)..........  (45,836,584)   (4,584)      (1,120)     (821,853)                              (827,557)
    Retirement of treasury stock
      (unaudited).......................   (7,985,700)     (798)                   (73,016)      73,814                        --
    Transaction fees and expenses
      (unaudited).......................                              (3,215)                                              (3,215)
  Cumulative translation adjustment
    (unaudited).........................                                                                        (34)          (34)
  Unrealized losses on investments
    (unaudited).........................                                                                       (698)         (698)
  Stock option expense (unaudited)......                                 329                                                  329
  Dividends, $0.075 per share
    (unaudited).........................                                            (3,821)                                (3,821)
                                          -----------   --------    --------     ---------     --------     -------     ---------
Balance, September 30, 1998
  (unaudited)...........................   15,231,652   $ 1,523     $178,660     $(607,093)    $     --     $  (122)    $(427,032)
                                          ===========   ========    ========     =========     ========     =======     =========

   The accompanying notes are an integral part of these financial statements.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                                 (IN THOUSANDS)

                                                                                                  NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                              -------------------------------   ---------------------
                                                                1995       1996       1997        1997        1998
                                                              --------   --------   ---------   ---------   ---------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
Net income..................................................  $ 49,544   $ 54,446   $  62,192   $  40,425   $  35,476
                                                              --------   --------   ---------   ---------   ---------
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     4,096      3,350       2,613       1,825       2,368
  Amortization of debt issuance costs and other.............        --         --         146         100       1,138
  Provision for doubtful accounts...........................       656        461         753         660         589
  Gains on the sale of assets...............................       (14)    (2,077)       (198)         (8)     (6,349)
  Stock option expense......................................        --         --          --          --         329
  Realized gains on investments.............................        --         --      (1,859)         --        (203)
  Equity in earnings of affiliate...........................        --         --        (180)         --          --
  Deferred tax expense (benefit)............................        (3)       367        (577)         --         138
  Appreciation in common stock released to the ESOP.........     1,576         --          --          --          --
  Provision for inventory obsolescence......................     1,650        850       1,561          --          --
  Changes in assets and liabilities:
    Accounts receivable.....................................     3,907     (2,497)     (1,754)     (3,827)     (2,677)
    Inventories.............................................     5,945      2,385      (8,958)    (13,039)    (11,606)
    Other current assets....................................       188        (91)        (32)       (222)        (63)
    Other assets............................................        18        (59)       (491)       (180)         11
    Accounts payable........................................      (783)       767       1,229       2,434       7,038
    Income taxes payable....................................      (873)     4,810        (989)     (1,837)      3,132
    Prepaid sales orders....................................        --         --          --          --       6,477
    Other accrued liabilities...............................    (1,161)    (5,205)      6,829      12,202      18,141
                                                              --------   --------   ---------   ---------   ---------
        Total adjustments...................................    15,202      3,061      (1,907)     (1,892)     18,463
                                                              --------   --------   ---------   ---------   ---------
        Net cash provided by operating activities...........    64,746     57,507      60,285      38,533      53,939
                                                              --------   --------   ---------   ---------   ---------
Cash flows from investing activities:
  Purchases of investments and other assets.................        --     (2,392)   (204,315)   (143,822)    (87,581)
  Proceeds from the sale of investments.....................        --      1,000     142,388      79,077     154,568
  Purchases of property, plant and equipment................    (1,408)    (2,126)     (4,617)     (3,115)     (6,227)
  Issuance of notes receivable..............................        --         --      (2,520)     (2,520)         --
  Payments received on notes receivable.....................        --         --       1,812       1,208       1,619
  Proceeds from the sale of property, plant and equipment...        14        401         229           8       7,700
                                                              --------   --------   ---------   ---------   ---------
        Net cash (used in) provided by investing
          activities........................................    (1,394)    (8,808)    (67,023)    (69,164)     70,079
                                                              --------   --------   ---------   ---------   ---------
Cash flows from financing activities:
  Dividends paid............................................    (8,814)    (6,086)    (22,190)    (19,020)     (9,554)
  Proceeds from issuance of Company Common Stock............        --         --         430          --     182,557
  Cost of unearned Company Common Stock held by the ESOP....     2,270         --          --          --          --
  Purchase of treasury stock................................   (10,216)        --          --          --    (827,557)
  Proceeds from issuance of the Notes.......................        --         --          --          --     200,000
  Proceeds from borrowings under the Senior Credit
    Facility................................................        --         --          --          --     300,000
  Payments under the Senior Credit Facility.................        --         --          --          --      (6,500)
  Debt issuance costs.......................................        --         --          --          --     (21,118)
  Other transaction fees and expenses.......................        --         --          --          --      (3,215)
                                                              --------   --------   ---------   ---------   ---------
        Net cash used in financing activities...............   (16,760)    (6,086)    (21,760)    (19,020)   (185,387)
                                                              --------   --------   ---------   ---------   ---------
Effect of cumulative translation adjustment.................        --         --         (88)        (52)        (34)
                                                              --------   --------   ---------   ---------   ---------
Net increase (decrease) in cash and cash equivalents........    46,592     42,613     (28,586)    (49,703)    (61,403)
Cash and cash equivalents at beginning of year..............    43,643     90,235     132,848     132,848     104,262
                                                              --------   --------   ---------   ---------   ---------
Cash and cash equivalents at end of period..................  $ 90,235   $132,848   $ 104,262   $  83,145   $  42,859
                                                              ========   ========   =========   =========   =========
Income taxes paid...........................................  $ 40,921   $ 29,396   $  38,723
                                                              ========   ========   =========
Interest paid...............................................  $      2   $     --   $      19
                                                              ========   ========   =========

   The accompanying notes are an integral part of these financial statements.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. ORGANIZATION AND BACKGROUND

     Home Interiors & Gifts, Inc. and its wholly-owned subsidiaries (the "Company") are in the business of direct sales of home decorative accessories using the "party plan" method whereby members of its non-employee, independent contractor direct sales force ("Displayers") conduct shows in the homes of potential customers. The Company's home office is in Dallas, Texas; however, Displayers conduct shows throughout the United States, in Mexico and in Puerto Rico. Three of the Company's wholly-owned subsidiaries, Dallas Woodcraft, Inc. ("DWC"), Homco, Inc. ("Homco") and GIA, Inc. ("GIA" and collectively with DWC and Homco, the "Manufacturing Companies") sell substantially all of their products to the Company and are major suppliers of its direct sales business.

     The Company expanded its operations internationally with its wholly-owned subsidiaries Homco de Mexico in 1995 and Homco Puerto Rico ("PR") in 1996. These subsidiaries provide sales support services to the international Displayers. Another wholly-owned subsidiary, Spring Valley Scents, Inc., ("SVS") began selling its products exclusively to the Company in 1998.

     Prior to December 31, 1994, the Company owned several companies that were unrelated to the core business of home decorative accessories. On December 31, 1994, the Company and Carter-Crowley Properties, Inc. ("CCP") entered into a spin-off agreement whereby the Company disposed of all of its subsidiaries except for the Manufacturing Companies (collectively referred to as the "Spin-Off").

2. SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may, in some instances, differ from previously estimated amounts.

     The consolidated financial information as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 is unaudited. In the opinion of management, the accompanying unaudited consolidated financial information and related notes thereto contain all adjustments consisting only of normal, recurring adjustments, necessary to present fairly the consolidated financial information as of September 30, 1998 and the operating results and cash flows for the nine months ended September 30, 1997 and 1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

  Principles of Consolidation

     These consolidated financial statements include the accounts of the Company. All significant intercompany accounts and transactions have been eliminated. The Company's quarterly reporting periods consist of thirteen weeks. The third quarters of 1997 and 1998 ended on September 27 and October 3, respectively.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all certificates of deposit, municipal bonds and short-term highly liquid debt instruments, such as U.S. Treasury bills and notes with maturities of three months or less when purchased, to be cash equivalents.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

  Marketable Securities

     Short-term marketable securities, consisting of certificates of deposit with original maturities in excess of three months, are stated at cost, which approximates fair market value.

  Inventories

     Inventories are stated at lower of cost or market. Cost is determined by the first-in, first-out method.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the declining balance and straight-line methods over estimated useful lives. Major expenditures for property, plant and equipment and those which substantially increase useful lives are capitalized. Direct external costs of developing software, including programming and enhancements, are capitalized and amortized over the estimated useful lives once the software is placed in service. Software training costs, maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, costs and related accumulated depreciation are removed from the respective accounts and resulting gains or losses are included in general and administrative expense.

  Investments

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires certain debt and equity securities to be adjusted to market value at the end of each accounting period. Management determines the proper classification of investments in obligations with fixed maturities and equity securities at the time of purchase and reevaluates such designations quarterly. All investments are classified as available for sale. Accordingly, these investments are stated at fair market value, based on quoted market prices, with net unrealized gains and losses reported as a separate component of shareholders' equity, net of tax. Realized gains and losses are recorded based on the specific identification method and are included in other income. Accreted discounts and amortized premiums are included in interest income. Investments in 20% to 50% owned affiliates are accounted for on the equity method.

  Income Taxes

     The Company files its federal income tax return on a consolidated basis. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to be settled or realized.

  Sales Recognition

     Sales are recognized when the Company's products are shipped.

  Hostess Prepayments

     As a sales incentive, the Company issues certificates to its Displayers in exchange for cash. These certificates are later redeemed by Displayers as payment for hostess merchandise. The Company reduces the liability for these hostess certificates to the extent that purchased certificates are not expected to be redeemed based on historical redemption rates.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

  Foreign Currency Translation

     The accounts of the Company's foreign operations are translated into U.S. dollars at the exchange rate in effect at the end of each period. Revenues and expenses are translated at the weighted average exchange rate for each period. Gains and losses resulting from translation are accumulated and reported as a separate component of shareholders' equity.

  Environmental Liabilities

     The Company records liabilities related to environmental issues at such time as information becomes available and is sufficient to support a reasonable estimate or range of probable loss. If the Company is unable to determine that a single amount in an estimated range of probable loss is more likely, the minimum amount of the range is recorded.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." The new standard is effective for financial statements for fiscal years beginning after December 15, 1997. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard is effective for fiscal years beginning after December 15, 1999. The Company has not yet determined the effects the new standards will have on its financial statements.

  Reclassifications

     Certain reclassifications have been made to prior years' balances to conform with current year presentation.

3. THE RECAPITALIZATION

     On June 4, 1998, the Company financed a recapitalization (the "Recapitalization") through the following simultaneous transactions: (i) HM/RB Partners, L.P. and other affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") contributed $182,557,000 in cash to the equity of the Company in exchange for 10,111,436 shares of the Company's common stock ("Company Common Stock"); (ii) the Company borrowed $500,000,000 consisting of $200,000,000 of senior subordinated notes (the "Notes") and $300,000,000 under a $340,000,000 senior credit facility (the "Senior Credit Facility"); and (iii) the Company used the proceeds from the contribution of equity, the issuance of the Notes and borrowings under the Senior Credit Facility, together with approximately $169,333,000 of cash and cash equivalents held by the Company to pay approximately $827,557,000 for the redemption of 45,836,584 shares of Company Common Stock, and to pay fees and expenses of approximately $24,333,000 associated with the Recapitalization. These fees and expenses included an $11,250,000 financial advisory fee paid to Hicks Muse for its role in obtaining financing for the Recapitalization, legal and accounting fees of approximately $1,474,000 and debt issuance costs of approximately $11,609,000 paid primarily to the bank syndicate group for the Senior Credit Facility and the initial purchasers of the Notes. The Hicks Muse financial advisory fee and the legal and accounting fees have been allocated on a proportionate basis to the debt and equity financing for the Recapitalization. Accordingly, approximately $9,509,000 of such fees have been recorded as debt issuance costs and the remaining $3,215,000 has been charged to additional paid-in capital. The total debt issuance costs of $21,118,000, are being amortized using the effective interest method over the term of the related indebtedness.

     In addition to the $24,333,000 of fees and expenses related to the Recapitalization, the Company paid another financial advisor and attorneys $6,198,000 in connection with the Recapitalization. The Company paid the financial advisor approximately $5,704,000 to assist with the development of strategic alternatives, identify

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES potential buyers, evaluate proposals and assist in the negotiation of the Hicks Muse offer. The financial advisory and legal fees were expensed as incurred and are included in the Company's statement of operations for the nine months ended September 30, 1998.

     As a result of the Recapitalization, the issued and outstanding shares of Company Common Stock decreased to 15,231,652 shares as of June 4, 1998, all treasury stock was retired and Hicks Muse acquired a controlling interest in the Company.

     Hicks Muse and Adkins Family Partnership, Ltd., M. Douglas Adkins, Estate of Fern Ardinger, Ardinger Family Partnership, Ltd., Donald J. Carter, Linda J. Carter, Donald J. Carter, Jr., Christina L. Carter Urschel, Ronald L. Carter, Carter 1997 Charitable Remainder Unitrust and Hammond Family Trust (collectively, the "Committed Shareholders") entered into a Shareholders Agreement (the "Shareholders Agreement") upon the consummation of the Recapitalization, which provides that the Company's Board of Directors (the "Board") shall consist of six directors designated by Hicks Muse, three directors designated by the Committed Shareholders and two independent directors mutually designated by the Committed Shareholders and Hicks Muse subject to adjustment based upon the ownership of Company Common Stock by Hicks Muse and the Committed Shareholders.

     The Shareholders Agreement provides certain registration rights to Hicks Muse and the Committed Shareholders, pursuant to which, in certain circumstances and subject to certain restrictions, they may require the Company to register their shares of Company Common Stock or include their shares of Company Common Stock in any registration of securities proposed by the Company.

     The Committed Shareholders also have the right to be included, on a proportionate basis, in any proposed sale of Company Common Stock by Hicks Muse if (i) such sale individually represents more than 20% of the shares then held by Hicks Muse or (ii) in the aggregate, such sale would result in Hicks Muse having sold more than 50% of the shares held by Hicks Muse immediately subsequent to the consummation of the Recapitalization.

4. STOCK SPLIT

     Effective June 9, 1995, the Board declared a 150-for-one split of the Company's common shares. In connection therewith, the Board increased the Company's authorized capital from 10,000,000 shares of Company Common Stock, with a par value of $1.00 per share, to 75,000,000 shares of Company Common Stock, with a par value of $0.10 per share. All references in the consolidated financial statements to numbers of shares outstanding, per share amounts and ESOP data have been adjusted to reflect the split.

5. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following as of December 31 (in thousands):

                                                               1996      1997
                                                              ------    -------
Accounts receivable, trade..................................  $5,994    $ 6,122
Accounts receivable, other..................................   1,402      2,296
Notes receivable, current...................................   1,919      3,398
                                                              ------    -------
                                                               9,315     11,816
Allowance for doubtful accounts.............................    (218)      (239)
                                                              ------    -------
                                                              $9,097    $11,577
                                                              ======    =======

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

6. INVENTORIES

     Inventories consist of the following as of December 31, 1996 and 1997 and September 30, 1998 (in thousands):

                                                        DECEMBER 31,
                                                     ------------------    SEPTEMBER 30,
                                                      1996       1997          1998
                                                     -------    -------    -------------
                                                                            (UNAUDITED)
Raw materials......................................  $ 5,230    $ 5,036       $ 5,796
Work in process....................................    1,219      1,152         1,495
Finished goods.....................................   16,685     24,343        34,846
                                                     -------    -------       -------
                                                     $23,134    $30,531       $42,137
                                                     =======    =======       =======

7. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following as of December 31 (in thousands):

                                                    ESTIMATED
                                                      USEFUL
                                                       LIFE         1996        1997
                                                    ----------    --------    --------
Land..............................................                $  3,260    $  3,260
Buildings and improvements........................  5-40 years      18,634      18,952
Equipment, furniture and fixtures.................  3-10 years      31,180      33,195
                                                                  --------    --------
                                                                    53,074      55,407
Accumulated depreciation..........................                 (37,593)    (39,220)
                                                                  --------    --------
                                                                    15,481      16,187
Software and hardware implementation in process...   3-5 years          --       1,166
                                                                  --------    --------
                                                                  $ 15,481    $ 17,353
                                                                  ========    ========

8. INVESTMENTS

     The amortized cost, gross unrealized gains, gross unrealized losses and estimated market value of available for sale investments by type of security issue as of December 31 are as follows (in thousands):

                                                            GROSS        GROSS
                                              AMORTIZED   UNREALIZED   UNREALIZED   MARKET
              TYPE OF SECURITY                  COST        GAINS        LOSSES      VALUE
              ----------------                ---------   ----------   ----------   -------
1996
  Mutual funds and other....................   $ 2,440      $   --        $ --      $ 2,440
                                               =======      ======        ====      =======
1997
  Tax exempt bonds..........................   $50,521      $  895        $(40)     $51,376
  Corporate bonds...........................     8,955         165          (1)       9,119
  Preferred Stock...........................     4,777          75         (15)       4,837
  Mutual funds and other....................     2,349                                2,349
                                               -------      ------        ----      -------
                                               $66,602      $1,135        $(56)     $67,681
                                               =======      ======        ====      =======

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

     The amortized cost and estimated market value of debt securities classified as available for sale investments as of December 31, 1997 by contractual maturity, are as follows (in thousands):

                                                              AMORTIZED    MARKET
                                                                COST        VALUE
                                                              ---------    -------
Due in one year.............................................   $    --     $    --
Due after one year through five years.......................    43,388      44,048
Due after five years through ten years......................     3,268       3,300
Due after ten years.........................................    12,820      13,147
                                                               -------     -------
                                                               $59,476     $60,495
                                                               =======     =======

9. OTHER ASSETS

     In connection with the Spin-Off in 1994, the Company contributed to CCP approximately $9,969,000 of notes receivable from certain of its suppliers whose primary customer is the Company. These notes originally arose in connection with expansion needs of these suppliers. On December 31, 1996, the Company purchased the remaining principal balance on these notes from CCP for a total of $5,691,000, of which $4,287,000 is outstanding as of December 31, 1997.

     On November 26, 1996, the Company sold one of its aircraft for $3,000,000. In exchange for its aircraft, the Company received a note receivable for $2,500,000 and another aircraft valued at $500,000. The transaction resulted in a gain of $1,676,000.

10. PREPAID SALES ORDERS

     Sales are recognized when products are shipped. The Company generally ships products to Displayers on the same day orders are received. The Company received an unusually high volume of orders during the final week of September in connection with a significant discount program. The Company was unable to fill and ship all orders received during the final week of September; however, all of the unfilled orders were shipped by the following week. Payments received from Displayers for the backlog of unfilled orders totaling approximately $6,477,000 have been reflected as prepaid sales orders as of September 30, 1998. The Company believes that backlog is unusual in its business, and as a result, does not expect to have any significant backlog in the near future.

11. OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following as of December 31, 1996 and 1997 and September 30, 1998 (in thousands):

                                                          DECEMBER 31,
                                                         ---------------   SEPTEMBER 30,
                                                          1996     1997        1998
                                                         ------   ------   -------------
                                                                            (UNAUDITED)
Interest payable.......................................  $   --   $   --      $ 7,973
Accrued compensation...................................   2,527    3,394        5,492
Employee retirement plan contribution..................   1,961    2,159        1,943
Sales taxes payable....................................   2,312    2,122        3,970
Other current liabilities..............................   1,383    1,383        2,727
                                                         ------   ------      -------
                                                         $8,183   $9,058      $22,105
                                                         ======   ======      =======

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

12. LONG-TERM DEBT

     In connection with the Recapitalization, the Company issued $200,000,000 of Notes and entered into a $340,000,000 Senior Credit Facility, which includes a $40,000,000 revolving credit facility (the "Revolving Loans"). The Revolving Loans remained undrawn as of September 30, 1998. Prior to the Recapitalization, the Company had no indebtedness.

     Long-term debt consists of the following as of September 30, 1998 (unaudited) (in thousands):

Tranche A Loan @ 7 3/4% due 2004............................  $193,750
Tranche B Loan @ 8 1/4% due 2006............................    99,750
Notes @ 10 1/8% due 2008....................................   200,000
                                                              --------
                                                               493,500
Less current maturities.....................................   (26,000)
                                                              --------
                                                              $467,500
                                                              ========

     The Senior Credit Facility provides for (i) a $200,000,000 term loan (the "Tranche A Loan"), (ii) a $100,000,000 term loan (the "Tranche B Loan"), and
(iii) $40,000,000 of Revolving Loans. The Company may use the Revolving Loans for letters of credit of up to $15,000,000. A letter of credit of $1,300,000 was issued and outstanding under the Revolving Loans as of September 30, 1998. The Company may, at its option, prepay the term loans without premium or penalty. Additionally, the Company may reduce or eliminate its revolving credit commitment prior to its maturity on June 30, 2004. The Senior Credit Facility is guaranteed unconditionally on a senior basis by the Company's wholly-owned domestic subsidiaries and is collateralized by a lien on substantially all assets of the Company and its wholly-owned subsidiaries. There are no material restrictions on the Company's ability to obtain funds from its wholly-owned subsidiaries by dividend or otherwise.


     The loans under the Senior Credit Facility bear interest, at the Company's election, at either the LIBOR Rate (3 month rate of 5.31% and 6 month rate of 5.25% in each case as of September 30, 1998) plus an applicable margin or the Base Rate Basis plus an applicable margin. The applicable LIBOR margin is 2.0% for the Tranche A Loan and the Revolving Loans and 2.5% for the Tranche B Loan. The applicable Base Rate Basis margin is 0.75% for the Tranche A Loan and the Revolving Loans, and 1.25% for the Tranche B Loan. The Base Rate Basis is defined as the higher of the prime rate of NationsBank, N.A. (8.25% as of September 30, 1998) or the federal funds effective rate (6.14% as of September 30, 1998) plus 0.5%. The applicable margin with respect to the loans will be eligible for certain performance pricing step-downs. As of September 30, 1998, the interest rates on the Company's outstanding Tranche A and Tranche B Loans were 7.75% and 8.25%, respectively, based on 6 month borrowings entered into in June 1998 when the 6 month LIBOR rate was 5.75%.


     The Revolving Loans are subject to a commitment fee based on the undrawn portion of the Revolving Loans. The commitment fee is eligible for certain performance pricing step-downs and was 0.5% as of September 30, 1998. The cost of the commitment fee is included in interest expense.

     The Notes bear interest at 10 1/8% per year, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, and maturing on June 1, 2008. The Notes are guaranteed, unconditionally, jointly and severally, on an unsecured senior subordinated basis by all of the Company's wholly-owned domestic subsidiaries. Except as set forth below, the Notes are not redeemable by the Company prior to June 1, 2003. Thereafter, the Notes are subject to redemption by the Company, in whole or in part, at specified redemption prices. In addition, prior to June 1, 2001, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of Notes outstanding at a redemption price equal to 110.125% plus accrued and unpaid interest. The Notes may be redeemed at any time on or after June 1, 2003, in whole or in part by the Company.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

     The Company has filed a registration statement on Form S-4 in connection with a pending exchange offer in which the Company would exchange new Notes for the Company's currently outstanding Notes due 2008. The terms of the new Notes are the same as the terms of the currently outstanding Notes.

     Current maturities of long-term debt as of September 30, 1998 (unaudited) are as follows (in thousands):

                                                TRANCHE A   TRANCHE B
                                                  LOAN        LOAN       NOTES      TOTAL
                                                ---------   ---------   --------   --------
1998..........................................  $  6,250     $   250    $     --   $  6,500
1999..........................................    25,000       1,000          --     26,000
2000..........................................    27,500       1,000          --     28,500
2001..........................................    32,500       1,000          --     33,500
2002..........................................    37,500       1,000          --     38,500
Thereafter....................................    65,000      95,500     200,000    360,500
                                                --------     -------    --------   --------
                                                $193,750     $99,750    $200,000   $493,500
                                                ========     =======    ========   ========

     The terms of the Notes and the Senior Credit Facility contain a number of covenants which will, among other things, limit or restrict the ability of the Company and its subsidiaries to make investments, incur additional indebtedness, create liens on assets, enter into mergers, consolidations or amalgamations or liquidate, wind up or dissolve, dispose of assets, pay dividends and redeem stock, redeem or make prepayments on the Notes, make capital expenditures in excess of certain amounts and engage in certain transactions with subsidiaries and affiliates. In addition, under the Senior Credit facility, the Company will be required to comply with specified financial ratios and tests, including minimum interest coverage and maximum leverage ratios. Subject to these leverage ratios, the Company will be required to make certain mandatory prepayments of the term loans.

  Interest Rate Swap Agreement

     On July 1, 1998, the Company entered into an interest rate swap agreement to limit the effect of increases in interest rates on the Senior Credit Facility. The swap agreement provides the Company with a fixed interest rate until December 31, 2001, on $75,000,000. Pursuant to the swap agreement and subject to certain exceptions and limitations, the Company is guaranteed a fixed 3 month LIBOR rate of 5.50% until June 9, 1999.

13. INCOME TAXES

     The components of income tax expense for the years ended December 31 are as follows (in thousands):

                                                         1995       1996       1997
                                                        -------    -------    -------
Current:
  Federal.............................................  $31,621    $30,354    $33,144
  State...............................................    3,697      3,236      5,352
                                                        -------    -------    -------
                                                         35,318     33,590     38,496
Deferred, net.........................................       (3)       367       (577)
                                                        -------    -------    -------
                                                        $35,315    $33,957    $37,919
                                                        =======    =======    =======

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

     A reconciliation of income tax expense computed at the federal statutory rate to income tax expense at the Company's effective tax rate for the years ended December 31 is as follows (in thousands):

                                                         1995       1996       1997
                                                        -------    -------    -------
Federal statutory rate applied to earnings before
  income taxes........................................  $29,701    $30,941    $35,039
State income taxes, net of federal benefit............    2,403      2,103      3,479
Other.................................................    3,211        913       (599)
                                                        -------    -------    -------
                                                        $35,315    $33,957    $37,919
                                                        =======    =======    =======

     The components of the net deferred tax balances as of December 31 are as follows (in thousands):

                                                               1996      1997
                                                              ------    ------
Tax effect of temporary differences relating to:
  Inventories...............................................  $  565    $  799
  Allowance for doubtful accounts...........................      76        83
  Accrued employee benefits and displayer incentives........   1,708     2,148
  Other.....................................................      26         1
                                                              ------    ------
     Gross deferred tax assets..............................   2,375     3,031
  Investments...............................................      --      (381)
  Property, plant and equipment.............................    (224)     (298)
                                                              ------    ------
     Net deferred tax asset.................................   2,151     2,352
  Less current deferred tax asset...........................   2,375     3,031
                                                              ------    ------
     Noncurrent deferred income tax liability...............  $  224    $  679
                                                              ======    ======

14. BENEFIT PLANS

  Employee Stock Ownership Plan.

     In January 1993 the Company established an Employee Stock Ownership Plan (the "ESOP") for all full-time employees of the Company who have at least one year of service and are age 18 or older (see Note 3). The Company makes annual contributions to the ESOP at the discretion of the Board. Cash contributions, which are paid in the following year, totaled $1,904,000, $1,961,000 and $2,159,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Shares owned by the ESOP attributable to employees of the Company totaled 2,106,556 and 2,386,741 as of December 31, 1996 and 1997, respectively.

     The Company loaned the ESOP funds to purchase shares of the Company's stock from an existing shareholder in 1993, and the loan was repaid in full during 1995. Loans to the ESOP and the related Home Interiors common stock shares pledged as collateral are reported as a deduction from shareholders' equity in the consolidated balance sheets in accordance with Statement of Position 93-6. As shares are committed-to-be-released from collateral, the Company reports contribution expense equal to the current estimated market value of the committed-to-be-released shares, as determined by an independent appraiser, and records any appreciation in market value over the original purchase price of the shares as additional paid-in capital. Upon repayment of the loan in 1995, all shares were released from collateral. The amount credited to additional paid-in capital in 1995 related to the appreciation in the market price of the released shares totaled approximately $1,576,000 and is included in total contribution expense of $3,480,000 for the year ended December 31, 1995.

     In connection with the Recapitalization, the ESOP was converted into a 401(k) plan.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

  Stock-Based Compensation Plans

     In connection with the Recapitalization, the Company adopted stock option plans for key employees (the "Stock Option Plan") and for unit directors, branch directors and certain other independent contractors (the "Independent Contractor Stock Option Plan "). A trust (the "Stock Option Trust") will hold and under certain circumstances may distribute stock options granted pursuant to the Independent Contractor Stock Option Plan.

     Options under both plans are to be issued at an exercise price equal to the estimated fair market value of Company Common Stock on the date of grant. The option exercise period is specified at the time an option is granted, though not to exceed 10 years. Options granted under both plans in 1998 vest ratably over five years and have a 10 year term; however, if an initial public offering occurs, vesting is accelerated for options issued under the Independent Contractor Stock Option Plan. All options issued to date under both plans have an exercise price of $18.05451, the price per share paid in connection with the Recapitalization. There were no options exercisable under either plan as of September 30, 1998.

Key assumptions utilized in the valuation of options issued under each plan are summarized below:

                                                       STOCK OPTION   INDEPENDENT CONTRACTOR
                                                           PLAN         STOCK OPTION PLAN
                                                       ------------   ----------------------
Expected term........................................    8 years             8 years
Expected dividend yield..............................       0.00%               0.00%
Expected volatility..................................         --               40.06%
Risk-free interest rate..............................       5.63%               5.71%

  Stock Option Plan

     Options for a total of 1,353,924 shares of Company Common Stock are available for grant under the Stock Option Plan to key executives and key employees. Options of 676,962 and 288,080 shares were granted under the plan in June and July 1998, respectively. As the Company Common Stock is not publicly traded, the fair value of options granted to executives and employees was estimated on the date of grant using the Minimum Value method of option pricing and the assumptions set forth above. The fair value approximated $6.50 per option. The Company accounts for options issued under the Stock Option Plan in accordance with the provisions of Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost has been recognized for options issued under the Stock Option Plan. Had compensation cost been determined in accordance with the provisions of SFAS No. 123. "Accounting for Stock-Based Compensation," ("SFAS No. 123") the Company's net income for the nine months ended September 30, 1998 would have been $35,314,000.

  Independent Contractor Stock Option Plan

     Options for a total of 338,481 shares are available for grant to the Stock Option Trust for the benefit of certain Displayers and other independent contractors under the Independent Contractor Stock Option Plan. There were 233,788 and 14,681 options granted in June and July 1998, respectively. The fair value of each stock option granted was estimated on the date of the grant using the Black-Scholes method of option pricing based on the assumptions set forth above. As the Company Common Stock is not publicly traded, a volatility factor for a peer group of public companies was utilized in the Black-Scholes model. The fair value approximated $10.00 per option. The Company accounts for options issued under the Independent Contractor Stock Option Plan in accordance with the provisions of SFAS No. 123. The Company recorded expense of $329,000 related to options issued under the Independent Contractor Stock Option Plan during the nine months ended September 30, 1998.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

15. COMMITMENTS AND CONTINGENCIES

     The Company is engaged in various legal proceedings incidental to its normal business activities. Because most of the claims are covered by insurance, it is management's opinion that the amounts, if any, which ultimately may be due in connection with such lawsuits and claims would not have a material effect upon the Company.

  State Income Taxes

     Various states, in which the Company does not currently file income or franchise tax returns, have occasionally made inquiries to determine whether the Company is subject to their income tax laws. To date, only one such state has made a final assessment, which the Company has settled under protest. The Company continues to believe that its current activities in such states in which it is not filing income or franchise tax returns are exempt from state income or franchise tax under federal law and that no provision for these taxes is necessary.

  Worker's Compensation Requirement

     The Company has designated a $1,300,000 certificate of deposit as a guarantee on a letter of credit in meeting the requirements of the insurance carrier covering the Company's worker's compensation insurance as of December 31, 1996 and 1997. These amounts are included in short-term marketable securities in the consolidated balance sheets.

  Chemical Recycling, Inc.

     In 1989, DWC was named as a PRP based on allegedly having sent 2,640 gallons of waste to the Chemical Recycling, Inc. facility in Wylie, Texas. The Company believes that DWC's share of the total cleanup costs based on a volumetric allocation would be less than one percent. In the future, DWC and the other PRPs, who are jointly and severally liable, may incur additional costs related to the cleanup of hazardous substances at the facility. DWC did not incur any cleanup related costs during 1995, 1996 and 1997 or in the nine months ended September 30, 1998. Because the site has been dormant for several years, the Company does not believe it is probable that any additional costs will be incurred and, accordingly, has not established any accruals for future cleanup costs at this site.

  Materials Recovery Enterprises, Inc.

     In 1997, Homco was named as a PRP based on allegedly having transported hazardous waste to the Materials Recovery Enterprises, Inc. facility in Ovalo, Texas. In the future, Homco and the other PRPs, who are jointly and severally liable, will incur costs related to the cleanup of hazardous substances at the facility. The cleanup of the site is in the early stages. The PRP group has hired an environmental consultant to conduct a remedial investigation and feasibility study, which is expected to be completed in 1999. The Company believes that Homco's share of the total cleanup costs based on a volumetric allocation would be less than one percent. The Company did not incur any cleanup related costs during 1997 or during the nine months ended September 30, 1998 and has not established any accrual for such costs as no determination of the cleanup costs for the site has been made.

  Management Fees

     In conjunction with the Recapitalization, the Company entered into an agreement that requires that the Company to pay a minimum annual management fee to Hicks Muse in an initial amount of $1,000,000, payable quarterly. The management fee will be adjusted annually, but in no event will the fee be less than $1,000,000 or exceed $1,500,000. Management fees incurred during the nine months ended September 30, 1998 totaled $324,000. In addition, if the Board requests Hicks Muse to perform additional financial advisory services in the future, Hicks Muse will be entitled to receive a financial advisory fee.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

     The management agreements with Hicks Muse will terminate on June 4, 2008 or earlier under certain circumstances.

  Employment and Consulting Agreements

     On June 4, 1998, the Company entered into a five-year employment agreement with its former chief executive officer with annual compensation of $200,000, plus reimbursement for certain expenses. The agreement generally requires the Company to pay the former chief executive officer's salary throughout the five-year term unless he voluntarily terminates his employment during such term. The agreement, which contains a covenant not to compete with the Company during the employment term and for three years thereafter, can be voluntarily terminated only by the employee.

     On June 4, 1998, the Company also entered into a one-year consulting agreement with a former employee and former director, pursuant to which he will be paid $200,000 for his consulting services. The agreement also contains a three-year covenant not to compete.

16. RELATED PARTY TRANSACTIONS

     A majority of the Company's inventory purchases are from suppliers whose primary customer is the Company.

     A shareholder and former director of the Company is a partner of a law firm that renders various legal services for the Company. The Company paid the firm approximately $546,000, $395,000 and $269,000 for legal services during 1995, 1996 and 1997, respectively. The Company paid the firm approximately $263,000 and $739,000 during the nine months ended September 30, 1997 and 1998, respectively. Amounts due to the law firm totaled $285,000, $134,000 and $197,000 as of December 31, 1996 and 1997 and September 30, 1998, respectively.

     Another shareholder and former director of the Company owns a company which supplies inventory items to the Company and whose primary customer is the Company. The Company paid the supplier approximately $50,756,000, $46,920,000 and $45,601,000 during 1995, 1996 and 1997, respectively. The Company paid the supplier approximately $29,397,000 and $25,927,000 during the nine months ended September 30, 1997 and 1998, respectively. Amounts due to this supplier totaled $107,000, $2,327,000 and $496,000 as of December 31, 1996 and 1997 and September
30, 1998, respectively.

     The Company owns 21% of the common stock of one of its suppliers whose primary customer is the Company. The investment was purchased on December 31, 1996 from CCP for $1,281,000 and had a balance of $1,461,000 as of December 31, 1997 and September 30, 1998. The Company paid the supplier approximately $13,253,000, $10,589,000 and $10,455,000 during 1995, 1996 and 1997, respectively. The Company paid the supplier approximately $7,090,000 and $7,336,000 during the nine months ended September 30, 1997 and 1998, respectively. Amounts due to this supplier totaled $40,000, $0 and $283,000 as of December 31, 1996 and 1997 and September 30, 1998, respectively.

     In connection with the Recapitalization (see Note 3), CCP acted as a consultant to the Company from July 1997 pursuant to a written consulting agreement, which was cancellable upon 30 days notice, to assist the Company in reviewing proposals for potential transactions in order to select a third party whose objectives were consistent with those of the Company. The Company paid CCP $11,000 per month for its services. The consulting agreement with CCP was terminated in connection with the closing of the Recapitalization in June 1998. Additionally, the Dallas Mavericks, an NBA franchise that was controlled by CCP, leased an athletic facility owned by the Company pursuant to which it paid approximately $37,000 and $40,000 during 1995 and 1996, respectively. The Company also purchased an airplane hangar in Addison, Texas from CCP on December 31, 1996 for approximately $565,000.

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

     In connection with the Spin-Off, the Company and CCP executed a Joint and Mutual Release pursuant to which CCP agreed to indemnify the Company for CCP's share of any deficiencies in consolidated federal income taxes when and to the extent that CCP actually realizes a tax benefit as a result of the adjustment giving rise to such deficiency. In 1995, the Company paid to CCP approximately $900,000 in satisfaction of its obligations under a tax sharing agreement between the Company and CCP related to periods prior to the Spin-Off.

     The Company leased improved real estate from a former officer and director of the Company for $52,000 per year plus reimbursement of expenses during 1995, 1996, 1997 and the three-month period ended March 31, 1998. CCP subleased a portion of the real estate from the Company from June through December 1997 for monthly payments of $2,000. In April 1998, the Company purchased the real estate valued at $1,925,000 in exchange for two airplane hangers with a net book value of $858,000 and cash of approximately $340,000. The real estate was recorded by the Company at an amount equal to the sum of the net book value of the two airplane hangars exchanged and the cash paid.

     During 1995, 1996, 1997 and in the nine months ended September 30, 1998, the Company leased a condominium from a related party for approximately $24,000 per year. The Company also paid a company controlled by former directors of the Company $43,000, $139,000 and $96,000 during 1995, 1996 and 1997, respectively, for its services as a common carrier. The Company paid this common carrier $63,000 and $65,000 during the nine months ended September 30, 1997 and 1998, respectively.

17. CONCENTRATION OF CREDIT RISK

     The Company maintains cash and cash equivalents at financial institutions in excess of federally insured limits.

18. ISSUANCE OF COMMON STOCK

     In October 1997, a former employee of the Company purchased 237,600 shares of Company Common Stock for approximately $430,000 pursuant to an exclusive stock option agreement. The transaction resulted in a tax benefit for the Company of $714,000, which has been credited to additional paid-in capital.

19. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, marketable securities, accounts receivable, accounts payable and other current liabilities approximate fair market value due to their short maturities. The carrying amounts of notes receivable and long-term debt also approximate fair market value as their interest rates are based on current interest rates. Available for sale investments are stated at fair market value based on quoted market prices.

20. YEAR 2000 ISSUES

     As a result of certain computer programs being written using two digits rather than four digits to define the applicable year, any of the Company's computer programs that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in normal business activities.

     The Company is in the process of implementing a new and significantly more sophisticated Computer System, which will replace a significant portion of the Company's existing infrastructure. Substantially all of the hardware and software currently in use at the Company will be eliminated with the implementation of the Computer System. The Company believes that Year 2000 remediation of its infrastructure and its subsidiaries will be complete in all material respects by the end of the first quarter of 1999. The Company is also assessing

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES whether its material non-information technology systems, third party suppliers and service providers, and the technology systems of its subsidiaries are year 2000 compliant. Any delay beyond 1999 in the implementation of the Computer System, or any difficulties in the transition to or effectiveness of the Computer System, could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity. In addition, while the Company believes that remediation of its infrastructure and its subsidiaries will be complete in all material respects by the end of the first quarter of 1999, if some or all of the Company's remediated or replaced internal computer systems fail to correctly distinguish between years before and after Year 2000, or if any software applications critical to the Company's operations are overlooked in the Company's assessment of its Year 2000 compliance, there could be a material adverse effect on the Company's business, financial condition, results of operations and liquidity of a magnitude which the Company presently is not able to predict.

21. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for 1996 and 1997 (in thousands):

                                       MARCH 31    JUNE 30     SEPTEMBER 30    DECEMBER 31
                                       --------    --------    ------------    -----------
For the quarters ended:
  1996
     Net sales......................   $85,799     $104,221      $105,911       $138,368
     Gross profit...................    42,221       51,472        50,416         65,053
     Net income.....................     9,287       12,260        14,556         18,343
  1997
     Net sales......................   $85,784     $122,736      $113,579       $146,746
     Gross profit...................    41,779       60,216        53,841         73,345
     Net income.....................     9,634       17,575        13,216         21,767

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

22. GUARANTOR FINANCIAL DATA

     DWC, GIA, Homco, SVS and PR (the "Guarantors") unconditionally, on a joint and several basis, guarantee the Notes. The Company's other subsidiary, Homco de Mexico, S.A. de C.V., has not guaranteed the Notes. Financial statements for the nonguarantor subsidiary have been omitted because the assets, equity, income and cash flows of the nonguarantor subsidiary are less than 3% of those for the Company on a consolidated basis for all periods presented. Guarantor financial statements on an individual basis are not significant and have been omitted. Accordingly, the following financial information presents the combined financial statements of the Guarantors (in thousands):

  Combined Balance Sheets

                                                                DECEMBER 31,      SEPTEMBER 30,
                                                              -----------------   -------------
                                                               1996      1997         1998
                                                              -------   -------   -------------
                                                                                   (UNAUDITED)
                                            ASSETS

Current Assets:
  Cash and cash equivalents.................................  $27,189   $22,734      $    --
  Inventories...............................................   10,132     9,185       11,254
  Intercompany receivable, net..............................    1,130     1,377       17,195
  Other current assets......................................      463       553          529
                                                              -------   -------      -------
          Total current assets..............................   38,914    33,849       28,978
Property, plant and equipment, net..........................    7,406     7,600        8,525
Other assets................................................    1,204     1,525        1,120
                                                              -------   -------      -------
          Total assets......................................  $47,524   $42,974      $38,623
                                                              =======   =======      =======

                             LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $ 1,086   $ 1,131      $ 2,020
  Income taxes payable......................................      902     1,448        3,383
  Other current liabilities.................................    2,472     2,916        4,343
                                                              -------   -------      -------
          Total current liabilities.........................    4,460     5,495        9,746
Deferred income tax liability...............................      269       254          266
                                                              -------   -------      -------
          Total liabilities.................................    4,729     5,749       10,012
                                                              -------   -------      -------
Commitments and contingencies
Shareholder's equity:
  Common stock..............................................    1,010     1,010        1,010
  Additional paid-in capital                                    9,391     9,592       10,292
  Retained earnings.........................................   32,394    26,623       17,309
                                                              -------   -------      -------
          Total shareholder's equity........................   42,795    37,225       28,611
                                                              -------   -------      -------
          Total liabilities and shareholder's equity........  $47,524   $42,974      $38,623
                                                              =======   =======      =======

                 HOME INTERIORS & GIFTS, INC. AND SUBSIDIARIES

  Combined Statements of Operations

                                                                                 NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                   ---------------------------   -----------------
                                                    1995      1996      1997      1997      1998
                                                   -------   -------   -------   -------   -------
                                                                                    (UNAUDITED)
Net sales........................................  $75,161   $66,741   $77,363   $58,792   $64,297
Cost of goods sold...............................   55,359    49,226    55,931    42,221    46,855
                                                   -------   -------   -------   -------   -------
Gross profit.....................................   19,802    17,515    21,432    16,571    17,442
Selling, general and administrative..............    4,542     4,000     4,038     2,940     3,164
                                                   -------   -------   -------   -------   -------
Operating income.................................   15,260    13,515    17,394    13,631    14,278
Other income, net................................      583       697     1,120       686       665
                                                   -------   -------   -------   -------   -------
Income before income taxes.......................   15,843    14,212    18,514    14,317    14,943
Income taxes.....................................    6,029     5,329     6,686     5,463     5,585
                                                   -------   -------   -------   -------   -------
Net income.......................................  $ 9,814   $ 8,883   $11,828   $ 8,854   $ 9,358
                                                   =======   =======   =======   =======   =======

  Combined Statements of Cash Flows

                                                                                NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                               -----------------------------   -------------------
                                                 1995      1996       1997       1997       1998
                                               --------   -------   --------   --------   --------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
Net income...................................  $  9,814   $ 8,883   $ 11,828   $  8,854   $  9,358
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     1,922     1,592      1,619      1,120      1,320
  (Gains) losses on the sale of assets.......       (12)       (1)      (190)        (1)        58
  Deferred tax expense (benefit).............       (63)       28       (135)        --        (26)
  Appreciation in common stock released to
     ESOP....................................       883        --         --         --         --
  Changes in assets and liabilities:
     Inventories.............................    (1,064)      681        947        618     (2,069)
     Intercompany receivable, net............      (693)      519       (245)    (3,010)   (15,441)
     Other current and non-current assets....       (17)      (38)      (341)      (284)        52
     Income taxes payable....................      (330)     (509)       545       (410)     1,935
     Other current liabilities...............      (177)      390        489      1,404      2,097
                                               --------   -------   --------   --------   --------
          Total adjustments..................       449     2,662      2,689       (563)   (12,074)
                                               --------   -------   --------   --------   --------
          Net cash provided by (used in)
            operating activities.............    10,263    11,545     14,517      8,291     (2,716)
                                               --------   -------   --------   --------   --------
Cash flows from investing activities:
  Purchases of property, plant and equipment,
     net.....................................    (1,201)     (685)    (1,573)    (1,248)    (2,048)
                                               --------   -------   --------   --------   --------
          Net cash used in investing
            activities.......................    (1,201)     (685)    (1,573)    (1,248)    (2,048)
                                               --------   -------   --------   --------   --------
Cash flows from financing activities:
  Dividends paid to parent...................   (14,800)       --    (17,600)   (17,600)   (18,670)
  Capital contributions from parent..........        --        --        201         --        700
                                               --------   -------   --------   --------   --------
          Net cash used in financing
            activities.......................   (14,800)       --    (17,399)   (17,600)   (17,970)
                                               --------   -------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents................................    (5,738)   10,860     (4,455)   (10,557)   (22,734)
Cash and cash equivalents at beginning of
  period.....................................    22,067    16,329     27,189     27,189     22,734
                                               --------   -------   --------   --------   --------
Cash and cash equivalents at end of period...  $ 16,329   $27,189   $ 22,734   $ 16,632   $     --
                                               ========   =======   ========   ========   ========

          ------------------------------------------------------------
          ------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR ANY OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information......................    i
Prospectus Summary.........................    1
Risk Factors...............................   14
The Recapitalization.......................   24
Use of Proceeds............................   25
Capitalization.............................   26
Selected Historical Consolidated Financial    27
  Data.....................................
Unaudited Pro Forma Consolidated Financial    29
  Data.....................................
Management's Discussion and Analysis of       34
  Financial Condition and Results of
  Operations...............................
Business...................................   43
Management.................................   50
Certain Relationships and Related             55
  Transactions.............................
Securities Ownership of Certain Beneficial    58
  Owners and Management....................
Description of Senior Credit Facility......   59
The Exchange Offer.........................   61
Description of New Notes...................   68
Certain Federal Income Tax                    93
  Considerations...........................
Plan of Distribution.......................   97
Legal Matters..............................   98
Experts....................................   98
Index to Consolidated Financial              F-1
  Statements...............................

                            ------------------------

     UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

                       OFFER TO EXCHANGE ALL OUTSTANDING
                          10 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2008
                                      FOR
                          10 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2008
                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                            , 1998
          ------------------------------------------------------------
          ------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation and the Bylaws of the Company and Dallas Woodcraft, Inc., a Texas corporation, Homco, Inc., a Texas corporation, and Spring Valley Scents, Inc., a Texas corporation (collectively, the "Texas Guarantors"), and GIA, Inc., a Nebraska corporation ("GIA"), and the Certificate of Incorporation and Bylaws of Homco Puerto Rico, Inc., a Delaware corporation ("Homco PR"), provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act ("TBCA"), the Nebraska Business Corporation Act ("NBCA") and the General Corporation Law of the State of Delaware ("DGCL"), respectively. Pursuant to the provisions of
Article 2.02-1 of the TBCA, the Company and the Texas Guarantors have the power to indemnify a person who was, is, or is threatened to be named a defendant in a proceeding because the person is or was a director only if it is determined that the director conducted himself in good faith, reasonably believed that his conduct was in the Company's or the Texas Guarantors' best interests (in the case of conduct in his official capacity) or not opposed to the Company's or the Texas Guarantors' best interests (in all other cases) and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Officers may be indemnified to the same extent as directors pursuant to certain sections of Article 2.02-1. The provisions of Sections 21-20,102 and 21-20,108 of the NBCA provide GIA the authority for substantially similar indemnification of directors and officers as does the TBCA. Pursuant to the provisions of Section 145 of the DGCL, Homco PR has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of Homco PR against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify only applies if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Homco PR and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Indemnification is not available if such person has been adjudged to have been liable to the Company, the Texas Guarantors, GIA or Homco PR, unless and only to the extent that the court in which such action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. The Company, the Texas Guarantors, GIA and Homco PR have the power to purchase and maintain insurance for directors and officers. The statutes also expressly provide that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     The above discussion of the Articles of Incorporation and Bylaws of the Company, the Texas Guarantors and GIA, the Certificate of Incorporation and Bylaws of Homco PR, Article 2.02-1 of the TBCA, Sections 20-21,102 and 20-21,108 of the NBCA and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by reference thereto.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Texas Guarantors, GIA and Homco PR pursuant to the foregoing provisions, or otherwise, the Company, the Texas Guarantors, GIA and Homco PR have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company, the Texas Guarantors, GIA and Homco PR will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Merger, dated April 13, 1998,
                            merging Crowley Investments, Inc. into the Company.*
          2.2            -- Articles of Merger, dated June 4, 1998.*
          3.1            -- Articles of Incorporation of the Company, as amended.*
          3.2            -- Bylaws of the Company.*
          3.3            -- Articles of Incorporation of Dallas Woodcraft, Inc.
                            (f/k/a Bo-Mar Manufacturing Co., Inc.)*
          3.4            -- Bylaws of Dallas Woodcraft, Inc. (f/k/a Bo-Mar
                            Manufacturing Co., Inc.)*
          3.5            -- Articles of Incorporation of Homco, Inc. (f/k/a Syroco of
                            Texas, Inc.)*
          3.6            -- Bylaws of Homco, Inc. (f/k/a Syroco of Texas, Inc.)*
          3.7            -- Articles of Incorporation of Spring Valley Scents, Inc.*
          3.8            -- Bylaws of Spring Valley Scents, Inc.*
          3.9            -- Articles of Incorporation of GIA, Inc.*
          3.10           -- Bylaws of GIA, Inc.*
          3.11           -- Certificate of Incorporation of Homco Puerto Rico, Inc.*
          3.12           -- Bylaws of Homco Puerto Rico, Inc.*
          4.1            -- Indenture, dated as of June 4, 1998, among the Company, as issuer, the Guarantors named therein and United States
                            Trust Company of New York, as trustee.*
          4.2            -- Purchase Agreement, dated as of May 28, 1998, among the
                            Company, as issuer, the Guarantors named therein and
                            Bear, Stearns & Co., Inc., Chase Securities, Inc., Morgan
                            Stanley Dean Witter and NationsBanc Montgomery Securities
                            LLC, as initial purchasers.*
          4.3            -- Exchange and Registration Rights Agreement, dated as of
                            June 4, 1998, among the Company, the Guarantors named
                            therein and Bear, Stearns & Co., Inc., Chase Securities,
                            Inc., Morgan Stanley Dean Witter and NationsBanc
                            Montgomery Securities LLC.*
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities registered hereby.+
          8.1            -- Opinion of Weil, Gotshal & Manges LLP regarding certain tax matters.*
         10.1            -- Credit Agreement, dated as of June 4, 1998, among Home
                            Interiors & Gifts, Inc., the Lenders from time to time
                            party thereto, The Chase Manhattan Bank, as syndication
                            agent, National Westminster Bank, PLC, as documentation
                            agent, The Prudential Insurance Company of America, as a
                            co-agent, Societe Generale, as a co-agent, Citicorp USA,
                            Inc., as a co-agent, and Nationsbank, N.A., as
                            administrative agent for the Lenders.*
         10.2            -- Financial Advisory Agreement, dated June 4, 1998, between the Company, Dallas Woodcraft, Inc., GIA, Inc., Homco,
                            Inc., Homco Puerto Rico, Inc., Spring Valley Scents,
                            Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse &
                            Co. Partners, L.P.*
         10.3            -- Monitoring and Oversight Agreement, dated June 4, between the Company, Dallas Woodcraft, Inc., GIA, Inc., Homco,
                            Inc., Homco Puerto Rico, Inc., Spring Valley Scents,
                            Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse &
                            Co. Partners, L.P.*
         10.4            -- Consulting Agreement, dated June 4, 1998, between Company and Ronald L. Carter.*

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         10.5            -- Home Interiors & Gifts, Inc. 1998 Stock Option Plan for
                            Key Employees, dated June 4, 1998.*
         10.6            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Donald J. Carter.*
         10.7            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Donald J. Carter Jr.*
         10.8            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Barbara J. Hammond.*
         10.9            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Christina L. Carter Urschel.*
         10.10           -- Home Interiors & Gifts, Inc., 1998 Stock Option Plan for
                            Unit Directors, Branch Directors and Certain Other
                            Independent Contractors.*
         10.11           -- Home Interiors & Gifts, Inc. 1998 Stock Option Trust,
                            dated June 4, 1998.*
         10.12           -- Agreement, dated February 26, 1997, by and between the
                            Company and Distribution Architects International, Inc.*
         10.13           -- ISDA Master Agreement, dated as of June 25, 1998, by and between NationsBank, N.A. and the Company.*
         10.14           -- Shareholders Agreement, as of June 4, 1998 between
                            Company, Adkins Family Partnership, LTD., M. Douglas
                            Adkins, Estate of Fern Ardinger, Ardinger Family
                            Partnership, LTD., Donald J. Carter, Jr., Linda J.
                            Carter, Ronald Lee Carter, Donald J. Carter, William J.
                            Hendrix, as Independent Special Trustee of the Carter
                            1997 Charitable Remainder Unit Trust, Howard L. Hammond
                            and Barbara J. Hammond, Trustees of the Hammond Family
                            Trust and Christina Lynne Carter Urschel.*
         12.1            -- Computation of Ratio of Earnings to Fixed Charges.*
         21.1            -- Subsidiaries of the Company.*
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinions filed as Exhibit 5.1 and Exhibit 8.1 to the
                            Registration Statement).
         23.2            -- Consent of PricewaterhouseCoopers LLP, independent
                            auditors.+
         24.1            -- Powers of Attorney of directors and executive officers of the Co-Registrants.*
         25.1            -- Statement of Eligibility and Qualification of the United
                            States Trust Company of New York, as trustee, under the
                            Indenture listed as Exhibit 4.1 hereto on Form T-1.*
         27.1            -- Financial Data Schedule for the Nine Months Ended
                            September 30, 1998.*
         27.2            -- Financial Data Schedule for the Year Ended December 31,
                            1997.*
         99.1            -- Form of Letter of Transmittal.*
         99.2            -- Form of Notice of Guaranteed Delivery.*
         99.3            -- Form of Exchange Agent Agreement.*


---------------

 * Previously filed.

 + Filed herewith.

     (b) Financial Statement Schedules:

          All schedules have been omitted since the required information is either not present or not in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Co-Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Co-Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) The undersigned Co-Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 24, 1998.


                                            HOME INTERIORS & GIFTS, INC.

                                            By:  /s/ DONALD J. CARTER, JR.

                                              ----------------------------------
                                                    Donald J. Carter, Jr.
                                                  Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

             /s/ DONALD J. CARTER, JR.                 Director, Chairman of the       November 24, 1998
---------------------------------------------------      Board and Chief Executive
               Donald J. Carter, Jr.                     Officer (principal
                                                         executive officer of the
                                                         Company)

                         *                             Chief Financial Officer         November 24, 1998
---------------------------------------------------      (principal financial and
               Leonard A. Robertson                      accounting officer of the
                                                         Company)

                         *                             Director and President          November 24, 1998
---------------------------------------------------
                Barbara J. Hammond

                         *                             Director and Executive Vice     November 24, 1998
---------------------------------------------------      President
            Christina L. Carter Urschel

                         *                             Director                        November 24, 1998
---------------------------------------------------
                  Thomas O. Hicks

                         *                             Director                        November 24, 1998
---------------------------------------------------
                   Jack D. Furst

                         *                             Director                        November 24, 1998
---------------------------------------------------
              Lawrence D. Stuart, Jr.

                         *                             Director                        November 24, 1998
---------------------------------------------------
                  Daniel S. Dross

                         *                             Director                        November 24, 1998
---------------------------------------------------
                 Sheldon I. Stein

          * By: /s/ DONALD J. CARTER, JR.
   --------------------------------------------
               Donald J. Carter, Jr.
                 Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 24, 1998.


                                            HOMCO, INC.

                                            By:  /s/ DONALD J. CARTER, JR.

                                              ----------------------------------
                                                    Donald J. Carter, Jr.
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

             /s/ DONALD J. CARTER, JR.                 Sole Director and President     November 24, 1998
---------------------------------------------------      (principal executive
               Donald J. Carter, Jr.                     officer)

                         *                             Secretary (principal            November 24, 1998
---------------------------------------------------      financial and accounting
               Leonard A. Robertson                      officer)

          *By: /s/ DONALD J. CARTER, JR.
   ---------------------------------------------
               Donald J. Carter, Jr.
                 Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 24, 1998.


                                            DALLAS WOODCRAFT, INC.

                                            By:  /s/ DONALD J. CARTER, JR.

                                              ----------------------------------
                                                    Donald J. Carter, Jr.
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

             /s/ DONALD J. CARTER, JR.                 Sole Director and President     November 24, 1998
---------------------------------------------------      (principal executive
               Donald J. Carter, Jr.                     officer)

                         *                             Secretary (principal            November 24, 1998
---------------------------------------------------      financial and accounting
               Leonard A. Robertson                      officer)

          *By: /s/ DONALD J. CARTER, JR.
   ---------------------------------------------
               Donald J. Carter, Jr.
                 Attorney-in fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 24, 1998.


                                            SPRING VALLEY SCENTS, INC.

                                            By:  /s/ DONALD J. CARTER, JR.

                                              ----------------------------------
                                                    Donald J. Carter, Jr.
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

             /s/ DONALD J. CARTER, JR.                 Sole Director and President     November 24, 1998
---------------------------------------------------      (principal executive
               Donald J. Carter, Jr.                     officer)

                         *                             Secretary (principal            November 24, 1998
---------------------------------------------------      financial and accounting
               Leonard A. Robertson                      officer)

          *By: /s/ DONALD J. CARTER, JR.
   ---------------------------------------------
               Donald J. Carter, Jr.
                 Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 24, 1998.


                                            GIA, INC.

                                            By:  /s/ DONALD J. CARTER, JR.

                                              ----------------------------------
                                                    Donald J. Carter, Jr.
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

             /s/ DONALD J. CARTER, JR.                 Sole Director and President     November 24, 1998
---------------------------------------------------      (principal executive
               Donald J. Carter, Jr.                     officer)

                         *                             Secretary (principal            November 24, 1998
---------------------------------------------------      financial and accounting
               Leonard A. Robertson                      officer)

          *By: /s/ DONALD J. CARTER, JR.
   ---------------------------------------------
               Donald J. Carter, Jr.
                 Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 24, 1998.


                                            HOMCO PUERTO RICO, INC.

                                            By:  /s/ DONALD J. CARTER, JR.

                                              ----------------------------------
                                                    Donald J. Carter, Jr.
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

             /s/ DONALD J. CARTER, JR.                 Sole Director, and President    November 24, 1998
---------------------------------------------------      (principal executive
               Donald J. Carter, Jr.                     officer)

                         *                             Secretary (principal            November 24, 1998
---------------------------------------------------      financial and accounting
               Leonard A. Robertson                      officer)

          *By: /s/ DONALD J. CARTER, JR.
   ---------------------------------------------
               Donald J. Carter, Jr.
                 Attorney-in-fact

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Merger, dated April 13, 1998,
                            merging Crowley Investments, Inc. into the Company.*
          2.2            -- Articles of Merger, dated June 4, 1998.*
          3.1            -- Articles of Incorporation of the Company, as amended.*
          3.2            -- Bylaws of the Company.*
          3.3            -- Articles of Incorporation of Dallas Woodcraft, Inc.
                            (f/k/a Bo-Mar Manufacturing Co., Inc.)*
          3.4            -- Bylaws of Dallas Woodcraft, Inc. (f/k/a Bo-Mar
                            Manufacturing Co., Inc.)*
          3.5            -- Articles of Incorporation of Homco, Inc. (f/k/a Syroco of
                            Texas, Inc.)*
          3.6            -- Bylaws of Homco, Inc. (f/k/a Syroco of Texas, Inc.)*
          3.7            -- Articles of Incorporation of Spring Valley Scents, Inc.*
          3.8            -- Bylaws of Spring Valley Scents, Inc.*
          3.9            -- Articles of Incorporation of GIA, Inc.*
          3.10           -- Bylaws of GIA, Inc.*
          3.11           -- Certificate of Incorporation of Homco Puerto Rico, Inc.*
          3.12           -- Bylaws of Homco Puerto Rico, Inc.*
          4.1            -- Indenture, dated as of June 4, 1998, among the Company, as issuer, the Guarantors named therein and United States
                            Trust Company of New York, as trustee.*
          4.2            -- Purchase Agreement, dated as of May 28, 1998, among the
                            Company, as issuer, the Guarantors named therein and
                            Bear, Stearns & Co., Inc., Chase Securities, Inc., Morgan
                            Stanley Dean Witter and NationsBanc Montgomery Securities
                            LLC, as initial purchasers.*
          4.3            -- Exchange and Registration Rights Agreement, dated as of
                            June 4, 1998, among the Company, the Guarantors named
                            therein and Bear, Stearns & Co., Inc., Chase Securities,
                            Inc., Morgan Stanley Dean Witter and NationsBanc
                            Montgomery Securities LLC.*
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities registered hereby.+
          8.1            -- Opinion of Weil, Gotshal & Manges LLP regarding certain tax matters.*
         10.1            -- Credit Agreement, dated as of June 4, 1998, among Home
                            Interiors & Gifts, Inc., the Lenders from time to time
                            party thereto, The Chase Manhattan Bank, as syndication
                            agent, National Westminster Bank, PLC, as documentation
                            agent, The Prudential Insurance Company of America, as a
                            co-agent, Societe Generale, as a co-agent, Citicorp USA,
                            Inc., as a co-agent, and Nationsbank, N.A., as
                            administrative agent for the Lenders.*
         10.2            -- Financial Advisory Agreement, dated June 4, 1998, between the Company, Dallas Woodcraft, Inc., GIA, Inc., Homco,
                            Inc., Homco Puerto Rico, Inc., Spring Valley Scents,
                            Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse &
                            Co. Partners, L.P.*
         10.3            -- Monitoring and Oversight Agreement, dated June 4, between the Company, Dallas Woodcraft, Inc., GIA, Inc., Homco,
                            Inc., Homco Puerto Rico, Inc., Spring Valley Scents,
                            Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse &
                            Co. Partners, L.P.*
         10.4            -- Consulting Agreement, dated June 4, 1998, between Company and Ronald L. Carter.*
         10.5            -- Home Interiors & Gifts, Inc. 1998 Stock Option Plan for
                            Key Employees, dated June 4, 1998.*

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         10.6            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Donald J. Carter.*
         10.7            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Donald J. Carter Jr.*
         10.8            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Barbara J. Hammond.*
         10.9            -- Executive Employment Agreement, dated June 4, 1998,
                            between Company and Christina L. Carter Urschel.*
         10.10           -- Home Interiors & Gifts, Inc., 1998 Stock Option Plan for
                            Unit Directors, Branch Directors and Certain Other
                            Independent Contractors.*
         10.11           -- Home Interiors & Gifts, Inc. 1998 Stock Option Trust,
                            dated June 4, 1998.*
         10.12           -- Agreement, dated February 26, 1997, by and between the
                            Company and Distribution Architects International, Inc.*
         10.13           -- ISDA Master Agreement, dated as of June 25, 1998, by and between NationsBank, N.A. and the Company.*
         10.14           -- Shareholders Agreement, as of June 4, 1998 between
                            Company, Adkins Family Partnership, LTD., M. Douglas
                            Adkins, Estate of Fern Ardinger, Ardinger Family
                            Partnership, LTD., Donald J. Carter, Jr., Linda J.
                            Carter, Ronald Lee Carter, Donald J. Carter, William J.
                            Hendrix, as Independent Special Trustee of the Carter
                            1997 Charitable Remainder Unit Trust, Howard L. Hammond
                            and Barbara J. Hammond, Trustees of the Hammond Family
                            Trust and Christina Lynne Carter Urschel.*
         12.1            -- Computation of Ratio of Earnings to Fixed Charges.*
         21.1            -- Subsidiaries of the Company.*
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinions filed as Exhibit 5.1 and Exhibit 8.1 to the
                            Registration Statement).
         23.2            -- Consent of PricewaterhouseCoopers LLP, independent
                            auditors.+
         24.1            -- Powers of Attorney of directors and executive officers of the Co-Registrants.*
         25.1            -- Statement of Eligibility and Qualification of the United
                            States Trust Company of New York, as trustee, under the
                            Indenture listed as Exhibit 4.1 hereto on Form T-1.*
         27.1            -- Financial Data Schedule for the Nine Months Ended
                            September 30, 1998.*
         27.2            -- Financial Data Schedule for the Year Ended December 31,
                            1997.*
         99.1            -- Form of Letter of Transmittal.*
         99.2            -- Form of Notice of Guaranteed Delivery.*
         99.3            -- Form of Exchange Agent Agreement.*


---------------

 * Previously filed.

 + Filed herewith.